Exhibit 4.4

Telenet Finance Luxembourg Notes S.à r.l.
$1,000,000,000 5.500% Senior Secured Notes due 2028
€600,000,000 3.500% Senior Secured Notes due 2028

INDENTURE
Dated as of December 13, 2017

THE BANK OF NEW YORK MELLON, LONDON BRANCH
Trustee and Security Trustee
THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch
Transfer Agent and Registrar
ING BELGIUM SA/NV
Paying and Domiciliary Agent

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TABLE OF CONTENTS
Page
ARTICLE 1
DEFINITIONS

Section 1.01	Definitions 1

Section 1.02	Other Definitions 21

Section 1.03	References to Senior Credit Facility 22

Section 1.04	Rules of Construction 22
ARTICLE 2
THE NOTES

Section 2.01	Form and Dating 23
Section 2.02    Execution and Authentication                            24

Section 2.03	Registrar and Paying Agent 26

Section 2.04	Holders to Be Treated as Owners; Payments of Interest 27

Section 2.05	Paying Agent to Hold Money 27

Section 2.06	Holder Lists 28

Section 2.07	Transfer and Exchange 28

Section 2.08	Replacement Notes 37

Section 2.09	Outstanding Notes 37

Section 2.10	Treasury Notes 37

Section 2.11	Temporary Notes 38

Section 2.12	Cancellation 38

Section 2.13	Defaulted Interest 38

Section 2.14	Common Code or ISIN Number 38

Section 2.15	Deposit of Moneys 39
ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee 39

Section 3.02	Selection of Notes to Be Redeemed or Purchased 39

Section 3.03	Notice of Redemption 40

Section 3.04	Effect of Notice of Redemption 41

Section 3.05	Deposit of Redemption or Purchase Price 41

Section 3.06	Notes Redeemed or Repurchased in Part 42

Section 3.07	Optional Redemption 42

Section 3.08	[Reserved] 45

Section 3.09	Redemption for Changes in Withholding Taxes 45

Section 3.10	Offer to Purchase by Application of Available Disposal Proceeds 46

Section 3.11	[Reserved] 48

Section 3.12	Open Market Purchases of Telenet Loans 48

Section 3.13	Optional Redemption upon Certain Tender Offers 49
ARTICLE 4
COVENANTS

Section 4.01	Payment of Notes 50

Section 4.02	Maintenance of Office or Agency 50

Section 4.03	Information 50

Section 4.04	Compliance Certificate 51

Section 4.05	Taxes 52

Section 4.06	Stay, Extension and Usury Laws 52

i

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Section 4.07	Limitations with Respect to Business Activities of the Issuer 52

Section 4.08	Impairment of Liens 54

Section 4.09	Application of Available Disposal Proceeds 55

Section 4.10	Maintenance of the Existence of the Issuer 55

Section 4.11	Redemption Upon a Change of Control 56

Section 4.12	Minimum Period for Consents under Loan Documents 56

Section 4.13	Payments for Consent 56

Section 4.14	Amendments to Loan Documents to be applied equally to all Telenet
Lenders     57

Section 4.15	Additional Amounts 57

Section 4.16	Additional Collateral Sharing Agreement 60

Section 4.17	Further Instruments and Acts 61

Section 4.18	Listing 61
ARTICLE 5
THE FINCO LOAN AND LIMITED RECOURSE OBLIGATIONS

Section 5.01	The Finco Loans 62

Section 5.02	Limited Recourse Obligations 62
ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01	Events of Default 63

Section 6.02	Acceleration 65

Section 6.03	Other Remedies 65

Section 6.04	Waiver of Past Defaults 66

Section 6.05	Control by Majority 66

Section 6.06	Limitation on Suits 66

Section 6.07	Rights of Holders of Notes to Receive Payment 67

Section 6.08	[Reserved] 67

Section 6.09	Collection Suit by Trustee 67

Section 6.10	Trustee May File Proofs of Claim 67

Section 6.11	Priorities 68

Section 6.12	Undertaking for Costs 68

Section 6.13	Non Petition 68
ARTICLE 7
TRUSTEE

Section 7.01	Duties of Trustee 69

Section 7.02	Rights of Trustee 70

Section 7.03	Individual Rights of Trustee 72

Section 7.04	Trustee’s Disclaimer 72

Section 7.05	Notice of Defaults 72

Section 7.06	Reports by Trustee to Holders of the Notes 73

Section 7.07	Compensation and Indemnity 73

Section 7.08	Replacement of Trustee or Security Trustee 74

Section 7.09	Successor Trustee by Merger, etc. 75

Section 7.10	Eligibility; Disqualification 75

Section 7.11	Preferential Collection of Claims Against Issuer 76

Section 7.12	Contractual Recognition of Bail-In Powers 76

Section 7.13	Tax Matters 77
ARTICLE 8
BELGIAN ISSUER ACCESSION AND FINCO LOAN BORROWER EXCHANGE

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Section 8.01	Belgian Issuer Accession 78

Section 8.02	Conditions of the Belgian Issuer Accession 78

Section 8.03	Miscellaneous 79

Section 8.04	Finco Loans Borrower Exchange. 80
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	To the Senior Credit Facility, the 2017 Finco Accession Agreements or the New Finco Accession Agreements 81

Section 9.02	To this Indenture and the Notes Without Consent of Holders of Notes 83

Section 9.03	To this Indenture and the Notes With Consent of Holders of Notes 85

Section 9.04	Revocation and Effect of Consents 88

Section 9.05	Notation on or Exchange of Notes 88

Section 9.06	Trustee to Sign Amendments, etc. 88
ARTICLE 10
SECURITY

Section 10.01	Notes Security Documents 88

Section 10.02	Release of Note Collateral 89

Section 10.03	Authorization of Actions to Be Taken by the Security Trustee 90

Section 10.04	Authorization of Receipt of Funds by the Security Trustee Under the Notes Security Documents 90

Section 10.05	Waiver of subrogation 90

Section 10.06	Termination of Security Interest 90

Section 10.07	Security Trustee 91

Section 10.08	Liability 91

Section 10.09	Indemnity 91

Section 10.10	Defaults 92

Section 10.11	Communications 92

Section 10.12	Professional Advisers 92

Section 10.13	Own Participation 92

Section 10.14	[Reserved] 93

Section 10.15	[Reserved] 93

Section 10.16	Enforcement Costs 93

Section 10.17	Further Action 93

Section 10.18	Luxembourg Provisions 93
ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge 94

Section 11.02	Application of Trust Money 95
ARTICLE 12
MISCELLANEOUS

Section 12.01	Notices 95

Section 12.02	Communication by Holders of Notes with Other Holders of Notes 97

Section 12.03	Certificate and Opinion as to Conditions Precedent 97

Section 12.04	Statements Required in Certificate or Opinion 98

Section 12.05	Rules by Trustee and Agents 98

Section 12.06	No Personal Liability of Directors, Officers, Employees and Stockholders 98

Section 12.07	Judgment Currency 98

Section 12.08	Governing Law 99

Section 12.09	Submission to Jurisdiction; Appointment of Agent for Service 99

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Section 12.10	No Adverse Interpretation of Other Agreements 99

Section 12.11	Successors 100

Section 12.12	Severability 100

Section 12.13	Counterpart Originals 100

Section 12.14	Table of Contents, Headings, etc. 100

Section 12.15	Prescription 100

Section 12.16	USA PATRIOT Act 100

EXHIBITS
(ATTACHED SEPARATELY HERETO)
Exhibit A    FORM OF GLOBAL NOTE
Exhibit B    FORM OF DEFINITIVE REGISTERED NOTE
Exhibit C    FORM OF CERTIFICATE OF TRANSFER
Exhibit D    FORM OF CERTIFICATE OF EXCHANGE
Exhibit E    FORM OF ACCESSION AGREEMENT

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INDENTURE dated as of December 13, 2017 among Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 2, rue Peternelchen, L-2370 Howald, Luxembourg and registered with the Luxembourg Trade and Companies Register under number B219682, and any successor thereto, The Bank of New York Mellon, London Branch, as trustee and security trustee, The Bank of New York Mellon SA/NV, Luxembourg Branch as transfer agent and registrar and ING Belgium SA/NV, as paying and domiciliary agent.
The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the $1,000,000,000 5.500% Senior Secured Notes due 2028 (the “Dollar Notes”) and the €600,000,000 3.500% Senior Secured Notes due 2028 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”):
ARTICLE 1
DEFINITIONS

Section 1.01	Definitions
“144A Global Note” refers, collectively to, a Dollar 144A Global Note or a Euro 144A Note.
“1940 Act” refers to the United States Investment Company Act of 1940, as amended.
“2017 Telenet Fee Letters” refers, collectively to, the Telenet USD Fee letter and the Telenet EUR Fee Letter.
“2017 Finco Accession Agreements” refers, collectively to, Finco Accession Agreement AJ and Finco Accession Agreement AK.
“2017 Finco Loans” refers, collectively to Finco Loan AJ and Finco Loan AK.
“Account Pledge Agreement” means the agreement in respect of the pledges granted by the Issuer in favor of The Bank of New York Mellon, London Branch as security trustee, and relating to the Issuer's accounts, to be dated the Issue Date.
“Additional Debt” means (i) Public Debt and (ii) other Financial Indebtedness incurred under Credit Facilities, in each case incurred by the Issuer.
“Additional Notes” means the additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01(e) and Section 2.02, as part of the same class as the Initial Notes.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Security Trustee, Registrar, co‑registrar, Transfer Agent, authentication agent or any Paying Agent.
“Applicable Premium” means, in case of the Dollar Notes, the Dollar Applicable Premium and, in case of the Euro Notes, the Euro Applicable Premium.

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“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the X/N Clearing System and the relevant Participants therein (including Euroclear or Clearstream) that apply to such transfer or exchange.
“Authenticating Agent” means each Person authorized pursuant to Section 2.02 to authenticate Notes and any Person authorized pursuant to Section 2.02 to act on behalf of the Trustee to authenticate Notes.
“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Written Instructions to the Agents under the terms of this Indenture.
“Available Disposal Proceeds” with respect to any Disposal Proceeds that are required to be applied to prepay Telenet Additional Facilities pursuant to Clause 10.3 (Mandatory prepayment from disposal proceeds) of the Senior Credit Facility, an amount of such Disposal Proceeds that bears the same proportion to the total Disposal Proceeds as the aggregate principal amount of the Finco Loan or New Finco Loan, as applicable, bears to the aggregate principal amount of all Telenet Loans outstanding under the Senior Credit Facility at such time.
“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.
“Bank Account Collateral” means sums of money held from time to time in all bank accounts of the Issuer.
“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or relevant law in any jurisdiction or organization or similar foreign law (including, without limitation, laws of Belgium and Luxembourg) relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.
“Belgian Borrower” means, as the case may be, the Belgian Issuer, Telenet Group BVBA or another borrower under the Senior Credit Facility that is incorporated under the laws of Belgium.
“Belgian Issuer” means a financing company or designated notes issuer incorporated under the laws of Belgium for the purpose of assuming the Issuer’s rights and obligations under the Notes, this Indenture, the Telenet Loan Documents and the Transaction Documents and any and all successors thereto.
“beneficial owner” has the meaning assigned to such term in Rule 13d‑3 and Rule 13d‑5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.
“BITC” means the Belgian Income Tax Code 1992.

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“Board of Directors” means, (1) with respect to any corporation, the board of directors or managers or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function; provided that (i) if and for so long as the Issuer is a Subsidiary of the Ultimate Parent, any action required to be taken under this Indenture by the Board of Directors of the Issuer can be delegated by decisions of the Board of Directors of the Issuer to the Board of Directors of the Ultimate Parent and (ii) following consummation of a Spin-Off, any action required to be taken under this Indenture by the Board of Directors of the Issuer can be delegated by decisions of the Board of Directors of the Issuer to the Board of Directors of the Spin Parent.
“Book-Entry Interest” means ownership of an interest in a Global Note held by a Participant.
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.
“BRRD Party” means any Agent subject to Bail-in Powers.
“Bund Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such Redemption Date, where:

(1)
“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such Redemption Date to December 1, 2022 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Euro Notes and of a maturity most nearly equal to December 1, 2022; provided, however, that, if the period from such Redemption Date to December 1, 2022 is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the period from such Redemption Date to December 1, 2022, is less than one year, a fixed maturity of one year shall be used;

(2)
“Comparable German Bund Price” means, with respect to any Redemption Date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3)	“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and

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(4)
“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any Redemption Date, the average as determined by the Issuer in good faith of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt am Main, Germany, time on a day no earlier than the third Business Day preceding the date of the delivery of the redemption notice in respect of such Redemption Date.

“Business Day” means (i) in respect of the Euro Notes, each day that the Securities Settlement System, or any successor thereto, is open for business; (ii) in respect of the Dollar Notes, each day that the Securities Settlement System, or any successor thereto, is open for business; provided that such day is not a Saturday, Sunday or other day on which banking institutions in New York, New York, London, England, Brussels, Belgium or Luxembourg are authorized or required by law to close; and (iii) a “Business Day”, as such term is defined in the Senior Credit Facility .
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Cash Equivalents” means:

(1)
securities or obligations, insured or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union as of January 1, 2004 (each a “Qualified Country”) or any agency or instrumentality thereof, in each case, having maturities of not more than 24 months from the date of acquisition thereof;

(2)
securities or obligations issued by any Qualified Country or any political subdivision of any such Qualified Country, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service in any Qualified Country);

(3)	commercial paper issued by any lender party to a Credit Facility or any bank holding company owning any lender party to a Credit Facility;

(4)
commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(5)
time deposits, eurodollar time deposits, bank deposits, certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender party to a Credit Facility or any other bank or trust company (x) having combined capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar equivalent thereof) in the case of non-U.S. banks or (y) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by S&P, or “A-” or the equivalent thereof by Moody’s (or if at the time

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neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency in any Qualified Country);

(6)
auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(7)
repurchase agreements or obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;

(8)
marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million (or U.S. Dollar equivalent thereof) or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(9)	interests in investment companies or money market funds, 95% the investments of which are one or more of the types of assets or instruments described in clauses (1) through (8) above; and

(10)
in the case of investments by the Issuer or any of its Subsidiaries (if any) organized or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such Subsidiary is organized or located or in which such Investment is made, all as conclusively determined in good faith by the Issuer .

“Clearstream” means Clearstream Banking S.A.
“Collateral Sharing Agreement” means the collateral sharing agreement dated as of the Issue Date, between, among others, the Issuer, the Security Trustee and the Trustee, as amended, restated or otherwise modified or varied from time to time.
“Common Depositary” means the NBB, as common depositary hereunder until a successor replaces it and thereafter means the successor serving hereunder.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Issuer.
“Credit Facility” means, one or more debt facilities, arrangements, instruments, trust deeds, note purchase agreements, indentures or commercial paper facilities or overdraft facilities (including, without limitation, the facilities made available under the Senior Credit Facility) with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, notes, bonds, debentures or other Financial Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions or investors and whether provided under the

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Senior Credit Facility or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Financial Indebtedness incurred thereunder or contemplated thereby, (ii) adding additional borrowers or guarantors thereunder, (iii) increasing the amount of Financial Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit B.
“Disposal Proceeds” means certain proceeds of asset disposals with which Telenet Group BVBA and Telenet International Finance are required to prepay, or procure the prepayment of (in either case, unless otherwise waived in accordance with the provisions of the Senior Credit Facility), the Telenet Additional Facilities under the Senior Credit Facility pursuant to the terms of the Senior Credit Facility.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)
is convertible or exchangeable for Financial Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of Telenet Group BVBA, the Initial Telenet Borrower or a Subsidiary of Telenet Group BVBA); or

(3)
is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Telenet Group BVBA to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Senior Credit Facility) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that Telenet Group BVBA may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such

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provision prior to compliance by Telenet Group BVBA with any provisions of the Senior Credit Facility.
“DN Issuer” means any lender under the Senior Credit Facility that is a financing company, a finance subsidiary or a designated notes issuer, and that has funded an Advance (under and as defined in the Senior Credit Facility) using the proceeds from the issuance of senior secured notes.
“DNI Notes” means any senior secured notes issued by any DN Issuer.
“Dollar 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Common Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Dollar Notes sold in reliance on Rule 144A.
“Dollar Applicable Premium” means with respect to a Dollar Note at any Redemption Date prior to December 1, 2022, the excess of: (1) the present value at such Redemption Date of (i) the redemption price of the Dollar Note at December 1, 2022 (such redemption price being described under Section 3.07(b)(3) plus (ii) all required remaining scheduled interest payments due on the Dollar Notes through to December 1, 2022 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points; over (2) the principal amount of the Dollar Note on such Redemption Date.
“Dollar Book-Entry Interest” means a beneficial interest in a Dollar Global Note held by or through a Participant.
“Dollar Definitive Registered Note” means a Definitive Registered Note bearing the Private Placement Legend in a minimum principal amount of $200,000 and integral multiples of $200,000.
“Dollar Global Note” means a Dollar 144A Global Note or a Dollar Regulation S Global Note.
“Dollar Regulation S Global Note” means a Global Note, substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Dollar Notes initially sold in reliance on Rule 903 of Regulation S.
“Early Redemption Event” means a voluntary prepayment of all or any portion of the Finco Loan by Telenet Group BVBA pursuant to Clause 10.5 (Voluntary Prepayment) of the Senior Credit Facility.
“Electronic Means” means the following communications methods: S.W.I.F.T. (Society for Worldwide Interbank Financial Telecommunication) messaging, email, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“Equity Offering” means (1) the distribution of Capital Stock of the Spin Parent in connection with any Spin-Off or (2) a sale of (a) Capital Stock of Telenet Group BVBA or the Initial Telenet Borrower (other than Disqualified Stock), (b) Capital Stock the proceeds of which are contributed as equity share capital to Telenet Group BVBA or the Initial Telenet Borrower or as Subordinated Shareholder Loans or (c) Subordinated Shareholder Loans.

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“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Financial Indebtedness paid into escrow accounts with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any successor web page).
“euro” or “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.
“Euro 144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Common Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Euro Notes initially sold in reliance on Rule 144A.
“Euro Applicable Premium” means with respect to a Euro Note at any Redemption Date prior to December 1, 2022, the excess of: (1) the present value at such Redemption Date of (i) the redemption price of the Euro Note at December 1, 2022 (such redemption price being described under Section 3.07(c)(3) plus (ii) all required remaining scheduled interest payments due on the Euro Notes through to December 1, 2022 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Bund Rate plus 50 basis points; over (2) the principal amount of the Euro Note on such Redemption Date.
“Euro Book-Entry Interest” means a beneficial interest in a Euro Global Note held by or through a Participant.
“Euro Definitive Registered Note” means a Definitive Registered Note bearing the Private Placement Legend in a principal amount of €100,000 and integral multiples of €100,000.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Euro Global Note” means a Euro 144A Global Note or a Euro Regulation S Global Notes.
“European Government Obligations” means any security that is (1) a direct obligation of Ireland, Belgium, the Netherlands, France, The Federal Republic of Germany or any other country that is a member of the European Monetary Union on the Issue Date, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.
“European Union” means the European Union, including member states as of May 1, 2004 but excluding any country which became or becomes a member state of the European Union after May 1, 2004.
“Euro Regulation S Global Note” means a Global Note, substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Common Depositary or its

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nominee, issued in a denomination equal to the outstanding principal amount of the Euro Notes initially sold in reliance on Rule 903 of Regulation S.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Financial Indebtedness” has the meaning ascribed thereto in the Senior Credit Facility as in effect on the Issue Date.
“Finco Accession Agreement AJ” means the $1,000 million additional facility accession agreement to be dated on or about the Issue Date to be entered into between, among others, the Issuer and the Initial Telenet Borrower, substantially in the form of the agreement attached as Annex B to the Offering Memorandum.
“Finco Accession Agreement AK” means the €600 million additional facility accession agreement to be dated on or about the Issue Date to be entered into between, among others, the Issuer and the Initial Telenet Borrower, substantially in the form of the agreement attached as Annex C to the Offering Memorandum.
“Finco Accession Agreements” refers, collectively, to (i) the 2017 Finco Accession Agreements or the New Finco Accession Agreements, as applicable, and (ii) any additional accession agreement to the Senior Credit Facility, or similar instrument or agreement, pursuant to which the Issuer advances the proceeds of the Notes (including any Additional Notes) or Additional Debt into the Telenet Bank Group.
“Finco Loan AJ” means the net proceeds of the offering of the Dollar Notes, together with the fees payable (if any) to the Issuer from the Initial Telenet Borrower under the Telenet USD Fee Letter.
“Finco Loan AK” means the net proceeds of the offering of the Euro Notes, together with the fees payable (if any) to the Issuer from the Initial Telenet Borrower under the Telenet EUR Fee Letter.
“Finco Loans” refers, collectively, to (i) the 2017 Finco Loans or the New Finco Loans, as applicable, and (ii) any additional loans or advances made by the Issuer to a member of the Telenet Bank Group pursuant to a Finco Accession Agreement.
“GAAP” means generally accepted accounting principles in the United States (“U.S. GAAP”).
“Global Note Legend” means the legend set forth in Section 2.07(j)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Common Depositary or a nominee thereof, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.07(c), 2.07(d), 2.07(f) or 2.07(h).
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Financial Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

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“guarantor” means the obligor under a guarantee.
“Holder” means a Person in whose name a Definitive Registered Note is registered on the Register maintained by the Registrar or, in the case of Global Notes, the Common Depositary or its nominee.
“IFRS” means the accounting standards issued by the International Accounting Standards Board as in effect as of the Issue Date or, with respect to Section 4.03, as in effect from time to time; provided that at any date after the Issue Date, the Issuer may make an election to establish that “IFRS” shall mean IFRS as in effect on a date that is on or prior to the date of such election. Except as otherwise expressly provided below or in this Indenture, all ratios and calculations based on IFRS contained in this Indenture shall be computed in conformity with IFRS. At any time after the Issue Date, the Issuer may elect to apply for all purposes of this Indenture, in lieu of IFRS, GAAP, and, upon such election, references to IFRS herein will be construed to mean GAAP as in effect at the Issue Date; provided that (1) all financial statements and reports to be provided, after such election, pursuant to this Indenture shall be prepared on the basis of GAAP as in effect from time to time (including that, upon first reporting its fiscal year results under GAAP, the Issuer shall restate its financial statements on the basis of GAAP for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of GAAP) and (2) from and after such election, all ratios, computations, and other determinations based on IFRS contained in this Indenture shall, at the option of the Issuer, (a) continue to be computed in conformity with IFRS (provided that, following such election, the annual information of the Issuer required by Section 4.03(c) shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such IFRS presentation to the corresponding GAAP presentation of such financial information), or (b) be computed in conformity with GAAP with retroactive effect being given thereto assuming that such election had been made on the Issue Date (or as in effect on such later date as elected pursuant to this definition of IFRS). Thereafter, the Issuer may, at its option, elect to apply IFRS or GAAP and compute all ratios, computations and other determinations based on IFRS or GAAP, as applicable, all on the basis of the foregoing provisions of this definition of IFRS.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors or senior management of the Issuer, qualified to perform the task for which it has been engaged.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Note Collateral” means the (i) Telenet Loan Collateral, (ii) Telenet Fee Letter Collateral, (iii) Telenet Service Agreement Collateral and (iv) Bank Account Collateral.
“Initial Notes” means, collectively, the Euro Notes and the Dollar Notes issued under this Indenture on the Issue Date.
“Initial Telenet Borrower” refers to Telenet International Finance S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 2, rue Peternelchen, L-2370 Howald, and registered with the Luxembourg Trade and Companies Register under number B155066.
“Initial Telenet Loan Collateral” means the Initial Issuer’s rights to and benefit in the Finco Loans (including all rights of the Initial Issuer as a Telenet Lender under the Finance Documents (as defined in the Senior Credit Facility) (including the 2017 Finco Accession

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Agreements and any other Finco Accession Agreements) in respect of which the Initial Issuer has any right, title, benefit and/or interest and the Intercreditor Agreement).
“Intercreditor Agreement” means the intercreditor agreement, as amended, originally entered into on October 10, 2007 among Telenet Group BVBA, the original intercompany creditors party thereto, the original subordinated debtors party thereto, the security providers party thereto, ABN Amro Bank N.V., BNP Paribas S.A. and J.P. Morgan plc, as mandated lead arrangers, the financial institutions party thereto as original lenders, The Bank of Nova Scotia, as facility agent, and KBC Bank NV, as security agent.
“Interest Payment Date” has the meaning given to it in the Notes.
“Issue Date” means the date of first issuance of the Notes.
“Issuer” means (i) Telenet Finance Luxembourg Notes S.à r.l. (the “Initial Issuer”), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg having its registered office at 2, rue Peternelchen, L-2370 Howlad, Luxembourg and registered with the Luxembourg Trade and Companies Register under number B219682 prior to the Belgian Issuer Accession Date and (ii) the Belgian Issuer after the Belgian Issuer Accession Date, as the case may be.
“Issuer’s Other Notes” means any senior secured notes issued by the Issuer (other than the Notes).
“Issuer’s Parent” refers to (i) prior to the Belgian Issuer Accession, Telenet International Finance, and any successor thereto and (ii) following the Belgian Issuer Accession, the direct holding company of the Belgian Issuer, and any successor thereto.
“Joint Venture Parent” means the joint venture entity formed in a Parent Joint Venture Transaction.
“Liberty Global” means Liberty Global plc, with or without its consolidated subsidiaries, as the context requires.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Local GAAP” means generally accepted accounting principles of the jurisdiction of the Issuer as in effect from time to time.
“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by either party.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Majority Lenders” has the meaning ascribed thereto in the Senior Credit Facility.
“Moody’s” means Moody’s Investors Services, Inc.
“NBB” refers to the National Bank of Belgium or any successor thereof.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Shareholder Loans and other capital contributions, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and

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charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“New Bank Account Collateral” means sums of money held from time to time in all bank accounts of the Belgian Issuer.

“New Finco Accession Agreement AJ-B” means the U.S. dollar denominated additional facility accession agreement to be dated the date of the Finco Loans Borrower Exchange to be entered into between, among others, the Belgian Issuer and the Belgian Borrower, substantially in the form of the agreement attached as Schedule 11 of Annex B to the Offering Memorandum.
“New Finco Accession Agreement AK-B” means the euro denominated additional facility accession agreement to be dated the date of the Finco Loans Borrower Exchange to be entered into between, among others, the Belgian Issuer and the Belgian Borrower, substantially in the form of the agreement attached as Schedule 11 of Annex C to the Offering Memorandum.
“New Finco Accession Agreements” means New Finco Accession Agreement AJ-B and New Finco Accession Agreement AK-B.
“New Finco Loan AJ-B” means a loan advanced under the New Finco Accession Agreement AJ-B by the Belgian Issuer to the Belgian Borrower pursuant to the New Finco Accession Agreement AJ-B under the Senior Credit Facility in a principal amount equal to the aggregate principal amount of the Finco Loan AJ then outstanding and upon terms that are substantially identical to the terms of the Finco Loan AJ (including with respect to guarantees and security), other than with respect to the borrower thereof.
“New Finco Loan AK-B” means a loan advanced under the New Finco Accession Agreement AK-B by the Belgian Issuer to the Belgian Borrower pursuant to the New Finco Accession Agreement AK-B under the Senior Credit Facility in a principal amount equal to the aggregate principal amount of the Finco Loan AK then outstanding and upon terms that are substantially identical to the terms of the Finco Loan AK (including with respect to guarantees and security), other than with respect to the borrower thereof.
“New Finco Loans” refers, collectively to New Finco Loan AJ-B and New Finco Loan AK-B.
“New Note Collateral” means (i) the New Telenet Loan Collateral, (ii) the New Telenet Service Agreement Collateral and (iii) the New Bank Account Collateral.
“New Telenet Loan Collateral” means the Belgian Issuer’s rights to and benefit in the Finco Loans or the New Finco Loans, as applicable, (including the 2017 Finco Accession Agreements and any other Finco Accession Agreements) in respect of which the Belgian Issuer has any right, title, benefit and/or interest and the Intercreditor Agreement.

“New Telenet Service Agreement” means the service agreement by and among the Belgian Borrower and the Belgian Issuer in respect of the reimbursement by the Belgian Borrower of certain ongoing obligations of the Issuer.
“New Telenet Service Agreement Collateral” the Belgian Issuer’s rights under the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, (excluding the Belgian Issuer’s rights to be indemnified in respect of fees, costs, expenses and any other amounts payable to parties that do not benefit from the security interests in the New Note Collateral).

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“New Transaction Documents” means the Collateral Sharing Agreement, the New Telenet Service Agreement and the New Finco Accession Agreements.
“Note Collateral” refers to the (i) Initial Note Collateral prior to the Belgian Issuer Accession and (ii) New Note Collateral after the Belgian Issuer Accession, as the case may be, together with any other rights, property and assets over which security is granted to secure the Notes pursuant to the Notes Security Documents.
“Notes” has the meaning assigned to it in the preamble to this Indenture. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Notes Security Documents” means (i) the Account Pledge Agreement and the Security Assignment and each other document evidencing the security interests granted over the Initial Note Collateral and any other agreement or instrument from time to time governing a grant of a security interest permitted under this Indenture to secure the obligations under the Notes prior to the Belgian Issuer Accession and (ii) any agreement or instrument entered into to grant the New Note Collateral after the Belgian Issuer Accession, as the case may be.
“obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities or amounts payable under the documentation governing any Financial Indebtedness .
“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.
“Offering Memorandum” means the final Offering Memorandum, dated November 29, 2017, relating to the offering of the Notes.
“Officer” of any Person means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, Deputy Chief Financial Officer, the President, any Vice President, any Managing Director, any Director, any Board Member, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, or any authorized signatory of such Person.
“Officer’s Certificate” means a certificate signed by one or more Officers.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Issuer and/or a member of the Telenet Group (and may include employees of the Issuer or a member of the Telenet Group) and who is reasonably acceptable to the Trustee.
“outstanding” with respect to the Notes has the meaning given to it in Section 2.09.
“Parent” means (i) the Ultimate Parent, (ii) any Subsidiary of the Ultimate Parent of which Telenet Group BVBA is a Subsidiary on the Issue Date, (iii) any other Person of which Telenet Group BVBA at any time is or becomes a Subsidiary after the Issue Date (including, for the avoidance of doubt, the Spin Parent and any Subsidiary of the Spin Parent following any Spin-Off) and (iv) any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.
“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Parent or issuance or sale of shares of a Parent to one or more entities which are not Affiliates of the Ultimate Parent, including the Parent Joint Venture Transactions.
“Parent Joint Venture Holders” means the holders of the share capital of the Joint Venture Parent.

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“Participant” means, with respect to the X/N Clearing System, a Person (including Euroclear and Clearstream) who has an account with the X/N Clearing System.
“Paying and Domiciliary Agency Agreement” refers to the paying and domiciliary agency agreement, dated on or around the Issue Date, between the Issuer, the Trustee and the Paying and Domiciliary Agent.
“Paying and Domiciliary Agent” refers to ING Belgium SA/NV in Brussels as the paying and domiciliary agent and any successor or replacement.
“Permitted Issuer Liens” means:

(1)
Liens for taxes, assessments or government charges or levies on the assets of the Issuer if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings;

(2)
Liens arising out of judgments, decrees, orders or awards so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(3)	Liens created for the benefit of (or to secure) the Notes, including any Additional Notes (including any Liens granted pursuant to the Notes Security Documents);

(4)	Liens on the Note Collateral to secure Additional Notes and/or any Additional Debt;

(5)	Liens granted to the Trustee and/or the Security Trustee for its compensation and indemnities pursuant to this Indenture;

(6)
Liens arising solely by virtue of any statutory or common law provisions or customary business provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; and

(7)
Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Financial Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Financial Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Financial Indebtedness and are held in escrow accounts or similar arrangements to be applied for such purpose.

“Permitted Issuer Maintenance Payments” means amounts paid to a direct or indirect Parent of the Issuer to the extent required to permit such Parent to pay reasonable amounts required to be paid by it to maintain the Issuer’s corporate existence and to pay reasonable accounting, legal, management and administrative fees and other bona fide operating expenses.
“Person” means any individual, corporation, partnership, joint venture, association, joint‑stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or other entity.

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“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
“Private Placement Legend” means the legend set forth in Section 2.07(j)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Public Debt” means any Financial Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the U.S. Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the U.S. Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. The term “Public Debt”: (a) shall not include the Notes (or any Additional Notes) and (b) for the avoidance of doubt, shall not be construed to include any Financial Indebtedness issued to institutional investors in a direct placement of such Financial Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Financial Indebtedness under the Senior Credit Facility, commercial bank or similar Financial Indebtedness, capitalized lease obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering”.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Purchaser” means a “qualified purchaser” within the meaning of section 2(a)(51) of, and Rules 2a51-1, 2a51-2 and 2a51-3 under the 1940 Act.
“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to this Indenture, the date fixed for such redemption.
“Regulation S” means Regulation S promulgated under the U.S. Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the nominee of the Common Depositary, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, in each case, with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

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“Rule 144” means Rule 144 promulgated under the U.S. Securities Act.
“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.
“Rule 903” means Rule 903 promulgated under the U.S. Securities Act.
“Rule 904” means Rule 904 promulgated under the U.S. Securities Act.
“S&P” means Standard & Poor’s Investors Ratings Services.
“SEC” means the United States Securities and Exchange Commission.
“Securities Settlement System” means, the settlement system recognized or approved in accordance with Articles 3 to 13bis of the Law of January 2, 1991 on the market of public debt securities and the monetary policy instruments, as amended, and the Law of August 6, 1993 on transactions in certain securities and its implementing decrees as amended from time to time which is currently the Securities Settlement System operated by the NBB.
“Security Assignment” means the assignment of the Telenet Fee Letters Collateral, the Telenet Loan Collateral and the Telenet Service Agreement Collateral by the Issuer in favor of the Security Trustee to be dated the Issue Date.
“Security Trustee” means The Bank of New York Mellon, London Branch, acting as security trustee pursuant to this Indenture, the Notes Security Documents and the Collateral Sharing Agreement or any successor or replacement Security Trustee, acting in such capacity.
“Senior Credit Facility” means the Senior Secured Credit Facility Agreement dated August 1, 2007 (as amended and/or restated by supplemental agreements dated August 22, 2007, September 11, 2007, October 8, 2007, June 23, 2009, August 25, 2009, October 4, 2010, November 2, 2015, May 2, 2016, November 3, 2016, November 22, 2016, April 4, 2017, May 15, 2017, August 10, 2017 and as may be further amended, restated, supplemented or otherwise modified from time to time) between, inter alios, Telenet BVBA, the obligors listed therein, The Bank of Nova Scotia, as facility agent, and KBC Bank NV, as security agent.
“Senior Credit Facility Amendments” means the amendments set forth in Schedules 4, 5, 6, 7, 8, 9 and 10 to the 2017 Finco Accession Agreements or Schedules 4, 5, 6, 7, 8, 9 and 10 of the New Finco Accession Agreements, as applicable.
“Senior Facility Guarantors” means the guarantors under the Senior Credit Facility.
“Spin Parent” means the Person the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off.
“Spin-Off” means a transaction by which all outstanding ordinary shares of Telenet Group BVBA or a Parent of Telenet Group BVBA directly or indirectly owned by the Ultimate Parent are distributed (x) to all of the Ultimate Parent’s shareholders or (y) all of the shareholders comprising one or more group of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of shares in a company holding Telenet Group BVBA’s shares or a Parent’s shares.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Financial Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Financial Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

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“Subordinated Shareholder Loans” shall have the meaning ascribed to such term in the Senior Credit Facility.
“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.
“Telenet Additional Facilities” has the meaning ascribed thereto in the Senior Credit Facility.
“Telenet BVBA” means Telenet BVBA (formerly Telenet BidCo NV and subsequently Telenet NV) and any successor (by merger, consolidation, transfer, conversion of legal form or otherwise) to all or substantially all of its assets.
“Telenet Facility Agent” means The Bank of Nova Scotia, acting as facility agent pursuant to the Senior Credit Facility or any successor or replacement Telenet Facility Agent, acting in such capacity.
“Telenet Fee Letters” refers, collectively, to the 2017 Telenet Fee Letters and any additional fee letter between the Issuer and a member of the Telenet Bank Group, relating to the payment of certain fees to the Issuer and pursuant to which the Issuer will allocate a portion of such fees equal to the original issue discount (if any) on Additional Notes or Additional Debt to the relevant member of the Telenet Bank Group under the relevant Finco Accession Agreement.
“Telenet Fee Letter Collateral” means the Issuer’s rights under the Telenet Fee Letters.
“Telenet Group” refers to Telenet Group Holding NV and its subsidiaries from time to time.
“Telenet Group BVBA” means Telenet Group BVBA (formerly BASE Company NV) and any successor (by merger, consolidation, transfer, conversion of legal form or otherwise) to all or substantially all of its assets.
“Telenet International Finance” means Telenet International Finance S.à. r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 2, rue Peternelchen, L-2370 Howald and registered with the Luxembourg Trade and Companies Register under number B 155066, and any successor (by merger, consolidation, transfer, conversion of legal form or otherwise) to all or substantially all of its assets.
“Telenet Lender” and “Telenet Lenders” means a lender or lenders under the Senior Credit Facility from time to time.
“Telenet Loan Collateral” refers to (i) the Initial Telenet Loan Collateral prior to the Belgian Issuer Accession and (ii) the New Telenet Loan Collateral after the Belgian Issuer Accession, as the case may be.

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“Telenet Loan Documents” means the Senior Credit Facility and any other agreements designated a “finance document” under the Senior Credit Facility.
“Telenet Loans” means advances extended to the Initial Telenet Borrower or the Belgian Borrower, as applicable, Telenet BVBA, Telenet Group BVBA and/or any other borrower under the Senior Credit Facility pursuant to a “Loan” as defined in the Senior Credit Facility.
“Telenet Security Agent” means KBC Bank NV, acting as security agent pursuant to the Senior Credit Facility or any successor or replacement Telenet Security Agent, acting in such capacity.
“Telenet Service Agreement” refers collectively to (i) the service agreement dated the Issue Date by and among the Issuer, Telenet International Finance and Telenet Group BVBA, and (ii) the New Telenet Service Agreement, in respect of the reimbursement by Telenet International Finance of certain ongoing obligations of the Issuer.
“Telenet Service Agreement Collateral” means the Issuer’s rights under the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, (excluding the Issuer’s rights to be indemnified in respect of fees, expenses and any other amounts payable to parties that do not benefit from the security interests in the Note Collateral).
“Telenet EUR Fee Letter” means the fee letter between the Issuer, the Initial Telenet Borrower and Telenet Group BVBA relating to the payment by the Initial Telenet Borrower of certain up-front fees to the Issuer, with respect to the Dollar Notes.
“Telenet USD Fee Letter” means the fee letter between the Issuer, the Initial Telenet Borrower and Telenet Group BVBA relating to the payment by the Initial Telenet Borrower of certain up-front fees to the Issuer, with respect to the Euro Notes.
“The Bank of New York Mellon Group” means the group comprising The Bank of New York Mellon and its affiliates.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa‑77bbbb).
“Transaction Documents” means, collectively, the Finco Accession Agreements, the Telenet Fee Letters, the Collateral Sharing Agreement and the Telenet Service Agreements.
“Treasury Rate” means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available on a day no earlier than two Business Days prior to the date of the delivery of the redemption notice in respect of such Redemption Date (or, if such statistical release is not so published or available, any publicly available source of similar market date selected by the Issuer in good faith)) most nearly equal to the period from the Redemption Date to December 1, 2022; provided, however, that if the period from the Redemption Date to December 1, 2022 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by the Issuer by a linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Redemption Date to December 1, 2022 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.
“Trustee” means The Bank of New York Mellon, London Branch until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

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“Ultimate Parent” means (1) Liberty Global and any and all successors thereto or (2) upon consummation of a Spin-Off, “Ultimate Parent” will mean the Spin Parent and its successors, and (3) upon consummation of a Parent Joint Venture Transaction, “Ultimate Parent” will mean each of the top tier Parent entities of the Joint Venture Holders and their successors.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“U.S. dollar” or “$” means the lawful currency of the United States of America.
“U.S. Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the U.S. Securities Act.
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.
“U.S. Securities Act” means the United States’ Securities Act of 1933, as amended, as amended, and the rules and regulations promulgated pursuant thereto.
“Written Instructions” means any written notices, directions or instructions (including, for the avoidance of doubt, by Electronic Means) received by the Agents from an Authorized Person or from a person reasonably believed by the Agents to be an Authorized Person.
“X Account” means an exempt securities account with the X/N Clearing System.
“X/N Clearing System” means the X/N securities settlement system operated by the NBB and any successor thereto.
“X/N Eligible Investors” refers to those entities referred to in article 4 of the Belgian Royal Decree of 26 May 1994 on the deduction of withholding tax (koninklijk besluit van 26 mei 1994 over de inhouding en de vergoeding van de roerende voorheffing/arrêté royal du 26 mai 1994 relatif à la perception et à la bonification du précompte mobilier) which include:
(a)    Belgian resident companies referred to in article 2, §1, 5°, b) of the BITC;
(b)    without prejudice to the application of article 262, 1° and 5° of the BITC, the institutions, associations or companies referred to in article 2, § 3, of the law of 9 July 1975 on the supervision of insurance companies, other than those referred to in 1° and 3°;
(c)    the semi-public (“parastate”) social security agencies, or agencies equivalent thereto, referred to in article 105, 2°, of the royal decree implementing the BITC (“RD/BITC”);
(d)    the non-resident investors referred to in article 105, 5° of the RD/BITC;
(e)    the investment funds recognized in the framework of pension savings referred to in article 115 of the RD/BITC;
(f)    the taxpayers referred to in article 227, 2°, of the BITC who are subject to the tax on non-residents in accordance with article 233 of the BITC and who have used the income producing capital for the exercise of their professional activity in Belgium;

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(g)    the Belgian State, for its investments which are exempt from the withholding tax on income from movable assets, in accordance with article 265 of the BITC;
(h)    collective investment undertakings governed by foreign law which have joint assets managed by a management company on behalf of the participants, when their right of participation are not publicly issued in Belgium and are not marketed in Belgium;
(i)    resident companies not referred to under (a) whose sole or main activity consists in the granting of credits and loans.

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Section 1.02	Other Definitions.

Defined in
Term	Section
“Accession Agreement”	8.01
“Additional Amounts”	4.15
“Additional Collateral Sharing Agreement”	4.16
“Asset Sale Offer”	4.09
“Asset Sale Offer Amount”	3.10
“Asset Sale Offer Period”	3.10
“Asset Sale Purchase Date”	3.10
“Authentication Order”	2.02
“Authorized Agent”	12.09
“Belgian Issuer Accession Notice”	8.01
“Belgian Issuer Accession”	8.01
“Belgian Issuer Accession Date”	8.03
“Called Notes”	11.01
“Change of Control”	4.11
“Commitments”	9.01
“CSA Enforcement Event”	6.03
“Dollar Called Notes”	11.01
“Dollar Notes”	Preamble
“Equity Offering Early Redemption Proceeds”	3.07
“Euro Called Notes”	11.01
“Euro Notes	Preamble
“Event of Default”	6.01
“Excess Early Redemption Proceeds”	3.07
“Finco Loans Borrower Exchange”	8.04
“ICA Accession”	8.01
“Initial Reporting Standard”	4.03
“International Stock Exchange”	4.18
“Issuer Tax Event”	4.15
“Judgment Currency”	12.07
“Luxembourg Paying Agent”	2.03
“New Reporting Standard”	4.03
“Noteholder Consent”	9.01
“Paying Agent”	2.03
“Payor”	4.15
“Register”	2.03
“Registrar”	2.03
“Regular Record Date”	2.04
“Relevant Tax Jurisdiction”	4.15
“Required Currency”	12.07
“Senior Credit Facility Decision”	9.01

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Defined in
“Taxes”	4.15
“Tax Redemption Date”	3.09
“Telenet Event of Default”	6.01
“Transfer Agent”	2.03
“Transfer Agreement”	8.01

Section 1.03	References to Senior Credit Facility
Whenever this Indenture refers to the numbered clauses or Sections of the Senior Credit Facility, such reference shall be to such clauses or Sections as numbered on the Issue Date and, in the event the Senior Credit Facility is amended or supplemented after the Issue Date, such reference shall be to any substantially similar clause or Section after such amendment or supplement whether numbered the same or differently after such amendment or supplement.

Section 1.04	Rules of Construction
(a)    Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)	“will” shall be interpreted to express a command;

(6)	provisions apply to successive events and transactions; and

(7)	references to Sections of or rules under the U.S. Securities Act will be deemed to include substitute, replacement of successor Sections or rules adopted by the SEC from time to time.
(b)    In this Indenture, where it relates to a company established under the laws of Luxembourg, a reference to:

(1)
a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(2)	a receiver, administrative receiver, administrator or the like includes without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur;

(3)	a security interest includes any hypothèque, nantissement, gage, privilege, sûreté réelle, droit de rétention and any type of real security or agreement or

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arrangement having a similar effect and any transfer of title by way of security; and

(4)	a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).
ARTICLE 2
THE NOTES

Section 2.01	Form and Dating
(a)    Global Notes. Dollar Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Dollar 144A Global Notes, duly executed by the Issuer, and authenticated by the Trustee or its Authenticating Agent as hereinafter provided. Dollar Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Dollar Regulation S Global Notes, duly executed by the Issuer and authenticated by the Trustee or its Authenticating Agent as hereinafter provided. Euro Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Euro 144A Global Notes, duly executed by the Issuer, and authenticated by the Trustee or its Authenticating Agent as hereinafter provided. Euro Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Euro Regulation S Global Notes, duly executed by the Issuer and authenticated by the Trustee or its Authenticating Agent as hereinafter provided. Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby shall from time to time be reduced or increased, as appropriate, by the Paying and Domiciliary Agent to reflect exchanges, repurchases, redemptions and transfers of interests therein, in accordance with the terms of this Indenture and the Paying and Domiciliary Agency Agreement.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
Ownership of interests in the Global Notes will be limited to Participants and Indirect Participants that will hold such Global Notes in an X-Account. Book‑Entry Interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book‑entry form by the X/N Clearing System and its Participants. The Applicable Procedures shall be applicable to Book‑Entry Interests in Global Notes.
Except as set forth in Section 2.07(a), the Global Notes may be transferred, in whole and not in part, only to a nominee or a successor of the Common Depositary.
(b)    Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book‑Entry Interest or a Definitive Registered Note, or in exchange for a Book‑Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.
(c)    Book‑Entry Provisions. Neither Participants nor Indirect Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Common Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Paying and Domiciliary Agent or any Agent from giving effect to any written certification, proxy or other authorization furnished by Participants or Indirect Participants or impair, as between Participants or Indirect Participants, the operation of customary practices of the X/N Clearing System (and any relevant Participants therein, including Euroclear or

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Clearstream) governing the exercise of the rights of an owner of a beneficial interest in any Global Note.
(d)    Note Forms. The Global Notes and the Definitive Registered Notes shall be issuable only in registered form, substantially in the forms set forth as Exhibit A and Exhibit B hereto, respectively. The Euro Notes shall be issued without coupons and only in denominations of at least €100,000 and in integral multiples of €100,000 in excess thereof. The Dollar Notes shall be issued without coupons and only in denominations of at least $200,000 and in integral multiples of $200,000 in excess thereof.
(e)    Additional Notes. From time to time after the Issue Date the Issuer may issue Additional Notes under this Indenture. Any Additional Notes issued as provided for herein will be treated as a single class and as part of the same series as the Initial Notes for all purposes (including voting) under this Indenture. As a condition to issuance of Additional Notes by the Issuer pursuant to this Indenture, Telenet International Finance will enter into one or more accession agreements under the Senior Credit Facility, each of which will constitute a Finco Accession Agreement for purposes of this Indenture and related documents. The proceeds of any such Additional Notes will be loaned to Telenet International Finance pursuant to a loan under such Finco Accession Agreement, and each such loan will constitute a “Finco Loan” for purposes of this Indenture and related documents.
(f)    Dating. Each Note shall be dated the date of its authentication.

Section 2.02	Execution and Authentication
At least one Officer of the Issuer must sign the Notes for such Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated or at any time thereafter, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Authenticating Agent. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Authenticating Agent shall authenticate the Dollar Notes on the Issue Date in an aggregate principal amount of $1,000,000,000 and the Euro Notes on the Issue Date in an aggregate principal amount of €600,000,000, upon receipt of an authentication order signed by at least one Officer of the Issuer directing the Authenticating Agent to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (an “Authentication Order”). The Authenticating Agent shall authenticate Additional Notes upon receipt of an Authentication Order relating thereto. Each Note shall be dated the date of its authentication.
The Trustee may authenticate Notes as the Issuer’s Authenticating Agent. The Trustee may appoint an additional Authenticating Agent or Agents acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. Such Authenticating Agent shall have the same rights as the Trustee in any dealings hereunder with any of the Issuer’s Affiliates.
Notes authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated hereunder by the Trustee, and every reference in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication shall be deemed to include

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authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Issuer and shall at all times be a corporation organized and doing business under, or licensed to do business pursuant to, the laws of the United States of America (including any State thereof or the District of Columbia) or a jurisdiction in the European Union and authorized under such laws to act as Authenticating Agent, subject to supervision or examination by governmental authorities, if applicable. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 2.02, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 2.02.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided that such corporation shall be otherwise eligible under this Section 2.02, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and the Issuer. Each of the Trustee and the Issuer may at any time terminate the agency of an Authenticating Agent by giving written notice of the termination to that Authenticating Agent and the Issuer or the Trustee, as the case may be. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 2.02, the Trustee may appoint a successor Authenticating Agent acceptable to the Issuer. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all of the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 2.02.
The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 2.02.
If an Authenticating Agent is appointed with respect to the Notes pursuant to this Section 2.02, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:
“This is one of the Notes referred to in the within‑mentioned Indenture.
[NAME OF AUTHENTICATING AGENT],
as Authenticating Agent
By: ________________________
Authorized Signatory”
In authenticating the Notes hereunder, the Trustee or the Authenticating Agent, as applicable, shall be entitled to receive and shall be fully protected in relying upon (i) an Opinion of Counsel substantially to the effect that (A) the Notes are in the form contemplated by this Indenture and (B) this Indenture and such Notes have been duly authorized, executed, issued and delivered by the Issuer and constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (ii) an Officer’s Certificate stating, to the best knowledge of the signer of such certificate, that no event which is, or after notice or

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lapse of time would become, an Event of Default with respect to any of the Notes shall have occurred and be continuing.

Section 2.03	Registrar and Paying Agent
For so long as the Notes are deposited with the X/N Clearing System, (i) the Issuer shall maintain one or more paying and domiciliary agent (the “Paying and Domiciliary Agent”), which shall initially be ING Belgium SA/NV in Brussels, at whose office the Notes may be presented for registration of transfer or for exchange and where the Notes may be presented for payment; (ii)(a) payments in respect of the Dollar Notes shall be made through direct Participants in the X/N Clearing System, which shall in turn distribute such payments in accordance with their Applicable Procedures and (b) payments in respect of the Euro Notes shall be made through the X/N Clearing System in accordance with its Applicable Procedures; and (iii) in accordance with the terms of the Paying and Domiciliary Agency Agreement, (a) the Issuer shall make payments due on the Dollar Notes to any direct Participants in the X/N Clearing System, which shall in turn distribute such payments in accordance with its Applicable Procedures and (b) the Issuer shall make payments due on the Euro Notes to the Paying and Domiciliary Agent, for further credit to Euroclear, Clearstream or any other direct Participant in the X/N Clearing System, which shall in turn distribute such payments in accordance with their Applicable Procedures. For so long as the Notes are admitted to the official list of the Luxembourg Stock Exchange and trading on its Euro MTF Market, and so long as the rules of the Luxembourg Stock Exchange so require, the Issuer will also maintain such an office or agency in Luxembourg where the Notes may be presented for registration of transfer or for exchange and where the Notes may be presented for payment (the “Luxembourg Paying Agent”). The Issuer may act as Luxembourg Paying Agent.
The Issuer shall maintain an office or agency where Definitive Registered Notes may be presented for registration of transfer or for exchange (a “Transfer Agent”) and where Definitive Registered Notes may be presented for payment (each, a “Paying Agent”). The Issuer may, in its sole discretion, elect to act as Paying Agent or appoint a Paying Agent to act on its behalf. The Issuer will also maintain a registrar (the “Registrar”). The Registrar will maintain a register (the “Register”) reflecting ownership of the Definitive Registered Notes outstanding from time to time; the Paying Agent will effect payments on, and the Transfer Agent will facilitate transfers of, Definitive Registered Notes on behalf of the Issuer.
The parties hereto acknowledge that the Issuer has appointed (i) The Bank of New York Mellon SA/NV, Luxembourg Branch, at Vertigo Building, Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg, as the Registrar and Transfer Agent with respect to the Definitive Registered Notes and (ii) ING Belgium SA/NV, Avenue Marnix 24, B-100, Brussels, Belgium, as the Paying and Domiciliary Agent. The Issuer acknowledges that The Bank of New York Mellon SA/NV, Luxembourg Branch, and ING Belgium SA/NV, have accepted such respective appointments. So long as The Bank of New York Mellon SA/NV, Luxembourg Branch and ING Belgium SA/NV serve in any of the capacities referred to in this Section, Section 7.07 shall apply to them as if they were Trustee hereunder.
The Issuer may appoint one or more Paying Agents and the term “Paying Agent” shall include any such Paying Agent so appointed, as applicable. Upon notice to the Trustee, the Issuer may change or appoint any Paying Agent, Paying and Domiciliary Agent, Registrar or Transfer Agent and the Issuer may act as the Paying Agent, Registrar or Transfer Agent. The Issuer may enter into one or more additional agency agreements with any Paying Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Paying Agent.
The Issuer shall notify the Trustee of the name and address of any Agent appointed after the Issue Date.

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Any Notice to be given under this Indenture or under the Notes by the Trustee or the Issuer to the Holders of Definitive Registered Notes shall be mailed by first‑class mail to each Holder of Notes at their address as it appears at the time of such mailing in the Register. Any Notice to be given under this Indenture or under the Notes by the Paying and Domiciliary Agent to the Holders of Global Notes shall be delivered in accordance with Section 12.01.

Section 2.04	Holders to Be Treated as Owners; Payments of Interest
(a)    Except as otherwise ordered by a court of competent jurisdiction or required by applicable law, the Issuer, the Paying Agents, the Paying and Domiciliary Agent, the Registrar, the Trustee, the Transfer Agent and any agent of the Issuer, any Paying Agent, Paying and Domiciliary Agent, the Registrar, the Trustee or the Transfer Agent shall deem and treat the Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal, premium or interest on such Note and for all other purposes (including voting and consents and enforcement of the Notes Security Documents), provided that, with respect to any payment on the Dollar Global Notes, such payment will be made directly by the Issuer to the Participants in accordance with this Indenture; and neither the Issuer, any Paying Agent, Paying and Domiciliary Agent, the Registrar, the Trustee, the Transfer Agent nor any agent of the Issuer, any Paying Agent, Paying and Domiciliary Agent, the Registrar, the Trustee, or the Transfer Agent shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.
(b)    Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Paying and Domiciliary Agent or the Agents from giving effect to any written certification, proxy or other authorization furnished to the X/N Clearing System, its Participants or Indirect Participants or their nominees or impair, as between the X/N Clearing System, its Participants or Indirect Participants or their respective nominees, any other person, the operation of customary practices of such persons governing the exercise of the rights of a Holder.
(c)    A Holder of a Note at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.13. The term “Regular Record Date” as used with respect to any Interest Payment Date for the Notes shall mean the date specified as such in the Notes.
(d)    A certificate representing a Note may be issued at the request and exclusive costs of the Holder but this certificate does not constitute a proof of ownership.

Section 2.05	Paying Agent to Hold Money
Each Paying Agent and (subject to the terms of the Paying and Domiciliary Agency Agreement) Paying and Domiciliary Agent shall hold for the benefit of the Holders or the Trustee all money received by the Paying Agent and Paying and Domiciliary Agent for the payment of principal, premium, interest or Additional Amounts on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent or the Paying and Domiciliary Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent or the Paying and Domiciliary Agent need not be segregated (other than when the Issuer acts as a Paying Agent), except as required by law, and in no event shall any Paying Agent or Paying and Domiciliary Agent be liable for any interest on any money received by it hereunder or under

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the Paying and Domiciliary Agency Agreement. The Issuer at any time may require each Paying Agent and Paying and Domiciliary Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may, if such a Default has occurred and is continuing, require any Paying Agent or Paying and Domiciliary Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the relevant Paying Agent and Paying and Domiciliary Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06	Holder Lists
The Trustee on behalf of the Issuer will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee or the Paying Agent is not the Registrar and the Registrar maintains such a list on behalf of the Issuer, the Issuer will furnish to the Trustee and the Paying Agent at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
As of the Issue Date and for so long as no Definitive Registered Notes are issued pursuant to this Indenture, such list will record the National Bank of Belgium as the sole Holder of the Notes.

Section 2.07	Transfer and Exchange
(a)    Transfer and Exchange of Global Notes.
(1)    A Dollar Global Note and Euro Global Notes may not be transferred except as a whole by the Common Depositary to a common depositary or a nominee of such common depositary, by the Common Depositary or a nominee of such Common Depositary of the X/N Clearing System, its Participants (including Euroclear or Clearstream) to such Common Depositary or to another nominee or Common Depositary of the X/N Clearing System, its Participants (including Euroclear or Clearstream) or any such nominee to a successor or a nominee thereof.
(2)    Subject to the second following sentence, Dollar Global Notes and Euro Global Notes will be exchanged by the Issuer for Dollar Definitive Registered Notes and Euro Definitive Notes, respectively (A) if the NBB notifies the Issuer that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuer within 120 days; (B) the NBB so requests following an Event of Default; or (C) if the owner of a Book-Entry Interest held through Euroclear or Clearstream (as Participants in the X/N Clearing System) requests such exchange in writing delivered through the X/N Clearing System, Euroclear or Clearstream or to the Issuer following an Event of Default hereunder, in each case, in whole, but not in part.
Upon the occurrence of any of the preceding events in clauses (A) through (C) above, the Issuer will issue, and the Trustee will authenticate or cause to be authenticated, the Definitive Registered Notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of the X/N Clearing System, Euroclear and/or Clearstream as applicable (in accordance with their respective Applicable Procedures) and based upon directions received from Euroclear and/or Clearstream (as Participants) reflecting the beneficial ownership of Book-Entry Interests), and such Definitive Registered Notes will bear the restrictive legend as provided in this Indenture, unless that legend is not required by this Indenture or applicable law. Such transfer or exchange shall be recorded by the Registrar.

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Notwithstanding anything herein or in the Paying and Domiciliary Agency Agreement to the contrary, only owners of Book-Entry Interests held through Euroclear and/or Clearstream (as Participants in the X/N Clearing System) will receive Definitive Registered Notes.
(3)    Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.08 and Section 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 or Section 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note (including a Definitive Registered Note), other than as provided in this Section 2.07(a).
(b)    General Provisions Applicable to Transfers and Exchanges of the Notes. Dollar Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, Euro Book-Entry Interests or Euro Definitive Registered Notes. Euro Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, Dollar Book-Entry Interests or Dollar Definitive Registered Notes. In all other cases, the transfer and exchange of Book-Entry Interests shall be effected through the X/N Clearing System, Euroclear or Clearstream in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of Book‑Entry Interests in the Global Notes (other than transfers of Book‑Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book‑Entry Interest in the same Global Note) shall require compliance with this Section 2.07(b), as well as one or more of the other following subparagraphs of this Section 2.07, as applicable.
In connection with all transfers and exchanges of Book‑Entry Interests (other than transfers of Book‑Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book‑Entry Interest in the same Global Note), the Paying and Domiciliary Agent must receive: (i) a written order from a Participant or an Indirect Participant given to the X/N Clearing System, Euroclear or Clearstream in accordance with the Applicable Procedures directing the X/N Clearing System, Euroclear or Clearstream to debit from the transferor a Book‑Entry Interest in an amount equal to the Book‑Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the X/N Clearing System, Euroclear or Clearstream in accordance with the Applicable Procedures directing the X/N Clearing System, Euroclear or Clearstream to credit or cause to be credited a Book‑Entry Interest in another Global Note in an amount equal to the Book‑Entry Interest to be transferred or exchanged; and (iii) Written Instructions given in accordance with the Applicable Procedures containing information regarding the Participants’ accounts to be debited with such decrease and credited with such increase, as applicable.
In connection with a transfer or exchange of a Book‑Entry Interest for a Definitive Registered Note, the Issuer, the Registrar and the Paying and Domiciliary Agent must receive: (i) a written order from a Participant or an Indirect Participant given to the X/N Clearing System, Euroclear or Clearstream in accordance with the Applicable Procedures directing the X/N Clearing System, Euroclear or Clearstream to debit from the transferor a Book‑Entry Interest in an amount equal to the Book‑Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the X/N Clearing System, Euroclear or Clearstream to cause to be issued a Definitive Registered Note in an amount equal to the Book‑Entry Interest to be transferred or exchanged; and (iii) instructions given by the X/N Clearing System, Euroclear or Clearstream to the Registrar containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above. Notwithstanding anything herein or in the Paying and Domiciliary Agency Agreement to the contrary, Book-Entry Interests may be transferred to or exchanged for Definitive Registered Notes only in whole, and not in part.

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In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book‑Entry Interest, the Trustee, any relevant Paying Agent (which may, in the Issuer’s sole discretion, be the Issuer) and the Paying and Domiciliary Agent must receive (i) a written order directing the X/N Clearing System, Euroclear or Clearstream to credit the account of the transferee in an amount equal to the Book‑Entry Interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase.
Upon satisfaction of all of the requirements for transfer or exchange of Book‑Entry Interests in Global Notes contained in this Indenture, the Registrar, the Paying and Domiciliary Agent or the Trustee, as applicable, as specified in this Section 2.07, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the X/N Clearing System, Euroclear or Clearstream to reflect such increase or decrease in its systems.
(c)    Transfer of Book‑Entry Interests in a Regulation S Global Note to Book‑Entry Interests in a 144A Global Note. A Book‑Entry Interest in a Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a Book‑Entry Interest in a 144A Global Note, only if the transfer complies with the requirements of Section 2.07(b) above and the Paying and Domiciliary Agent receives a certificate to the effect set forth in Exhibit C hereto, including the certification in item (1) thereof.
Upon the receipt of such certificate and the orders and Written Instructions required by Section 2.07(b), the Paying and Domiciliary Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the Global Notes to the Paying and Domiciliary Agent for endorsement and upon receipt thereof, decrease Schedule A to the Regulation S Global Note and increase Schedule A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.
(d)    Transfer of Book‑Entry Interests in a 144A Global Note to Book‑Entry Interests in a Regulation S Global Note. A Book‑Entry Interest in a 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a Book‑Entry Interest in a Regulation S Global Note only if the transfer complies with the requirements of Section 2.07(b) above and the Paying and Domiciliary Agent receives a certificate from the holder of such Book‑Entry Interest in the form of Exhibit C hereto, including the certifications in item (2) thereof.
Upon receipt of such certificates and the orders and Written Instructions required by Section 2.07(b), the Paying and Domiciliary Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the Global Notes to the Trustee or the Paying and Domiciliary Agent, as applicable, for endorsement and, upon receipt thereof, increase Schedule A to the Regulation S Global Note and decrease Schedule A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.
(e)    Transfer of Book‑Entry Interests in Global Notes to Definitive Registered Notes. Book-Entry Interests in a Dollar Global Note cannot be transferred to persons who take delivery thereof in the form of Euro Book-Entry Interests or a Euro Definitive Registered Note. Book-Entry Interests held through Euroclear or Clearstream (as Participants) in a Euro Global Note cannot be transferred to persons who take delivery thereof in the form of a Dollar Definitive Registered Note. A holder of a Book‑Entry Interest held through Euroclear and/or Clearstream

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(as Participants) in a Global Note may transfer such Book‑Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note if the transfer complies with the requirements of Section 2.07(a) and Section 2.07(b) above and:
(1)    in the case of a transfer by a holder of a Book‑Entry Interest in a Global Note to a QIB in reliance on Rule 144A, the Paying and Domiciliary Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or
(2)    in the case of a transfer by a holder of a Book‑Entry Interest in a Global Note in reliance on Regulation S, the Paying and Domiciliary Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof.
Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Paying and Domiciliary Agent shall (i) instruct the Common Depositary to cancel, or cause to be cancelled, the relevant Global Note; and (ii) deliver to the Registrar the instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer. The Registrar shall record the transfer in the Register and shall cause all Definitive Registered Notes issued in connection with a transfer pursuant to this Section 2.07(e) to bear the Private Placement Legend.
The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book‑Entry Interests so transferred and registered and in the names set forth in the instructions received by the Registrar.
(f)    Transfer of Definitive Registered Notes to Book‑Entry Interests in Global Notes. Dollar Definitive Registered Notes cannot be transferred to persons who take delivery hereof in the form of Book-Entry Interests in a Euro Global Note. Euro Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of Book-Entry Interests in a Dollar Global Note. Any Holder of a Definitive Registered Note may transfer such Definitive Registered Note to a Person who takes delivery thereof in the form of a Book‑Entry Interest in a Global Note only if:
(1)    in the case of a transfer by a Holder of Definitive Registered Note to a person who takes delivery thereof in the form of a Book‑Entry Interest in the Regulation S Global Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
(2)    in the case of a transfer by a Holder of Definitive Registered Notes to a QIB in reliance on Rule 144A who takes delivery thereof in the form of a Book-Entry Interest in a Rule 144A Global Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
Upon satisfaction of the foregoing conditions, the Registrar shall (i) deliver the Definitive Registered Notes to the Trustee for cancellation pursuant to Section 2.12; (ii) record such transfer on the Register; and (iii) notify the Paying and Domiciliary Agent, who shall instruct the Common Depositary to deliver to the Paying and Domiciliary Agent (A) in the case of a transfer pursuant to Section 2.07(f)(1), a Regulation S Global Note and (B) in the case of a transfer pursuant to Section 2.07(f)(2), a 144A Global Note. The Paying and Domiciliary Agent shall endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer and thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such transfer.

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(g)    Exchanges of Book‑Entry Interests in Global Notes for Definitive Registered Notes. Dollar Book-Entry Interests cannot be exchanged for Euro Definitive Registered Notes. Euro Book-Entry Interests cannot be exchanged for Dollar Definitive Registered Notes. A holder of a Book‑Entry Interest held through Euroclear or Clearstream (as Participants) in a Global Note may exchange such Book‑Entry Interest for a Definitive Registered Note if the exchange complies with the requirements of Section 2.07(a) and Section 2.07(b) above and the Trustee and/or the Paying and Domiciliary Agent, as applicable, receives the following:
(1)    if the holder of such Book‑Entry Interest in a Global Note proposes to exchange such Book‑Entry Interest for a Regulation S Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in items (a) thereof;
(2)    if the holder of such Book‑Entry Interest in a Global Note proposes to exchange such Book‑Entry Interest for a 144A Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto including the certifications in item (a) thereof.
Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Trustee and/or the Paying and Domiciliary Agent, as applicable, shall (i) instruct the Common Depositary to cancel, or cause to be canceled, the relevant Global Note and (ii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such exchange. The Registrar shall record the exchange in the Register and shall cause all Definitive Registered Notes issued in exchange for a Book‑Entry Interest in a Global Note pursuant to this Section 2.07(g) to bear the Private Placement Legend.
The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book‑Entry Interests so exchanged and registered and in the names set forth in the Written Instructions received by the Registrar.
(h)    Exchanges of Definitive Registered Notes for Book‑Entry Interests in Global Notes. Dollar Definitive Registered Notes cannot be exchanged for Book-Entry Interests in a Euro Global Note. Euro Definitive Registered Notes cannot be exchanged for Book-Entry Interests in a Dollar Global Note. Any Holder of a Definitive Registered Note may exchange such Note for a Book‑Entry Interest in a Global Note if such exchange complies with Section 2.07(b) above and the Registrar receives the following documentation:
(1)    if the Holder of a 144A Definitive Registered Note proposes to exchange such Note for a Book‑Entry Interest in a 144A Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (b) thereof; or
(2)    if the Holder of a Regulation S Definitive Registered Notes proposes to exchange such Notes for a Book‑Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (b) thereof.
Upon satisfaction of the foregoing conditions, the Trustee shall (i) cancel such Note pursuant to Section 2.12 and (ii) request that the Registrar record such exchange on the Register and the Paying and Domiciliary Agent shall endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange; and thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange.
(i)    Transfer of Definitive Registered Notes for Definitive Registered Notes. Dollar Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of Euro Definitive Registered Notes. Euro Definitive Registered Notes cannot be

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transferred to persons who take delivery thereof in the form of Dollar Definitive Registered Notes. Any Holder of a Definitive Registered Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.07(b) above and the Trustee and the Registrar receive the following additional documentation:
(1)    in the case of a transfer by a Holder pursuant to Regulation S, the Trustee and the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or
(2)    in the case of a transfer by a Holder of Definitive Registered Notes to a QIB in reliance on Rule 144A, the Trustee and the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.
Upon the receipt of any Definitive Registered Note, the Trustee shall cancel such Note pursuant to Section 2.12 and complete and deliver to the Issuer (i) in the case of a transfer pursuant to Section 2.07(i)(1), a Regulation S Definitive Registered Note and (ii) in the case of a transfer pursuant to Section 2.07(i)(2), a 144A Definitive Registered Note. The Registrar shall record the exchange in the Register and shall cause all Definitive Registered Notes issued in exchange in connection with a transfer pursuant to this Section 2.07(i) to bear the Private Placement Legend.
The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Registered Notes so transferred and registered in the names set forth in the Written Instructions received by the Registrar.
(j)    Legends.
(1)    Private Placement Legend. The following legend shall appear on the face of all Notes issued under this Indenture, unless the Issuer determines otherwise in compliance with applicable law:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF, AND RULES 2a51-1, 2a51-2 AND 2a51-3 UNDER, THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) (OR A TRANSFEREE THEREOF THAT IS IDENTIFIED IN RULES 3C-5 AND 3C-6 UNDER THE 1940 ACT) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER,

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SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER WAS, OR ANY AFFILIATES OF THE ISSUER WERE, THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF, AND RULES 2a51-1, 2a51-2 AND 2a51-3 UNDER, THE 1940 ACT) (OR A TRANSFEREE THEREOF THAT IS IDENTIFIED IN RULES 3C-5 AND 3C-6 UNDER THE 1940 ACT) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS ALSO A QUALIFIED PURCHASER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. ADDITIONALLY, THE HOLDER OF THIS NOTE MAY NOT TRANSFER THIS NOTE TO ANY PERSON OR ENTITY THAT IS NOT LISTED IN ARTICLE 4 OF THE BELGIAN ROYAL DECREE OF MAY 26, 1994.
BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTE REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (II) AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (THE “CODE”), APPLIES, (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA)) BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF (I), (II) AND (III), A “BENEFIT PLAN INVESTOR”), OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR

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REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR ANY SUCH GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) (I) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS), AND (II) IF IT IS A PLAN WHICH IS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT OF THE ISSUER AND ITS AFFILIATES, WHICH PLAN FIDUCIARY (1) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTES, (2) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER (IN THE CASE OF A HOLDER OR TRANSFEREE WHICH IS AN IRA), (3) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTES, (4) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH PLAN IN THE NOTES, AND (5) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL; PROVIDED, HOWEVER, THAT PLANS WILL NOT BE DEEMED TO MAKE THE REPRESENTATIONS IN THIS CLAUSE 1(B)(II) TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED; AND (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975 OF THE CODE OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE ACQUIRER OR TRANSFEREE IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE NOTE, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE NOTE, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE ACQUIRER OR TRANSFEREE IN CONNECTION WITH THE NOTE AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE NOTE.
THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE GOVERNING THE NOTES, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS A U.S. PERSON AND IS NOT BOTH (A) A QUALIFIED PURCHASER AND (B) A QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
(2)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

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THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; (II) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE; AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE.
The following legend shall also be included, if applicable:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.

(k)    Cancellation. At such time as all Book‑Entry Interests have been exchanged for Definitive Registered Notes or all Global Notes have been redeemed or repurchased, the Global Notes shall be returned to the Trustee or the Paying and Domiciliary Agent, as applicable, for cancellation in accordance with Section 2.12.
(l)    General Provisions Relating to Registration of Transfers and Exchanges. To permit registration of transfers and exchanges, the Issuer shall execute and the Authentication Agent shall authenticate Global Notes and Definitive Registered Notes upon the Issuer’s order in accordance with the provisions of Section 2.02.
(1)    No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any taxes, duties or governmental charge payable in connection therewith (other than any such taxes, duties or governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 4.09, 4.11 and 9.05).
(2)    All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.
(3)    The Issuer shall not be required to register the transfer of or, to exchange, Definitive Registered Notes (A) for a period beginning at the opening of business 15 calendar days before any Redemption Date and ending at the close of business on the Redemption Date; (B) for a period beginning at the opening of business 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, and ending at the close of business on the date on which such Notes are selected; (C) for a payment period of 15 calendar days prior to any Interest Payment Date or (D) which the Holder has validly tendered (and not withdrawn) for repurchase in connection with an Asset Sale Offer.
(4)    As soon as practicable after delivering any Global Note or Definitive Registered Note, the Registrar shall supply to the Trustee and the Agents and, in the case of a Global Note, the Paying and Domiciliary Agent, all relevant details of the Notes delivered.

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(5)    The Issuer shall not be required to register the transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
The Trustee shall have no responsibility for any actions or omissions of the X/N Clearing System, Euroclear or Clearstream.

Section 2.08	Replacement Notes
(a)    If any mutilated Note is surrendered to a Paying Agent, the Paying and Domiciliary Agent the Registrar or the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Authenticating Agent, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s and/or the Authenticating Agent’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note, including reasonable fees and expenses of counsel. In the event any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
(b)    The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or stolen Notes.
(c)    Every replacement Note issued pursuant to this Section 2.08 is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09	Outstanding Notes
The Notes outstanding at any time are all the Notes authenticated by the Authenticating Agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Paying and Domiciliary Agent in accordance with the provisions hereof and of the Paying and Domiciliary Agency Agreement, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If a Paying Agent or Paying and Domiciliary Agent (other than the Issuer or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

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Section 2.10	Treasury Notes
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or Telenet Group BVBA, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or Telenet Group BVBA, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.11	Temporary Notes
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Authenticating Agent, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Registered Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12	Cancellation
The Issuer at any time may deliver Notes to the Trustee and, in the case of Global Notes, the Paying and Domiciliary Agent, for cancellation. The Registrar, the Paying and Domiciliary Agent and any Paying Agent will forward to the Trustee and/or Paying and Domiciliary Agent, as applicable, any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and/or Paying and Domiciliary Agent, as applicable, and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes. Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee and/or Paying and Domiciliary Agent, as applicable, for cancellation.

Section 2.13	Defaulted Interest
If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer will notify the Trustee and, in the case of the Global Notes, the Paying and Domiciliary Agent, in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee or, in the case of the Global Notes, the Paying and Domiciliary Agent, in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Issuer undertakes to promptly inform the Luxembourg Stock Exchange (as long as the Notes are admitted to trading on the Euro MTF Market and listed on the official list of the Luxembourg Stock Exchange) of any such special record date.

Section 2.14	Common Code or ISIN Number
The Issuer in issuing the Notes may use an “ISIN” or a “Common Code” number and, if so, such ISIN or Common Code number shall be included in notices of redemption or exchange

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as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN or Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee and each Agent of any change in the Common Code and/or ISIN number.

Section 2.15	Deposit of Moneys
In relation to each Interest Payment Date, the maturity date of the Notes, each Redemption Date, each payment date relating to an Asset Sale Offer or a Change of Control Offer, and the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall pay or cause to be paid cash payments, if any, due on such Interest Payment Date, maturity date, Redemption Date, the payment date relating to an Asset Sale Offer or a Change of Control Offer, or Business Day, as the case may be, in accordance with Section 4.01(a). In the case of (A) the Euro Global Notes, all such payments so made to the Paying and Domiciliary Agent; (B) the Dollar Global Notes, the Participants; or (C) the Definitive Registered Notes, a Paying Agent, or, in each case, upon their order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note. Subject to receipt of such funds by the relevant time specified in Section 4.01(a), the Paying and Domiciliary Agent or Paying Agent, as applicable, shall remit such payment in a timely manner to the Holders on such Interest Payment Date, maturity date, Redemption Date, the payment date relating to an Asset Sale Offer or a Change of Control Offer, or Business Day, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.
The rights of Holders to receive the payments of principal, premium, if any, interest, and Additional Amounts, if any, on such Global Notes are subject to applicable procedures of the X/N Clearing System and its Participants (including Euroclear or Clearstream). If the due date for any payment in respect of any Global Notes is not a Business Day at the place at which such payment is due to be paid, the Holders thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.
ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee
If the Issuer elects to redeem Notes pursuant to the redemption provisions of Section 3.07, it must furnish to the Trustee, at least 10 days but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth:
(1)    the clause of this Indenture pursuant to which the redemption shall occur;
(2)    the Redemption Date and the record date;
(3)    the principal amount of Notes to be redeemed;
(4)    the redemption price; and
(5)    the ISIN or Common Code numbers of the Notes, as applicable.

Section 3.02	Selection of Notes to Be Redeemed or Purchased
If less than all of the Euro Notes or the Dollar Notes, as the case may be, are to be redeemed or purchased in an offer to purchase at any time, (i) the Paying and Domiciliary

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Agent, if the Notes are deposited with the X/N Clearing System, or (ii) the Trustee, if the Notes are not deposited with the X/N Clearing System, will select Notes for redemption or purchase on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Paying and Domiciliary Agent deems fair and appropriate and in accordance with the rules of the X/N Clearing System and its Participants (including Euroclear or Clearstream) as applicable, except:
(1)    if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, as provided to it by the Issuer; or
(2)    if otherwise required by law.
In the case of any partial redemption, selection of the Notes for redemption will be made by the Paying and Domiciliary Agent or Trustee, as the case may be, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, or by such other method as the Paying and Domiciliary Agent or Trustee, as the case may be, in its sole discretion, will deem to be fair and appropriate, although no Dollar Notes of $200,000 or Euro Notes of €100,000, in original principal amount or less will be redeemed in part. Neither the Paying and Domiciliary Agent nor Trustee, as the case may be, will be liable for selections made by it in accordance with this paragraph. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notices of redemption may be conditional. Neither the Paying and Domiciliary Agent nor the Trustee will be liable for selections made by it in accordance with this paragraph.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note, as applicable. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest shall cease to accrue on the Notes or portions of the Notes which have been redeemed on such Redemption Date.
For Global Notes which are held on behalf of the X/N Clearing System and its Participants (including Euroclear or Clearstream), notices may be given by delivery of the relevant notices to the X/N Clearing System and its Participants (including Euroclear or Clearstream) for communication to entitled account holders in substitution for the aforesaid mailing, with a copy to the Trustee. So long as any Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, any such notice to the Holders of the Notes will also be published in a newspaper having a general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange.

Section 3.03	Notice of Redemption
Subject to the provisions of Section 3.07, at least 10 days but not more than 60 days before a Redemption Date, the Issuer will transmit or cause to be transmitted, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 11.

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The notice will identify the Notes to be redeemed and will state:

(1)	the Redemption Date and the record date;

(2)	the redemption price;

(3)	the Common Code and/or ISIN number(s), if any;

(4)
if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(5)	the name and address of the Paying Agent or the Paying and Domiciliary Agent, as applicable;

(6)	that Notes called for redemption must be surrendered to the Paying Agent or the Paying and Domiciliary Agent, as applicable, to collect the redemption price;

(7)	that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(8)	the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9)	that no representation is made as to the correctness or accuracy of the Common Code and/or ISIN number, if any, listed in such notice or printed on the Notes.
At the Issuer’s request, the Trustee, in respect of Definitive Registered Notes, or the Paying and Domiciliary Agent, in the case of Global Notes, will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 5 days prior to the Redemption Date or such shorter period as the Trustee or the Paying and Domiciliary Agent, as applicable, may agree, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04	Effect of Notice of Redemption
Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price; provided, however, that a notice of redemption may be conditional except as otherwise set forth in this Article 3. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

Section 3.05	Deposit of Redemption or Purchase Price
In relation to the Redemption Date or repurchase date, the Issuer will, in accordance with Section 4.01(a), deposit with (A) in the case of the Euro Global Notes, the Paying and Domiciliary Agent, (B) in the case of the Dollar Global Notes, the Participants, or (C) in the case

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of Definitive Registered Notes, a Paying Agent or if requested by the Trustee, the Trustee, in each case, money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or repurchased on that date. If a Redemption Date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Redemption Date if it were a Business Day for the intervening period. The Trustee the Paying and Domiciliary Agent, or any relevant Paying Agent, as applicable, will promptly return to the Issuer any money deposited with the Trustee the Paying and Domiciliary Agent, or such Paying Agent, as applicable, by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or repurchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or repurchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or repurchase is not so paid upon surrender for redemption or repurchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or repurchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Repurchased in Part
Upon surrender of a Note that is redeemed or repurchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that any Euro Definitive Registered Note shall be in a principal amount of €100,000 or an integral multiple of €100,000 in excess thereof and any Dollar Definitive Registered Note shall be in a principal amount of $200,000 or an integral multiple of $200,000 in excess thereof.

Section 3.07	Optional Redemption
(a)    Except as set forth in Section 3.07(b), Section 3.07(c), Section 3.07(d), Section 3.09, Section 3.10, Section 3.12 and Section 3.13, the Notes are not redeemable until December 1, 2022.
(b)    Dollar Notes
(1)    Except as set forth in Section 3.07(b)(2) and 3.09, at any time prior to December 1, 2022, upon the occurrence of any Early Redemption Event, the Issuer will redeem an aggregate principal amount of the Dollar Notes equal to the principal amount of Finco Loan AJ or New Finco Loan AJ-B, as applicable, prepaid in such Early Redemption Event (not to exceed an amount equal to 10% of the original aggregate principal amount of the Dollar Notes (including Additional Notes, if any) during each twelve-month period commencing on the Issue Date), upon not less than 10 days nor more than 60 days’ notice, at a redemption price equal to 103% of the principal amount of Dollar Notes redeemed plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of Holders of such Dollar Notes on the relevant record date to receive interest due on the relevant interest payment date. Prior to December 1, 2022, to the extent that during any twelve-month period commencing on the Issue Date, the principal amount of Finco Loan AJ or New Finco Loan AJ-B, as applicable, prepaid in any one or more Early Redemption Events is greater than an amount equal to 10% of the original aggregate principal amount of the Dollar Notes (any such amount,

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the “Dollar Excess Early Redemption Proceeds”), the Issuer will apply the Dollar Excess Early Redemption Proceeds to redemption of the Dollar Notes pursuant to Section 3.07(b)(2).
(2)    Except as set forth in Section 3.07(b)(1) and 3.09, at any time prior to December 1, 2022, upon the occurrence of an Early Redemption Event, the Issuer will redeem an aggregate principal amount of the Dollar Notes equal to the principal amount of Finco Loan AJ or New Finco Loan AJ-B, as applicable, prepaid with any Dollar Excess Early Redemption Proceeds in such Early Redemption Event, upon not less than 10 days nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Dollar Notes redeemed plus the Applicable Premium (calculated as of a date no more than three Business Days prior to the date of the relevant redemption notice) as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of holders of such Dollar Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
(3)    Subject to Section 3.09, on or after December 1, 2022, upon the occurrence of an Early Redemption Event in respect of Finco Loan AJ or New Finco Loan AJ-B, as applicable, the Issuer will redeem an aggregate principal amount of the Dollar Notes equal to the principal amount of Finco Loan AJ or New Finco Loan AJ-B, as applicable, prepaid in such Early Redemption Event, upon not less than 10 days nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (subject to the rights of holders of the Dollar Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on December 1 of the years set out below

Year	Redemption Price
2022	102.750%
2023	101.375%
2024	100.688%
2025 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, subject to Section 3.05, interest will cease to accrue on the Dollar Notes or portions thereof called for redemption on the applicable Redemption Date.
(c)    Euro Notes
(1)    Except as set forth in Section 3.07(c)(2) and 3.09, at any time prior to December 1, 2022, upon the occurrence of any Early Redemption Event, the Issuer will redeem an aggregate principal amount of the Euro Notes equal to the principal amount of Finco Loan AK or New Finco Loan AK-B, as applicable, prepaid in such Early Redemption Event (not to exceed an amount equal to 10% of the original aggregate principal amount of the Euro Notes (including Additional Notes, if any) during each twelve-month period commencing on the Issue Date), upon not less than 10 days nor more than 60 days’ notice, at a redemption price equal to 103% of the principal amount of Euro Notes redeemed plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of holders of such Euro Notes on the relevant record date to receive interest due on the relevant interest payment date. Prior to December 1, 2022, to the extent that during any twelve-month period commencing on the Issue Date, the principal amount of Finco Loan AK or New Finco Loan AK-B, as applicable, prepaid in any one or more Early Redemption Events is greater than an amount equal to 10%

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of the original aggregate principal amount of the Euro Notes (any such amount, the “Euro Excess Early Redemption Proceeds”, and together with the Dollar Excess Early Redemption Proceeds, the “Excess Early Redemption Proceeds”), the Issuer will apply the Euro Excess Early Redemption Proceeds to redemption of the Euro Notes pursuant to Section 3.07(c)(2).
(2)    Except as set forth in Section 3.07(c)(1)and 3.09, at any time prior to December 1, 2022, upon the occurrence of an Early Redemption Event, the Issuer will redeem an aggregate principal amount of the Euro Notes equal to the principal amount of Finco Loan AK or New Finco Loan AK-B, as applicable, prepaid with any Euro Excess Early Redemption Proceeds in such Early Redemption Event, upon not less than 10 days nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Euro Notes redeemed plus the Applicable Premium (calculated as of a date no more than three Business Days prior to the date of the relevant redemption notice) as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of holders of such Euro Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
(3)    Subject to Section 3.09, on or after December 1, 2022, upon the occurrence of an Early Redemption Event in respect of Finco Loan AK or New Finco Loan AK-B, as applicable, the Issuer will redeem an aggregate principal amount of the Euro Notes equal to the principal amount of Finco Loan AK or New Finco Loan AK-B, as applicable, prepaid in such Early Redemption Event, upon not less than 10 days nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (subject to the rights of holders of the Euro Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on December 1 of the years set out below:

Year	Redemption Price
2022	101.750%
2023	100.875%
2024	100.438%
2025 and thereafter	100.000%

(4)    Unless the Issuer defaults in the payment of the redemption price, subject to Section 3.05, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
(d)    At any time prior to December 1, 2022, upon the occurrence of an Early Redemption Event with the Net Cash Proceeds of one or more Equity Offerings (the “Equity Offering Early Redemption Proceeds”), the Issuer will redeem (i) up to 40% of the aggregate principal amount of the Dollar Notes equal to the principal amount of Finco Loan AJ or New Finco Loan AJ-B, as applicable, prepaid with any Equity Offering Early Redemption Proceeds in such Early Redemption Event, upon not less than 10 days nor more than 60 days’ notice, at a redemption price of 105.500% of the principal amount of the Dollar Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the rights of holders of such Dollar Notes on the relevant record date to receive interest due on the relevant interest payment date) and/or (ii) up to 40% of the aggregate principal amount of the Euro Notes equal to the principal amount of Finco Loan AK or New Finco Loan AK-B, as applicable, prepaid with any Equity Offering Early Redemption Proceeds in such Early Redemption Event, upon not less than 10 days nor more than 60 days’ notice, at a redemption

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price of 103.500% of the principal amount of the Euro Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the rights of holders of such Euro Notes on the relevant record date to receive interest due on the relevant interest payment date), provided that:
(1)    at least 50% of the principal amount of each of the Euro Notes and the Dollar Notes, as applicable (which includes Additional Notes, if any) issued under this Indenture remains outstanding immediately after any such redemption; and
(2)    such redemption is made not more than 180 days after the consummation of any such Equity Offering.
Any redemption and notice pursuant to this Section 3.07(d)may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent, including that the Issuer, the Trustee, the Paying and Domiciliary Agent or any Paying Agent, as the case may be, has received sufficient funds from Telenet Group BVBA or the Initial Telenet Borrower to pay the full redemption price payable to Holders of the relevant series of Notes on or before the relevant Redemption Date. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
(e)    If the Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.
(f)    Any redemption pursuant to this Section 3.07 shall be made subject to and in accordance with the terms of the Senior Credit Facility and the relevant Finco Accession Agreement and pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08	[Reserved]

Section 3.09	Redemption for Changes in Withholding Taxes
Upon the occurrence of (i) an Early Redemption Event effected at any time following the occurrence of an Issuer Tax Event or (ii) an optional prepayment of a 2017 Finco Loan or the New Finco Loan, as applicable, pursuant to Clause 10.8(a)(i) (Right of repayment and cancellation of a single Lender) of the Senior Credit Facility, the Issuer may redeem the relevant series of Notes, in whole but not in part, at its discretion at any time, upon not less than 10 days nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) and given in accordance with Section 3.02 at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts (if any) then due on the Notes redeemed, to the applicable Redemption Date (a “Tax Redemption Date”) (subject to the rights of Holders of the relevant series of Notes on the relevant record date to receive interest due and Additional Amounts (if any) in respect thereof on the relevant Interest Payment Date, if, in the case of an Issuer Tax Event only, on the next date on which any amount would be payable in respect of the Notes, the Issuer determines it is or would be required to pay Additional Amounts as a result of:

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(1)    any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction affecting taxation; or
(2)    any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), and the Issuer cannot avoid any such payment obligation by taking reasonable measures available. For this purpose, reasonable measures shall not include the Issuer changing or moving jurisdictions.
In the case of an Issuer Tax Event, the Issuer will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the relevant series of Notes were then due. Notwithstanding the foregoing, the Issuer may not redeem the Notes under this Section 3.09 if the Relevant Tax Jurisdiction changes under this Indenture and the Issuer is obligated to pay any Additional Amounts as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder), or any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, of the then current Relevant Tax Jurisdiction which, at the time such Relevant Tax Jurisdiction became the applicable Relevant Tax Jurisdiction under this Indenture, was publicly announced or formally proposed. Additionally, in the case of a prepayment of a 2017 Finco Loan or such New Finco Loan under Clause 10.8(a)(i) (Rights of Repayment and Cancellation of a Single Lender) of the Senior Credit Facility following either the Belgian Issuer Accession or the Finco Loans Borrower Exchange, the Issuer may not redeem the Notes under this provision unless the Tax Payment (as defined in the Senior Credit Facility) required to be made with respect to such 2017 Finco Loan or such New Finco Loan, as applicable, are in respect of taxes imposed on payments thereunder at a rate that is in excess of the rate applicable to such payments as of the date of the Belgian Issuer Accession or the Finco Loans Borrower Exchange, as applicable. Prior to the publication or, where relevant, mailing of any notice of redemption of the relevant series of Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel to the effect that there has been such change or amendment. In addition, before the Issuer publishes or mails notice of redemption of such Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures (for this purpose, reasonable measures shall not include the Issuer changing or moving jurisdictions) available to it.
The Trustee shall accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the relevant series of Notes.
The foregoing provisions regarding redemption for changes in withholding taxes will apply mutatis mutandis to any successor to the Issuer after such successor person becomes a party to this Indenture.

Section 3.10	Offer to Purchase by Application of Available Disposal Proceeds
(a)    In the event that, pursuant to Section 4.09(a), the Issuer makes an Asset Sale Offer, it will follow the procedures specified below.
The Asset Sale Offer shall be made to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Available Disposal Proceeds stated in such notice at an offer price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, subject to the rights

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of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, which offer price will be payable in cash in accordance with this Section 3.10.
The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuer will purchase the principal amount of Notes required to be purchased pursuant to this Section 3.10 and Section 4.09 (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes validly tendered in response to the Asset Sale Offer.
If the Asset Sale Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)	that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.09(a) and the length of time the Asset Sale Offer will remain open;

(2)	the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

(3)	that any Note not tendered or accepted for payment will continue to accrue interest;

(4)	that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Purchase Date;

(5)
that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have (i) Euro Notes purchased in denominations of €100,000 and in integral multiples of €100,000 in excess thereof, and (ii) Dollar Notes purchased in denominations of $200,000 principal amount and integral multiples of $200,000 in excess thereof;

(6)
that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book‑entry transfer, to the Issuer, Euroclear, Clearstream or another a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

(7)
that Holders will be entitled to withdraw their election if the Issuer, Euroclear, Clearstream or another a depositary appointed by the Issuer or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

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(8)
that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Asset Sale Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis (or, in the case of Notes issued in global form, based on a method that most nearly approximates a pro rata selection in accordance with the rules of the X/N Clearing System, Euroclear and/or Clearstream, as applicable), based on the amounts of the each series of Notes tendered (with such adjustments as may be deemed appropriate by the Trustee so that only (i) Euro Notes in denominations of €100,000 and in integral multiples of €100,000 in excess thereof, and (ii) Dollar Notes in denominations of $200,000 principal amount and integral multiples of $200,000 in excess thereof will be purchased); and

(9)	that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book‑entry transfer).
On or before the Asset Sale Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions of Notes so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn, in a principal amount of (i) in the case of Euro Notes, €100,000 and in integral multiples of €100,000 in excess thereof and (ii) in the case of Dollar Notes, $200,000 and in integral multiples of $200,000 in excess thereof. The Issuer will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10 and Section 4.09. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Authenticating Agent, upon delivery of an Officer’s Certificate, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of (i) in the case of Euro Notes, €100,000 and in integral multiples of €100,000 in excess thereof and (ii) in the case of Dollar Notes, $200,000 and in integral multiples of $200,000 in excess thereof . Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Sale Offer on the Asset Sale Purchase Date.
The Issuer will comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the relevant series of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.10 and under Section 4.09 by virtue of such compliance.
(b)    Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

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Section 3.11	[Reserved]

Section 3.12	Open Market Purchases of Telenet Loans
In the event that any member of the Telenet Bank Group makes any offer to purchase or otherwise acquire any Telenet Loans (whether through a tender offer process or other process) at a price below the relevant prevailing market price for such Telenet Loans, and such offer includes all or a portion of the 2017 Finco Loans or the New Finco Loans, as applicable, held by the Issuer, the Issuer shall make a contemporaneous offer to purchase the relevant series of Notes on substantially similar terms as the offer to purchase Telenet Loans; provided, that
(1)    in no event will Holders of such Notes be required to participate in any such offer;
(2)    the consideration offered to holders of such Notes will not be less than the consideration they would have received as Telenet Lenders in connection with such offer to purchase Telenet Loans; and
(3)    the Initial Telenet Borrower or the Belgian Borrower, as applicable, and/or the Issuer shall have confirmed to the Trustee that such purchases will not result in taxable income for the Issuer, including upon the extinguishment of Financial Indebtedness in connection therewith, or that Telenet Group BVBA or the Initial Telenet Borrower or the Belgian Borrower, as applicable, will have agreed to pay such income tax payable.
(4)    Prior to undertaking any such repurchases, one or more members of the Telenet Bank Group will enter into arrangements providing for the payment of any fees and expenses incurred in connection with any such offer.

Section 3.13	Optional Redemption upon Certain Tender Offers
(a)     In connection with any tender offer or other offer to purchase for the Notes or any series of Notes (a “Tender Offer”), if Holders of not less than 90% of the aggregate principal amount of the then outstanding Notes or series of Notes, as applicable, validly tender and do not validly withdraw such Notes in such Tender Offer and the Issuer, or any third party making such Tender Offer in lieu of the Issuer, purchases all of the Notes or such series of Notes, as applicable, validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all Notes or all Notes of such series, as applicable, that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such Tender Offer, plus, to the extent not included in the Tender Offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of the delivery of the notice for such redemption.
(b)    Under the Finco Loan AJ or the New Finco Loan AJ-B, as applicable, Telenet Group BVBA and the Initial Telenet Borrower or the Belgian Borrower, as applicable, will be obligated to pay (or procure the payment of) a principal amount of the Finco Loan AJ or the New Finco Loan AJ-B, as applicable, in an amount equal to the aggregate principal amount of the Dollar Notes tendered in such Tender Offer, and the Issuer will accept for purchase an equal aggregate principal amount of the Dollar Notes in such Tender Offer. The Issuer will apply any such prepayment of the Finco Loan AJ or the New Finco Loan AJ-B, as applicable, together with all accrued and unpaid interest on the Finco Loan AJ or the New Finco Loan AJ-B, as applicable, to the date of prepayment and/or redemption, to pay the purchase price of all Dollar Notes accepted for purchase in such Tender Offer or the redemption price following such Tender Offer. The Issuer will promptly notify the Trustee, Telenet Group BVBA and the Initial Telenet

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Borrower or the Belgian Borrower, as applicable, of the aggregate principal amount of Dollar Notes tendered in such Tender Offer.
(c)    Under the Finco Loan AK or the New Finco Loan AK-B, as applicable, Telenet Group BVBA and the Initial Telenet Borrower or the Belgian Borrower, as applicable, will be obligated to pay (or procure the payment of) a principal amount of the Finco Loan AK or the New Finco Loan AK-B, as applicable, in an amount equal to the aggregate principal amount of the Euro Notes tendered in such Tender Offer, and the Issuer will accept for purchase an equal aggregate principal amount of the Euro Notes in such Tender Offer. The Issuer will apply any such prepayment of the Finco Loan AK or the New Finco Loan AK-B, as applicable, together with all accrued and unpaid interest on the Finco Loan AK or the New Finco Loan AK-B, as applicable, to the date of prepayment and/or redemption, to pay the purchase price of all Euro Notes accepted for purchase in such Tender Offer or the redemption price following such Tender Offer. The Issuer will promptly notify the Trustee, Telenet Group BVBA and the Initial Telenet Borrower or the Belgian Borrower, as applicable, of the aggregate principal amount of Euro Notes tendered in such Tender Offer
ARTICLE 4
COVENANTS

Section 4.01	Payment of Notes
(a)    The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if, (i) in respect of the Euro Global Notes, the Paying and Domiciliary Agent holds as of 1:00 p.m. (Brussels time) on the Business Day preceding the due date money deposited in euros by the Issuer; and (ii) in respect of the Dollar Global Notes or Definitive Registered Notes, the relevant Paying Agent (which may be the Issuer) holds as of 10:00 a.m. (Brussels time) on the due date money deposited (or where the Paying Agent is not the Issuer, as of 10:00 a.m. (London time) on the Business Day preceding the due date) in US. dollars (in respect of the Dollar Notes or Dollar Definitive Registered Notes) or euros (in respect of Euro Definitive Registered Notes), as applicable, by the Issuer, in each case, in immediately available funds and designated for and sufficient to pay all principal, premium and Additional Amounts, if any, and interest then due.
(b)    The Issuer shall pay interest (including post‑petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post‑petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful.
(c)    The Issuer will direct the Telenet Facility Agent and/or Telenet International Finance to make all payments owing to the Issuer under the Finco Loans, the Senior Credit Facility and the Finco Accession Agreements to (i) the Paying and Domiciliary Agent, in the case of the Euro Notes, and (ii)(a) the Issuer or (b) the relevant Paying Agent, in the case of the Dollar Notes or Definitive Registered Notes, as the case may be, for payment of the amounts owing under the Notes and this Indenture in accordance with the terms of this Indenture.

Section 4.02	Maintenance of Office or Agency
The Issuer shall maintain the offices and agencies specified in Section 2.03. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office

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or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03	Information
(a)    For so long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, the Issuer will, during any period in which it is neither subject to Section 13 or 15(d) of the U.S. Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any Holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such Holder or beneficial owner or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in each case upon the request of such Holder, beneficial owner, prospective purchaser or Trustee, the information satisfying the requirements of Rule 144A(d)(4) under the U.S. Securities Act.
(b)    Upon receipt from Telenet Group BVBA or the Telenet Facility Agent of any report or other information pursuant to the terms of or in respect of the Senior Credit Facility, the Issuer will promptly (and in any event, within three Business Days of receipt) deliver any such report or other information to the Holders of Notes (provided, however, that to the extent any reports are filed on the SEC’s, Telenet Group Holding NV’s website, Liberty Global’s or the Ultimate Parent’s website, such reports shall be deemed to be furnished to the Trustee and the Holders of the Notes). In the event such reports or other information are furnished by or at the direction of Telenet Group BVBA or the Telenet Facility Agent to “public” Telenet Lenders via an Internet website or an electronic information provider, the Issuer shall procure that the Trustee, the Holders of the Notes and Book‑Entry Interests are granted access to such website or electronic information supplier in order to receive such reports or other information at the same time as other “public” Telenet Lenders.
(c)    The Issuer, Telenet Group BVBA or the Initial Telenet Borrower will provide to the Trustee (provided, however, that to the extent any reports are filed on the SEC’s, Telenet Group Holding NV’s website, Liberty Global’s or the Ultimate Parent’s website, such reports shall be deemed to be furnished to the Trustee and the Holders), within 150 days after the end of each fiscal year ending subsequent to the Issue Date, the audited consolidated statements of financial positions of the Issuer as of the end of the two most recent fiscal years (or such shorter period as the Issuer has been in existence) and audited consolidated income statements and statements of cash flow of Issuer for the two most recent fiscal years (or such shorter period as the Issuer has been in existence), in each case prepared in accordance with IFRS, U.S. GAAP or Local GAAP (such reporting standard, the “Initial Reporting Standard”), including appropriate footnotes to such financial statements and a report of the independent auditors on the financial statements. At any time after the Issue Date, the Issuer may elect to apply for all purposes of this Indenture, in lieu of the Initial Reporting Standard, any of IFRS, U.S. GAAP or Local GAAP (the “New Reporting Standard”) and, upon such election, all financial statements and reports to be provided, after such election, pursuant to this Indenture shall be prepared on the basis of the New Reporting Standard as in effect from time to time (including that, upon first reporting its fiscal year results under the New Reporting Standard, the Issuer shall restate

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its financial statements on the basis of the New Reporting Standard for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of the New Reporting Standard).

Section 4.04	Compliance Certificate
(a)    The Issuer, Telenet Group BVBA or the Initial Telenet Borrower shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that, in the course of the performance by the signers of their duties as officers of the Issuer, Telenet Group BVBA or Telenet International Finance, as applicable, they would normally have knowledge of any Default, and further stating whether or not the signers know of any Default that occurred during such period.
(b)    The Issuer, Telenet Group BVBA or the Initial Telenet Borrower shall, so long as any of the Notes are outstanding, deliver to the Trustee within 30 days after the occurrence of any Default or Event of Default, a statement specifying such Default or Event of Default and the action that is being taken in respect of such Default or Event of Default. The Issuer, Telenet Group BVBA and the relevant Telenet Borrower or the Belgian Borrower, as applicable, will promptly notify the Issuer, the Trustee, the Holders of Notes and the holders of Book-Entry Interests in the Notes upon becoming aware of any breach (or other event that would constitute or would be reasonably likely to result in a default) under the Senior Credit Facility or the Transaction Documents or the New Transaction Documents, as applicable.

Section 4.05	Taxes
The Issuer will pay prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
In addition, the Issuer will file U.S. Internal Revenue Service Form 8832, electing to be treated as a partnership or a disregarded entity for U.S. federal tax purposes, to be effective on or prior to the issuance of the Notes and will not change such classification for U.S. federal tax purposes so long as any of the Notes are outstanding.

Section 4.06	Stay, Extension and Usury Laws
The Issuer agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	Limitations with Respect to Business Activities of the Issuer
(a)    Notwithstanding anything contained in this Indenture to the contrary:
(1)    the Issuer shall not engage in any business activity or undertake any other activity, except any activity: (A) relating to the offering, sale, or issuance of the Notes (including any Additional Notes) and any Additional Debt permitted to be incurred under this Indenture, and the lending or otherwise advancing of the proceeds thereof to the Telenet Bank Group and any other activities in connection therewith (including any Escrowed Proceeds), (B)

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undertaken with the purpose of, and directly related to, fulfilling any other obligations or enforcing any rights under this Indenture, the Finco Loans and the Finco Accession Agreements (including, without limitation, the 2017 Finco Loans and the 2017 Finco Accession Agreements or the New Finco Loans and the New Finco Accession Agreements, and any other Finco Loans or Finco Accession Agreements (including those entered into in connection with the issuance of Additional Notes or other Additional Debt)), the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, the Telenet Fee Letters, the Collateral Sharing Agreement, any Notes Security Document to which it is a party, the Paying and Domiciliary Agency Agreement or any other document relating to the Notes, (C) undertaken as investments in any Additional Debt, any Finco Loans (including, without limitation, the 2017 Finco Loans or the New Finco Loans, as applicable), any similar agreements or instruments advancing the proceeds of any Additional Debt to the Telenet Bank Group, or cash and Cash Equivalents, (D) directly related or reasonably incidental to the establishment and/or maintenance of the Issuer’s corporate existence; or (E) to consummate the Belgian Issuer Accession and/or the Finco Loan Borrower Accession as set forth in Article 8;
(2)    the Issuer shall not take any action which would cause it to no longer satisfy the requirements of an available exemption from the provisions of the 1940 Act;
(3)    the Issuer shall not (A) incur any Financial Indebtedness other than as expressly permitted by Section 4.07(a)(1) above, (B) guarantee any obligations of any other Person, (C) issue any shares (other than shares issued to the Issuer’s Parent, (D) incur any Liens (other than Permitted Issuer Liens), (E) directly or indirectly, (i) declare or pay any dividend or make any distributions on or in respect of its Capital Stock, or (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer, in each case, other than Permitted Issuer Maintenance Payments, or (F) deposit additional amounts in its Share Capital Account (other than amounts deposited in connection with the issuance of Additional Notes);
(4)    for so long as any Notes are outstanding, the Issuer shall not commence or take any action or facilitate a winding-up, liquidation, dissolution or other analogous proceeding;
(5)    the Issuer shall not amend its constitutive documents in any manner which would adversely affect the rights of Holders of the Notes in any material respect;
(6)    except as otherwise provided in this Indenture, the Issuer shall take all actions necessary and within its power to prohibit the transfer of the issued shares in the Issuer by the Issuer’s Parent, except to the extent set forth in Article 6;
(7)    the Issuer shall not merge, consolidate, amalgamate or otherwise combine with or into any Person or sell, transfer, lease or otherwise dispose of any material property or assets to any Person (other than any sale or other disposal of property or assets in connection with the incurrence of a Permitted Issuer Lien, in connection with the Belgian Issuer Accession and/or the Finco Loans Borrower Exchange as set forth under Article 8 following any enforcement action in accordance with the Collateral Sharing Agreement or as otherwise expressly permitted by this Indenture);
(8)    the Issuer shall use all reasonable efforts to: (A) maintain books and records separate from any other Person or entity; (B) maintain its accounts separate from those of any other Person or entity; (C) not commingle its assets with those of any other person or entity; (D) conduct its own business in its own name; (E) observe all corporate formalities; (F) maintain an arms’‑length relationship with any Affiliates; (G) maintain separate statutory financial statements; (H) pay its own liabilities out of its own funds (other than those contemplated under the Finco Loans (including, without limitation, the 2017 Finco Loans and the New Finco Loans, as applicable) the Transaction Documents or the New Transaction

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Documents, as applicable, and any related or similar agreement); (I) use separate stationery; (J) hold itself out as a separate entity; and (K) correct any known misunderstanding regarding its separate identity;
(9)    the Issuer (A) shall not take any action that would impair any security interests over the Note Collateral benefiting the Notes in any material respect (other than Permitted Issuer Liens and in connection with the Belgian Issuer Accession and/or the Finco Loans Borrower Exchange pursuant to Article 8) and (B) will take all actions (including making all filings and registrations) that may be necessary for the purpose of the creation, perfection, protection or maintenance of any Note Collateral subject to any Notes Security Document;
(10)    the Issuer shall use all amounts received (other than amounts not corresponding to required payments under the Notes or any Additional Debt) under the relevant Finco Loans for application towards amounts payable under the Notes or such Additional Debt; and
(11)    the Issuer will not grant any waiver or agree to any amendment or waive any rights under any of the Transaction Documents or the New Transaction Documents, as applicable, except with respect to the Senior Credit Facility Amendments or in compliance with Article 9.
(b)    Subject to the Collateral Sharing Agreement, whenever the Issuer receives a payment or prepayment under the 2017 Finco Loans or the New Finco Loans, as applicable, it shall use the funds received solely to satisfy its obligations (to the extent of the amount owing in respect of such obligations) under this Indenture (including any premium payable to Holders of the Notes).

Section 4.08	Impairment of Liens
The Issuer shall not take or omit to take any action that would have the result of materially impairing any Lien in the Note Collateral granted under the Notes Security Documents (it being understood, subject to the proviso below, that the incurrence of Permitted Issuer Liens shall under no circumstances be deemed to materially impair any Lien in the Note Collateral granted under the Notes Security Documents) for the benefit of the Trustee, the Security Trustee and the Holders of the Notes, and the Issuer shall not grant to any Person other than the Security Trustee, for the benefit of the Trustee, the Security Trustee and the Holders of the Notes and the other beneficiaries described in the Notes Security Documents and the Collateral Sharing Agreement, any interest in any of the Note Collateral, except that (1) the Issuer may incur Permitted Issuer Liens and (2) the Note Collateral may be discharged and released in accordance with this Indenture, the Notes Security Documents and the Collateral Sharing Agreement; provided however, that, except with respect to any discharge or release of Note Collateral in accordance with this Indenture, the Notes Security Documents or the Collateral Sharing Agreement, in connection with the incurrence of Liens for the benefit of the Trustee, the Security Trustee and Holders of Notes, or the release or replacement of any Note Collateral in compliance with the terms of this Indenture as described under Section 10.02, no Notes Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, at the direction of the Issuer and without the consent of the Holders of the Notes, the Trustee and the Security Trustee may from time to time (subject to customary protections and indemnifications from the Issuer) enter into one or more amendments to the Notes Security Documents to: (a) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (b) provide for Permitted Issuer Liens; (c) provide for the release of any Lien on any properties and assets constituting Note Collateral from the Lien of the Notes Security Documents, provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Notes; and (d) make any other change that does not adversely affect the Holders of the Notes

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in any material respect. For any amendments, modifications or replacement of any Notes Security Documents not contemplated in clauses (a) to (d) above, the Issuer shall contemporaneously with any such action deliver to the Trustee and Security Trustee, either (i) a solvency opinion, in form and substance reasonably satisfactory to the Trustee and Security Trustee, from an Independent Financial Advisor confirming the solvency of the Issuer after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (ii) a certificate from the responsible financial or accounting officer of the relevant grantor (acting in good faith) which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement or (iii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee and Security Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Notes Security Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected (if such concept is applicable under the jurisdiction where such Lien is granted) Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the Issuer complies with the requirements of this covenant, the Trustee and Security Trustee shall (subject to customary protections and indemnifications) consent to any such amendment, extension, renewal, restatement, supplement, modification or replacement without the need for instructions from Holders of the Notes.

Section 4.09	Application of Available Disposal Proceeds
(a)    Following receipt by the Issuer of notice of an asset disposal from Telenet Group BVBA delivered pursuant to Clause 6.1(a)(i)(A) of the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, the Issuer shall, within five Business Days after receipt of such notice, make an offer to all Holders of the Notes (an “Asset Sale Offer”) pursuant to Section 3.10.
(b)    Pursuant to the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, Telenet Group BVBA, and the Initial Telenet Borrower or the Belgian Borrower, as applicable, agree to pay (or procure the payment of) a principal amount of the 2017 Finco Loans or the New Finco Loans, as applicable, pro rata based on the aggregate principal amount of the relevant series of Notes tendered in such Asset Sale Offer equal to the lesser of (i) the relevant Available Disposal Proceeds and (ii) of the aggregate principal amount of Notes tendered in such Asset Sale Offer, and the Issuer shall accept for purchase an equal aggregate principal amount of such Notes in such Asset Sale Offer. The Issuer shall apply any such prepayment of the 2017 Finco Loans or the New Finco Loans, as applicable, together with all accrued and unpaid interest on the relevant 2017 Finco Loans or the relevant New Finco Loans, as applicable, thereon to the date of prepayment, to pay the purchase price of all Notes accepted for purchase in such Asset Sale Offer.
(c)    The Issuer shall promptly notify the Trustee, Telenet Group BVBA and the Initial Telenet Borrower or the Belgian Borrower, as applicable, of the aggregate principal amount of the relevant series of Notes tendered in such Asset Sale Offer. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of the Available Disposal Proceeds, the Trustee or, if the Notes are held in global form within the X/N Clearing System, the Paying and Domiciliary Agent shall select the Notes to be purchased as set forth in Section 3.10.
(d)    Promptly following receipt of notice from Telenet Group BVBA, the Initial Telenet Borrower and the Belgian Borrower, as applicable, delivered pursuant to 6.1(a)(i)(B) of the

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Telenet Service Agreement or the New Telenet Service Agreement, as applicable, the Issuer shall provide notice to Holders that the Notes will be redeemed in whole or in an aggregate amount specified in such notice from Telenet Group BVBA, the Initial Telenet Borrower and the Belgian Borrower, as applicable. Following receipt of prepayment of the 2017 Finco Loans or the New Finco Loans, as applicable, described in Section 4.09(c), the Issuer will promptly redeem an aggregate principal amount of the relevant series of Notes equal to the Available Disposal Proceeds at a redemption price in cash equal to the redemption price that would be payable if such Notes were redeemed on such date pursuant to Section 3.07, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

Section 4.10	Maintenance of the Existence of the Issuer
(a)    The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with its constitutional documents (as the same may be amended from time to time) and the rights (contractual and statutory), licenses and franchises of the Issuer.
(b)    In addition, the Issuer agrees that, except as set forth under Article 6, it will not register any transfer of its issued shares by the Issuer’s Parent.

Section 4.11	Redemption Upon a Change of Control
Upon the occurrence of any mandatory prepayment of any or all of the 2017 Finco Loans or the New Finco Loans, as applicable, following a “Change of Control” (as defined under Clause 10.2 (Mandatory prepayment—change of control) of the Senior Credit Facility), the Issuer will redeem the corresponding aggregate principal amount of the Dollar Notes and the Euro Notes, as the case may be, subject to and in accordance with the notice provisions of the Senior Credit Facility, at a redemption price equal to 101% of the principal amount of such Notes redeemed plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date.

Section 4.12	Minimum Period for Consents under Loan Documents
In the event that the Issuer, as a Telenet Lender under each 2017 Finco Loan or each New Finco Loan, as applicable, is eligible or required to vote (or otherwise consent) with respect to any request by any member of the Telenet Group for any waiver, amendment or supplement to any Telenet Loan Document or any other determination to be made by the Telenet Lenders (other than with respect to the Senior Credit Facility Amendments), the Issuer will procure the agreement from the applicable member of the Telenet Group that the period during which the Issuer, as a Telenet Lender, will be eligible to validly vote (or otherwise consent) with respect to any such waiver, amendment, supplement or determination will not be less than 15 Business Days from the date when written request for such waiver, amendment or supplement is first made to the Telenet Lenders. The Issuer will distribute, or cause to be distributed, to Holders of the relevant series of Notes and all holders of Book-Entry Interests in a Global Note or otherwise make available (including through the facilities of Participants of the X/N Clearing System) all documents related to any such waiver, amendment, supplement or other determination distributed to the Issuer as a Telenet Lender, including all documentation necessary to enable the Holders of the relevant series of Notes to vote in the manner set forth in Article 9, within three Business Days after the date when written request for such waiver, amendment or supplement is first made to the Telenet Lenders.

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Section 4.13	Payments for Consent
(a)    Other than in respect of the Senior Credit Facility Amendments, the Issuer will not, and will procure that no member of the Telenet Bank Group will, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Telenet Lender for or as an inducement to any consent, waiver or amendment under any Telenet Loan Document which is subject to the consent of Majority Lenders or all Telenet Lenders unless:
(1)    such consideration is also offered to be paid to the Issuer (as a Telenet Lender); and
(2)    if the Issuer consents, waives or agrees to such consent, waiver or amendment in accordance with Section 9.01 in the time frame set forth in the solicitation documents relating thereto (including any amendment or supplement thereto), the Issuer is paid such consideration. The Issuer shall promptly pay any such consideration received by it to all consenting Holders of the relevant series of Notes on a pro rata basis.
(b)    The Issuer shall not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes (of the relevant series of Notes) for or as an inducement to any consent, waiver, amendment or supplement of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes (or the relevant series of Notes) that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, amendment or supplement.

Section 4.14	Amendments to Loan Documents to be applied equally to all Telenet Lenders
The Issuer shall procure that no member of the Telenet Bank Group will amend, waive or supplement any Telenet Loan Document requiring the consent of Majority Lenders or all Telenet Lenders to amend, waive or supplement, unless such amendment, waiver or supplement applies to all Telenet Lenders; provided, this Section 4.14 will not apply to the Senior Credit Facility Amendments or:
(a)     any such amendment, waiver or supplement that does not adversely affect the rights of the Issuer or the Holders of the relevant series of Notes in any material respect;
(b)    any amendment, waiver or supplement consented to by Holders of a majority in aggregate principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be, in compliance with Section 9.03 as if such amendment, waiver or supplement were subject to the majority consent provisions described thereunder; or
(c)    such amendment, waiver or supplement that has been consented to by the requisite Telenet Lenders (as determined in accordance with the Senior Credit Facility), including the Issuer, but irrespective of whether the Issuer, acting on the instructions of the Holders of the relevant series of Notes in accordance with the terms of this Indenture, has voted in favor of the amendment, waiver or supplement.

Section 4.15	Additional Amounts
All payments made by or on behalf of the Issuer or any successor thereto (a “Payor”) on or with respect to the Notes will be made without withholding or deduction for, or on account of, any present or future taxes (including interest or penalties to the extent resulting from a failure by the Issuer to timely pay amounts due), duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

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(1)	Luxembourg or any political subdivision or governmental authority thereof or therein having power to tax;

(2)	Belgium or any political subdivision or governmental authority thereof or therein having power to tax, in the event of the Belgian Issuer Accession;

(3)	any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(4)
any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2), (3) and (4), a “Relevant Tax Jurisdiction”),

will at any time be required from any payments made with respect to the Notes (an “Issuer Tax Event”), including payments of principal, redemption price, interest or premium, the Payor will make such deduction or withholding, make payment of the amount so deducted or withheld to the Relevant Tax Jurisdiction and pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Notes, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) equals the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(a)
any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner and the Relevant Tax Jurisdiction imposing such Taxes (other than the mere ownership or holding of such Note or enforcement of rights thereunder or under this Indenture or the receipt of payments in respect thereof);

(b)
any Taxes that would not have been so imposed but for the failure of the Holder or beneficial owner of such Note to make a declaration of non-residence or any other claim or filing for exemption to which it is entitled, provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Tax Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Tax Jurisdiction, the relevant Holder at that time has been notified (in accordance with the procedures set forth in this Indenture) by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made;

(c)
any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period);

(d)	any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest on the Notes;

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(e)	any estate, inheritance, gift, sale, transfer, personal property, capital gains or similar tax, assessment or other governmental charge;

(f)	[Reserved];

(g)	all United States backup withholding taxes;

(h)
any withholding or deduction imposed pursuant to (a) Sections 1471 through 1474 of the United States Internal Revenue Code of 1986 (as amended), as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of (a) above or (c) any agreement pursuant to the implementation of (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction;

(i)	[Reserved];

(j)
to a Holder of Notes, who at the time of acquisition of the Notes, was not an X/N Eligible Investor or to a Holder of Notes who was an X/N Eligible Investor at the time of acquisition of the Notes but, for reasons within the Holder’s control, either ceased to be an X/N Eligible Investor or, at any relevant time on or after the acquisition of the Notes, otherwise failed to meet any other condition for the exemption of Belgian withholding tax pursuant to the law of 6 August 1993 relating to certain securities, or is an X/N Eligible Investor but is not holding the Note in the X/N Clearing System;

(k)	to a Holder of Notes who is liable to such Taxes because the Notes were upon its request converted into Definitive Registered Notes and could no longer be cleared through the X/N Clearing System; or

(l)	any combination of items (a) through (k) above.
Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (a) to (l) inclusive of this Section 4.15.
The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Tax Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Tax Jurisdiction imposing such Taxes and will provide such certified copies (or, if certified copies are not available despite reasonable efforts of the Payor, other evidence of payment reasonably satisfactory to the Trustee) to each Holder. The Payor will attach to each certified copy (or other evidence) a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of Dollar Notes or €1,000 principal amount of Euro Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request and will be made available at the offices of the Issuer or a Paying Agent if the Notes are then listed on the Luxembourg Stock Exchange.

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At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee, any Paying Agent and the Paying and Domiciliary Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Paying and Domiciliary Agent or the Paying Agent, as the case may be, to pay such Additional Amounts to Holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters. The Trustee and each Paying Agent shall be entitled to rely solely on each such Officer’s Certificate as conclusive proof that such payments are necessary.
Wherever mentioned in this Indenture or the Notes in any context: (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest, or (4) any other amount payable on or with respect to the Notes, such reference will be deemed to include payment of Additional Amounts as described under this Section 4.15 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
In the event the Payor is required to pay Additional Amounts, pursuant to the terms of the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, the Initial Telenet Borrower or the Belgian Borrower, as applicable, will pay to the Payor an amount in cash equal to such Additional Amounts to enable the Payor to make such payment.
The Payor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies (including interest and penalties to the extent resulting from a failure by the Issuer to timely pay amounts due) which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes, excluding (i) any Luxembourg registration duties (droits d’enregistrement) due in case the Notes (and/or any documents in connection therewith) which are registered with the Registration and Estates Department (Administration de l’Enregistrement et des Domaines) by the Holder of the Notes on a voluntary basis and (ii) any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction or any jurisdiction in which a Paying and Domiciliary Agent or a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the relevant Finco Loan or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.
The obligations of this Section 4.15 regarding withholding taxes will survive any termination, defeasance or discharge of this Indenture.

Section 4.16	Additional Collateral Sharing Agreement
(a)    The Trustee and Security Trustee shall become party to the Collateral Sharing Agreement on the Issue Date, and each Holder of a Note, by accepting such Note, will be deemed to have (i) authorized the Trustee and Security Trustee to enter into the Collateral Sharing Agreement, (ii) agreed to be bound by all the terms and provisions of the Collateral Sharing Agreement applicable to such Holder and (iii) irrevocably appointed each of the Trustee and the Security Trustee to act on its behalf and to perform the duties and exercise the rights, powers and discretions that are specifically given to them under the Collateral Sharing Agreement.
(b)    At the request of the Issuer, in connection with the incurrence by the Issuer of any Financial Indebtedness that is permitted to share the Note Collateral pursuant to the

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definition of Permitted Issuer Liens, the Issuer, the Trustee and the Security Trustee shall enter into with the Holders of such Financial Indebtedness (or their duly authorized representatives) a collateral sharing agreement, including a restatement, accession, amendment or other modification of an existing collateral sharing agreement (an “Additional Collateral Sharing Agreement”), on substantially the same terms as the Collateral Sharing Agreement (or terms not materially less favorable to the Holders of the Notes); provided that such Additional Collateral Sharing Agreement will not impose any personal obligations on the Trustee or the Security Trustee or adversely affect the personal rights, duties, liabilities or immunities of the Trustee under this Indenture or the Additional Collateral Sharing Agreement.
(c)    At the direction of the Issuer and without the consent of the Holders of the Notes, the Trustee and the Security Trustee will from time to time enter into one or more amendments to the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement to: (i) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (ii) add other parties (such as representatives of new issuances of Financial Indebtedness) thereto; (iii) further secure the Notes (including Additional Notes); (iv) make provision for equal and ratable grants of Liens on the Note Collateral to secure Additional Notes or to implement any Permitted Issuer Liens; (v) make any other change to the Collateral Sharing Agreement or such Additional Collateral Sharing Agreement to provide for additional Financial Indebtedness or other obligations that are permitted by the terms of this Indenture to be incurred and secured by a Lien on the Note Collateral on a pari passu basis with the Liens securing the Notes; (vi) amend the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement in accordance with the terms thereof or; (vii) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of any Financial Indebtedness that is secured by the Note Collateral and that is not prohibited by this Indenture; or (viii) make any other change thereto that does not adversely affect the rights of the Holders of the Notes in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of any Note, enforcement of Liens over the Note Collateral, the application of proceeds from the enforcement of the Note Collateral or the release of any Liens over the Note Collateral in a manner than would adversely affect the rights of the Holders of the Notes in any material respect except as otherwise permitted by the Indenture, the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement immediately prior to such change. The Issuer will not otherwise direct the Trustee or the Security Trustee to enter into any amendment to the Collateral Sharing Agreement or, if applicable, any Additional Collateral Sharing Agreement, without the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, except as described above or otherwise permitted under Sections 9.02 or 9.03, and the Issuer may only direct the Trustee and the Security Trustee to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or Security Trustee or, in the opinion of the Trustee or Security Trustee, adversely affect their respective rights, duties, liabilities or immunities under this Indenture or the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement.
(d)    Each Holder of a Note, by accepting such Note, will be deemed to have:

(1)	appointed and authorized the Trustee and the Security Trustee from time to time to give effect to such provisions;

(2)	authorized each of the Trustee and the Security Trustee from time to time to become a party to any Additional Collateral Sharing Agreement;

(3)	agreed to be bound by such provisions and the provisions of any Additional Collateral Sharing Agreement; and

(4)	irrevocably appointed the Trustee and the Security Trustee to act on its behalf from time to time to enter into and comply with such provisions and the

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provisions of any Additional Collateral Sharing Agreement, in each case, without the need for the consent of the Holders of the Notes.
(e)    In relation to the Collateral Sharing Agreement or an Additional Collateral Sharing Agreement, the Trustee shall consent on behalf of the Holders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Notes thereby; provided, however, that such transaction would comply with this Indenture.

Section 4.17	Further Instruments and Acts
Upon request of the Trustee, but without an affirmative duty on the Trustee to do so, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.18	Listing
(a)    The Issuer shall apply to list the Notes on the Official List of the Luxembourg Stock Exchange and will use all reasonable efforts to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange within a reasonable period after the Issue Date and will maintain such listing as long as the Notes are outstanding; provided that if the Issuer can no longer maintain such listing or it becomes unduly burdensome to make or maintain such listing (for the avoidance of doubt, preparation of financial statements in accordance with IFRS (except pursuant to the definition of GAAP) or any accounting standard other than GAAP and any other standard pursuant to which the Issuer then prepares its financial statements in compliance with Section 4.03 shall be deemed unduly burdensome), the Issuer may cease to make or maintain such listing on the Luxembourg Stock Exchange provided that the Issuer will use its reasonable best efforts to obtain and maintain the listing of the Notes on another recognized listing exchange for high yield issuers (which may be a stock exchange that is not regulated by the European Union).
(b)    Notwithstanding Section 4.18(a), the Issuer may at its sole option at any time, without the consent of the Holders of the Notes or the Trustee, de-list the Notes from any stock exchange for the purposes of moving the listing of the Notes to the International Stock Exchange (the “International Stock Exchange”). Furthermore, notwithstanding anything herein to the contrary, the Issuer may cease to make or maintain a listing (whether on the Luxembourg Stock Exchange, the International Stock Exchange or on another recognized listing exchange for high yield issuers) if such listing is not required for the Issuer to benefit from an exemption on withholding tax on interest payments on the Notes or to otherwise prevent tax from being withheld from interest payments on the Notes.
ARTICLE 5
THE FINCO LOAN AND LIMITED RECOURSE OBLIGATIONS

Section 5.01	The Finco Loans
On the Issue Date the Issuer shall (i) enter into the Finco Accession Agreement AJ and Finco Accession Agreement AK, (ii) accede to the Senior Credit Facility as a Telenet Lender, (iii) advance the net proceeds of the issuance of the Dollar Notes, together with the fees payable to it (if any) by the Initial Telenet Borrower under the Telenet USD Fee Letter, pursuant to the Finco Accession Agreement AJ, and (iv) advance the net proceeds of the issuance of the Euro Notes, together with the fees payable to it (if any) by the Initial Telenet Borrower under the Telenet EUR Fee Letter, pursuant to the Finco Accession Agreement AK. The principal amount of the Dollar Notes due at maturity, as well as the maturity date, rate of interest and currency, among other things, will be identical to the corresponding provisions of Finco Loan AJ, and the principal amount of the Euro Notes due at maturity, as well as the maturity date, rate of interest

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and currency, among other things, will be identical to the corresponding provisions of Finco Loan AK.

Section 5.02	Limited Recourse Obligations
The obligations of the Issuer under this Indenture, the Notes and the Notes Security Documents to which it is a party will be limited as set forth in this Indenture. All payments to be made by the Issuer under this Indenture (including any Additional Amounts), the Notes and the Notes Security Documents to which it is a party will be made only from and to the extent of such sums received or recovered by or on behalf of the Issuer, the Trustee or the Security Trustee under the Note Collateral, including the Issuer’s right under the Senior Credit Facility and the Transaction Documents and none of the Trustee, the Security Trustee, the Paying and Domiciliary Agent, the Registrar, any Paying Agent or the Holders of Notes will have any further recourse to the Issuer in respect thereof in the event that the amount due and payable by the Issuer under this Indenture, the Notes, the Collateral Sharing Agreement and the Notes Security Documents exceeds the amounts so received or recovered under the Note Collateral, including the Issuer’s right under the Senior Credit Facility and the Transaction Documents .
Notwithstanding any provision in this Indenture, the Notes, the Notes Security Documents or otherwise to the contrary, the obligations of the Issuer to the Trustee, the relevant Paying Agent, the Transfer Agent, the Registrar, the Authenticating Agent and the Holders of the Notes under this Indenture, the Notes and the Notes Security Documents shall be limited to the proceeds of the realization of the Note Collateral as applied in accordance with the provisions of Section 6.11 and the Collateral Sharing Agreement. Having realized all the Note Collateral in accordance with the Notes Security Documents and the Collateral Sharing Agreement and distributed the net proceeds thereof in accordance with this Indenture, none of the Trustee, the Paying and Domiciliary Agent, the Registrar, the Authenticating Agent and the Holders of the Notes may take any further steps to recover any sum still unpaid in respect of the Notes, this Indenture, the Collateral Sharing Agreement or any of the Notes Security Documents or otherwise and all obligations of and claims against the Issuer in respect of any such sum due but still unpaid shall be extinguished and shall not revive.
In addition, Holders of the Notes will not have a direct claim on the cash flow or assets of any member of the Telenet Bank Group and no member of the Telenet Bank Group will have any obligation, contingent or otherwise, to pay amounts due under the Notes, or to make funds available to the Issuer for those payments, other than the obligations of the Initial Telenet Borrower or the Belgian Borrower, as applicable, and the Senior Facility Guarantors to make payments to Telenet Lenders under the Senior Credit Facility, the 2017 Finco Accession Agreements or the New Finco Accession Agreements, as applicable, the 2017 Telenet Fee Letters and/or the Telenet Service Agreement or New Telenet Service Agreement, as applicable.
The provisions of this Section 5.02 shall survive the termination of this Indenture.
ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01	Events of Default
(a)    Each of the following is an “Event of Default”:
(1)    default in any payment of interest or Additional Amounts on any Note when due, which has continued for 30 days;
(2)    default for one Business Day in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

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(3)    failure by the Issuer to comply with its obligations under clauses (4), (5), (7) or (11) of Section 4.07, Section 4.10 and Section 4.12;
(4)    failure by the Issuer for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any of the agreements in this Indenture (other than those described in Section 6.01(a)(1), Section 6.01(a)(2) and Section 6.01(a)(3)) or the Notes;
(5)    breach by the Issuer of any material representation or warranty in any Notes Security Document to which it is a party, the repudiation by the Issuer of any of its obligations under any Notes Security Document to which it is a party or the unenforceability for any reason against the Issuer of any Notes Security Document to which it is a party;
(6)

(A)
there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Issuer bankrupt or insolvent, or seeking moratorium, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its respective properties, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(B)
the Issuer commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or files for or has been granted a moratorium on payment of its debts or files for bankruptcy or is declared bankrupt;

(C)
the Issuer consents to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency or proceeding against it;

(D)
the Issuer files a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law (other than a solvent reorganization for purposes of transferring assets among the Issuer),

(E)
the Issuer (i) consents to the filing of such petition or the appointment of, or taking possession by, an administrator, custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or of any substantial part of its properties, (ii) makes an assignment for the benefit of creditors or (iii) admits in writing its inability to pay its debts generally as they become due,

(F)	the whole or any substantial part of the assets of the Issuer has been placed under administration, or

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(G)	the Issuer takes any corporate action in furtherance or any such actions in sub-clauses (B) through (F) of this Section 6.01(a)(6); or
(7)    (a) failure by any party thereto for 60 days to comply with any of the agreements in the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, or any Telenet Fee Letter in any material respect or (b) the repudiation by any party thereto of any of its obligations under any of the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, or any Telenet Fee Letter, the unenforceability for any reason against any party thereto of the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, or such Telenet Fee Letter or any breach by any party thereto of any material representation or warranty in the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, or such Telenet Fee Letter ; or
(8)    (a) the occurrence of a Telenet Event of Default that is continuing or (b) any breach by Telenet Group BVBA or the Initial Telenet Borrower or the Belgian Borrower, as applicable, of any material representation or warranty or any material agreement in the Finco Accession Agreements or the New Finco Accession Agreements, as applicable .
(b)    For purposes of Section 6.01(a)(8), “Telenet Event of Default” means an “Event of Default” as defined in the Senior Credit Facility (including the 2017 Finco Accession Agreements or the New Finco Accession Agreements, as applicable) as then in effect.
(c)    Notwithstanding anything to the contrary herein, (i) if a Default occurs for a failure to deliver a required certificate in connection with another default (an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03, or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02	Acceleration
(a)    In the case of an Event of Default under Section 6.01(a)(6), with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default (other than any Event of Default described in Section 6.01(a)(8)) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may by notice to the Issuer and the Trustee, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, and Additional Amounts, if any, on the Notes to be due and payable immediately. Upon such a declaration, such principal, premium and accrued and unpaid interest and Additional Amounts, if any, will be due and payable immediately.
(b)    The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium on, Additional Amounts with respect to, or the principal of, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee and/or the Security Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest, premium or Additional Amounts (if any)

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Section 6.03	Other Remedies
(a)    Following an acceleration of the Notes pursuant to Section 6.02, the Lien over the Note Collateral will become enforceable subject to and in accordance with the terms of the Collateral Sharing Agreement (a “CSA Enforcement Event”). Following a CSA Enforcement Event under the Collateral Sharing Agreement, pursuant to each Finco Accession Agreement or each New Finco Accession Agreement, as applicable, Telenet Group BVBA, Telenet International Finance and/or Telenet Financing USD, as applicable, will consent to any assignment, transfer or novation of rights and/or obligations (in whole or in part) of each 2017 Finco Loan or each New Finco Loan, as applicable, including any subsequent assignment, transfer or novation of each 2017 Finco Loan or each New Finco Loan, as applicable, subject to minimum transfer amount of $200,000 (in the case of Finco Loan AJ or New Finco Loan AJ-B) or €100,000 (in the case of Finco Loan AK or New Finco Loan AK-B), as applicable, and other requirements of a Telenet Lender under the Senior Credit Facility.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults
The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium on, Additional Amounts with respect to, or the principal of, the Notes (other than a payment default resulting from an acceleration that has been rescinded).
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or other security satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.05	Control by Majority
The Holders of a majority in aggregate principal amount of the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, this Indenture or the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement or that the Trustee determines is unduly prejudicial to the rights of any other Holder of the Notes or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled

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to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06	Limitation on Suits
The Trustee and/or the Security Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee and/or Security Trustee indemnity or security satisfactory to it in its sole discretion against any loss, liability or expense. Except to enforce the right provided under Section 6.07 to receive payment of principal, premium, if any, or interest or Additional Amounts (if any) when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 50% in aggregate principal amount of the then outstanding Notes have requested the Trustee and/or the Security Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee and/or Security Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee and/or Security Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee and/or Security Trustee a direction inconsistent with such request within such 60‑day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07	Rights of Holders of Notes to Receive Payment
Notwithstanding any other provision of this Indenture (but always subject to the provisions of Section 5.02 and Section 6.13), the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holders of not less than 90% in aggregate principal amount of the Notes.

Section 6.08	[Reserved]

Section 6.09	Collection Suit by Trustee
If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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Section 6.10	Trustee May File Proofs of Claim
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11	Priorities
Subject to the terms of the Collateral Sharing Agreement, all moneys received by the Trustee under this Indenture, the Notes or any Notes Security Document shall be held by the Trustee, as applicable, in trust to apply them:
First:    to the Trustee, Security Trustee, any Agent, receiver or their respective agents and attorneys for amounts due to any of them under Section 7.07 and Section 10.09, including payment of all compensation, expenses and liabilities incurred, and all advances made, by these parties and indemnities and the costs and expenses of collection;
Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
Third:    to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

Section 6.12	Undertaking for Costs
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the

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Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.13	Non Petition
Each of the Trustee, the Security Trustee, any Paying and Domiciliary Agent and any Registrar and each Holder of Notes will agree that its rights against the Issuer under this Indenture and the Notes will be limited to the extent that it will not take any action or proceedings against the Issuer to recover any amounts due and payable by the Issuer to it under this Indenture, the Notes or the Notes Security Documents except as expressly permitted by the provisions of this Indenture, the Notes, the Notes Security Documents and the Collateral Sharing Agreement. Each of the Trustee, the Security Trustee, any Paying and Domiciliary Agent and any Registrar and each Holder of Notes will further agree that it will not, and in the case of a Holder of Notes will not request that the Trustee or the Security Trustee on its behalf, petition a court for, or take any other action or commence any proceedings for, the liquidation or winding-up of the Issuer or any other bankruptcy or insolvency proceedings with respect to the Issuer. The provisions of this Section 6.13 shall survive the termination of this Indenture.
ARTICLE 7
TRUSTEE

Section 7.01	Duties of Trustee
(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this Section 7.01(c) does not limit the effect of Section 7.01(b);
(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or Section 6.05.

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(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.
(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    In no event shall the Trustee or any other entity of The Bank of New York Mellon Group be liable for any Losses arising to the Trustee or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from any Issuer, any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or e-mail.

Section 7.02	Rights of Trustee
(a)    The Trustee and each agent acting on its instructions may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)    The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.01(a)(1) or Section 6.01(a)(2) (provided it is acting as Paying Agent); and (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification. Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

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(h)    The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by The Bank of New York Mellon, London Branch in each of its capacities hereunder and by The Bank of New York Mellon SA/NV, Luxembourg Branch and each agent, custodian and other person employed to act hereunder. Absent willful misconduct or negligence, each Paying Agent and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.
(j)    The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(k)    The Trustee shall not be liable for any consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer.
(l)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.
(m)    In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.
(n)    The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(o)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Monetary Union or any other national or international calamity or emergency (including natural disasters or acts of God), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(p)    The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.

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(q)    The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
(r)    The parties hereto accept that some methods of communication are not secure and the Trustee or any other entity of The Bank of New York Mellon Group shall incur no liability for receiving instructions via any such non-secure method. The Trustee or any other entity of The Bank of New York Mellon Group is authorized to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof). The Issuer or authorized officer of the Issuer shall use all reasonable efforts to ensure that Written Instructions transmitted to the Trustee or any other entity of The Bank of New York Mellon Group pursuant to this Indenture are complete and correct. Any Written Instructions shall be conclusively deemed to be valid Written Instructions from the Issuer or authorized officer of the Issuer to the Trustee or any other entity of The Bank of New York Mellon Group for the purposes of this Indenture.
(s)    The Trustee shall have the right to accept and act upon Written Instructions, including with respect to fund transfers given pursuant to this Indenture and delivered using Electronic Means. If the Issuer elects to give the Trustee Written Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Written Instructions, the Trustee’s understanding of such Written Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Written Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Person have been sent by such Authorized Person. The Issuer shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to the Trustee and that the Issuer and all Authorized Persons are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Written Instructions notwithstanding such directions conflict or are inconsistent with a subsequent Written Instruction not delivered by Electronic Means. The Issuer agrees: (1) to assume all risks arising out of the use of Electronic Means to submit Written Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Written Instructions, and the risk of interception and misuse by third parties; (2) that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions by Electronic Means to the Trustee and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by the Issuer; (3) that the security procedures (if any) to be followed in connection with its transmission of Written Instructions by Electronic Means provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (4) use its reasonable commercial efforts to notify the Trustee upon learning of any compromise or unauthorized use of the security procedures.
(t)    Each Holder, by accepting a Note, authorizes and directs the Trustee to enter into the Paying and Domiciliary Agency Agreement.

Section 7.03	Individual Rights of Trustee
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is used in the TIA) it must eliminate such conflict within 90 days or resign as Trustee hereunder. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

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Section 7.04	Trustee’s Disclaimer
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06	Reports by Trustee to Holders of the Notes
Within 60 days after it becomes aware of the occurrence of an event described in TIA § 313(a), and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that would comply with TIA § 313(a) as if this Indenture were required to be qualified under the TIA (but if no event described in TIA § 313(a) has occurred, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2) as if this Indenture were required to be qualified under the TIA.

Section 7.07	Compensation and Indemnity
(a)    The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)    The Issuer will indemnify the Trustee, including its directors, officers, employees and agents, against any and all losses, liabilities, charges or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any supplement or amendment thereto, the Notes, any Notes Security Documents, the Collateral Sharing Agreement, and Additional Collateral Sharing Agreement, the Paying and Domiciliary Agency Agreement or in any other role performed by The Bank of New York Mellon, London Branch in relation to the Notes, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, charge or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder. The Issuer will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such

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counsel. The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Issuer under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to this Indenture and any rejection or termination under any Bankruptcy Law and the satisfaction and discharge of this Indenture.
(d)    To secure the Issuer’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable Bankruptcy Law.
For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given, to the Trustee in Section 7.07, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and by each agent (including The Bank of New York Mellon SA/NV, Luxembourg Branch), custodian and other Person employed by the Trustee to act hereunder.

Section 7.08	Replacement of Trustee or Security Trustee
(a)    A resignation or removal of the Trustee or Security Trustee and appointment of a successor Trustee or Security Trustee will become effective only upon the successor Trustee’s or Security Trustee’s acceptance of appointment, as applicable, as provided in this Section 7.08.
(b)    The Trustee and Security Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or Security Trustee by so notifying the Trustee or Security Trustee, as applicable, and the Issuer in writing. The Issuer may remove the Trustee or Security Trustee if:
(1)    the Trustee or Security Trustee fails to comply with Section 7.10;
(2)    the Trustee or Security Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee or Security Trustee, as applicable, under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or Security Trustee, or its respective property, as applicable;
(4)    the Trustee or Security Trustee becomes incapable of acting; or
(5)    the Trustee or the Security Trustee is unable to successfully complete its respective customary client identification process identified in Section 8.02(a) below so that it may have a contractual relationship with the Belgian Issuer.
(c)    If the Trustee or Security Trustee resigns or is removed or if a vacancy exists in the office of the Trustee or Security Trustee for any reason, the Issuer will promptly appoint a successor Trustee or Security Trustee, as applicable. Within one year after the successor Trustee or successor Security Trustee, as applicable, takes office, the Holders of a majority in

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aggregate principal amount of the then outstanding Notes may appoint a successor Trustee or successor Security Trustee, as applicable, to replace the successor Trustee or successor Security Trustee appointed by the Issuer.
(d)    If a successor Trustee or Security Trustee does not take office within 60 days after the retiring Trustee or Security Trustee resigns or is removed, (i) the retiring Trustee or Security Trustee, as applicable, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Security Trustee, as applicable; or (ii) the retiring Trustee or Security Trustee may appoint a successor Trustee or Security Trustee, as applicable, at any time prior to the date on which a successor Trustee or Security Trustee, as applicable, takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.
(e)    If the Trustee or Security Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Security Trustee and the appointment of a successor Trustee or Security Trustee, as applicable.
(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
(g)    A successor Security Trustee will deliver a written acceptance of its appointment to the retiring Security Trustee, the Trustee and to the Issuer. Any such appointment shall take effect upon the resigning Security Trustee having assigned to the successor Security Trustee any independent rights of the resigning Security Trustee in its individual capacity under any of this Indenture, the Notes or the Notes Security Documents by an assignment not constituting a novation of debt and to the extent legally possible not having any negative effect on the Notes Security Documents executed in favor of the resigning Security Trustee, the benefit of which shall be explicitly reserved to the successor Security Trustee. Thereafter, the resigning Security Trustee shall be discharged from any further obligation under this Indenture and the Notes Security Documents and its successor and each of the other parties hereto and thereto shall have the same rights and obligations inter se as they would have had if such successor had been a party to this Indenture and the Notes Security Documents in place of the resigning Security Trustee. The resigning Security Trustee shall make over to its successor all such records as its successor requires to carry out its duties. Notwithstanding replacement of the Security Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 10.09 will continue for the benefit of the retiring Security Trustee.
(h)    Notwithstanding any other provision of this Section 7.08, the Trustee or Security Trustee shall not resign until either (A) the trust created by this Indenture has been completely liquidated and the proceeds of the liquidation distributed to the Holders, or (B) a successor Trustee, having the qualifications prescribed in Section 7.10, or Security Trustee, as applicable, has been designated and has accepted such trusteeship.

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Section 7.09	Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10	Eligibility; Disqualification
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof or a jurisdiction in the European Union that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million equivalent as set forth in its most recent published annual report of condition.
This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5) as if this Indenture were required to be qualified under the TIA and who satisfies the requirements of Section 26(a)(1) of the U.S. Investment Company Act of 1940, as amended, and that is not affiliated, as that term is defined in Rule 405 under the U.S. Securities Act, with the Issuer or with any person involved in the organization or operation of the Issuer, which does not offer or provide credit or credit enhancement to the Issuer. For purposes of this Indenture, the Trustee will be deemed to be subject to TIA § 310(b); provided, however that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of, or certificates of interest or participation in other securities of, the Issuer are outstanding if the requirements for such exclusion as set forth in TIA § 310(b)(1) are met.

Section 7.11	Preferential Collection of Claims Against Issuer
The Trustee will be deemed to be subject to TIA § 311(a) on the same basis as if this Indenture were required to be qualified under the TIA, excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be deemed to be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12	Contractual Recognition of Bail-In Powers
Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding among the parties to this Indenture, each counterparty to a BRRD Party under this Indenture acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:
(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:
(1)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(2)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);
(3)    the cancellation of the BRRD Liability;

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(4)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)    the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Section 7.13	Tax Matters

(a)
Information Covenants. Each of the Issuer, the Paying and Domiciliary Agent and the Trustee (or any Agent) shall, within ten Business Days of a written request by the other party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party's compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 7.13 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this Section 7.13, “Applicable Law” means applicable tax laws (inclusive of any current and future laws, rules, regulations, intergovernmental agreements and interpretations thereof promulgated by competent authorities) related to this Indenture in effect from time to time.

(b)
Notice of Withholding or Deduction. If the Issuer is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes as contemplated by Section 4.15 or any undertaking given in addition to or in substitution for Section 4.15 pursuant to this Indenture, the Issuer shall give notice to the Trustee as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Trustee such information as it or any Agent (including any Paying Agent) shall require to enable each of them to comply with the requirement.

(c)
Entitlement to Withhold or Deduct. Notwithstanding any other provision of this Indenture, the Trustee or any Agent (including any Paying Agent) shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Taxes, if and only to the extent so required by Applicable Law or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee or any Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant regulatory or governmental authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant regulatory or governmental authority for such amount. In each case, the Trustee and each Agent shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such taxes, duties or charges.

ARTICLE 8
BELGIAN ISSUER ACCESSION AND FINCO LOAN BORROWER EXCHANGE

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Section 8.01	Belgian Issuer Accession
At any time prior to the Maturity Date and upon no less than 8 Business Days’ written notice (the “Belgian Issuer Accession Notice”) from the Initial Telenet Borrower to the Initial Issuer, with a copy to the Telenet Facility Agent, the following transactions will be completed substantially concurrently (collectively, the “Belgian Issuer Accession”); provided that (i) all corresponding conditions in the Finance Documents (as defined in the Senior Credit Facility) have been satisfied and (ii) the Initial Telenet Borrower or another member of the Telenet Bank Group shall pay, or procure the payment of, any costs or expenses in respect of the maintenance of the Initial Issuer’s existence (including any tax liabilities) or incurred by the Initial Issuer in order to consummate the Belgian Issuer Accession, in each case until the earlier of (i) the Initial Issuer’s liquidation or dissolution or (ii) the date that is six months and ten days following the Belgian Issuer Accession Date (as defined below):
(a)    the Belgian Issuer will enter into a supplemental indenture, accession agreement or other similar agreement (substantially in the form attached as Exhibit E) to accede to this Indenture and the Notes as issuer and assume all of the Initial Issuer’s rights and obligations thereunder (the “Accession Agreement”);
(b)    the Initial Issuer will assign, novate or otherwise transfer to the Belgian Issuer all of the Initial Issuer’s rights, title, interest and obligations under the Transaction Documents (other than the Collateral Sharing Agreement), and the Belgian Issuer will assume all of the Initial Issuer’s rights, title, interest and obligations thereunder, pursuant to an assignment agreement, novation agreement, transfer agreement or other similar agreement (the “Transfer Agreement”);
(c)    each of the Initial Issuer, the Belgian Issuer and the Telenet Facility Agent will execute and deliver a transfer certificate with respect to each 2017 Finco Loan pursuant to Clause 29.4 (Procedure for Transfer by Way of Novations) of the Senior Credit Facility;
(d)    the Belgian Issuer will execute and deliver a deed of accession to the Intercreditor Agreement (the “ICA Accession”);
(e)    the Belgian Issuer will enter into an accession agreement or similar agreement or instrument to accede to the Collateral Sharing Agreement as debtor and assume all of the Initial Issuer’s rights and obligations thereunder (the “CSA Accession”); and
(f)    if the Initial Telenet Borrower does not elect to complete the Finco Loans Borrower Exchange (as defined below) concurrently with the Belgian Issuer Accession, the Belgian Issuer will grant, or procure the grant of, security in favor of Holders of the Notes of substantially the same type, scope and priority as the Initial Note Collateral existing immediately prior to the Belgian Issuer Accession.

Section 8.02	Conditions of the Belgian Issuer Accession
(a)    As a condition to the effectiveness of the Belgian Issuer Accession:

(i)
the Initial Telenet Borrower will be required to deliver (or cause to be delivered) to the Trustee: (A) an audited opening balance sheet or audited balance sheet as of the most recent fiscal year end of the Belgian Issuer, (B) if the Belgian Issuer has been incorporated for longer than 6 months prior to the Belgian Issuer Accession Date, a statement of cash flows (or similar) for the period from the date of incorporation through to the date of the Belgian Issuer’s most recently completed financial quarter and (C) all documents reasonably required for the Trustee to complete its customary client identification processes on the Belgian Issuer; provided,

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that the Trustee will not be determining whether the accession has any impact on the Holders of the Notes or is in the best interests of the Holders of the Notes;

(ii)
immediately after giving effect to the Belgian Issuer Accession, the Notes (A) will be the general obligations of the Belgian Issuer, (B) will rank pari passu in right of payment with any Financial Indebtedness of the Belgian Issuer that is not subordinated in right of payment to the Notes, (C) will rank senior in right of payment to any existing and future debt of the Belgian Issuer that is subordinated in right of payment to the Notes and (D) with respect to the obligations owed by the Belgian Issuer only, will not be subject to any enforcement standstill or payment block; and

(iii)
the Issuer shall deliver to the Trustee and the Security Trustee an Opinion of Counsel and an Officer’s Certificate stating (A) that all conditions precedent to the Belgian Issuer Accession have been satisfied and (B) this Indenture (as amended by the Accession Agreement), the Intercreditor Agreement (as amended by the ICA Accession), the Collateral Sharing Agreement (as amended by the CSA Accession) and the relevant Security Documents (or any new Security Documents) creating security in respect of the Note Collateral are enforceable against the Belgian Issuer or the relevant grantor thereof, it being acknowledged that any Opinion of Counsel may be subject to exceptions, limitations and exclusions that are customary for a transaction by this type of entity and are determined by counsel to be necessary or appropriate including in light of applicable law.

(b)    Notwithstanding Section 8.02(a)(i), Section 8.02(a)(ii) or Section 8.02(a)(iii), if the Trustee or the Security Trustee is unable to successfully complete its customary client identification process identified in Section 8.02(a) above so that it may have a contractual relationship with the Belgian Issuer, subject to the Issuer’s right under Section 7.08(b)(5), the steps set forth in Section 8.02(a) above will not take place

Section 8.03	Miscellaneous
(a)    The date of the consummation of the Belgian Issuer Accession is referred to herein as the “Belgian Issuer Accession Date”. The Initial Issuer will deliver the Belgian Issuer Accession Notice to the Trustee no less than 8 Business Days prior to the Belgian Issuer Accession Date and such notice shall specify the Belgian Issuer Accession Date. Upon consummation of the Belgian Issuer Accession, the Belgian Issuer will succeed to, and be substituted for, and shall assume the obligations of and may exercise every right and power of, the Initial Issuer under the Notes, this Indenture, the Intercreditor Agreement, the Senior Credit Facility and the Transaction Documents, and upon such substitution, the Initial Issuer will be released from all of its obligations under the Notes, the Indenture, the Senior Credit Facility and the Transaction Documents. Following the Belgian Issuer Accession, all references to the Issuer in the Notes, this Indenture and the Transaction Documents will be to the Belgian Issuer.
(b)    In connection with the Belgian Issuer Accession, the Initial Issuer will be released from its obligations under the Notes Security Documents and all security interests granted by the Issuer will be released.
(c)    So long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer (or a member of the

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Telenet Bank Group on behalf of the Issuer) will publish notice of the consummation of the Belgian Issuer Accession in a newspaper having a general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange.

Section 8.04	Finco Loans Borrower Exchange.
(a)    Promptly following completion of the Belgian Issuer Accession (but no later than 60 Business Days following the Belgian Issuer Accession Date), the following transactions will, at the election of the Initial Telenet Borrower, be completed substantially concurrently (collectively, the “Finco Loans Borrower Exchange”):
(1)    the Belgian Issuer, as Telenet Lender, Telenet Group BVBA or, provided that the necessary accession mechanics under the Senior Credit Facility are adhered to, another Belgian Borrower, as borrower, and the Telenet Facility Agent will execute (i) the New Finco Accession Agreement AJ-B pursuant to which the Belgian Issuer will agree to provide the New Finco Loan AJ-B in a principal amount equal to the aggregate principal amount of Finco Loan AJ then outstanding and upon terms that are substantially identical to the terms of Finco Loan AJ (including with respect to guarantees and security), other than with respect to the borrower thereof and/or (ii) the New Finco Accession Agreement AK-B pursuant to which the Belgian Issuer will agree to provide the New Finco Loan AK-B in a principal amount equal to the aggregate principal amount of Finco Loan AK then outstanding and upon terms that are substantially identical to the terms of Finco Loan AK (including with respect to guarantees and security), other than with respect to the borrower thereof;
(2)    the Belgian Borrower will execute and deliver a borrowing request under each New Finco Accession Agreement;
(3)    the Belgian Issuer will settle or otherwise satisfy its obligation to fund each New Finco Loan by (i) transferring all of its rights, title and obligations under each Finco Loan to the Belgian Borrower pursuant to a transfer certificate that will be executed and delivered by each of the Belgian Issuer, the Belgian Borrower and the Telenet Facility Agent in accordance with Clause 29.4 (Procedure for Transfer by Way of Novations) of the Senior Credit Facility, (ii) cash settling with the proceeds received by the Belgian Issuer from the repayment and cancellation of the relevant 2017 Finco Loan, or (iii) any other means that may be permitted under the Finance Documents (as defined under the Senior Credit Facility) and applicable law; provided that, the Belgian Issuer, as Telenet Lender, shall cease to have any rights or obligations under the 2017 Finco Loans following the entry into the New Finco Loans;
(4)    the Belgian Borrower and the Belgian Issuer will execute and deliver the New Telenet Service Agreement in substantially the same form as the Telenet Service Agreement (and following the Finco Loans Borrower Exchange, all references to the Telenet Service Agreement and the Transaction Documents in the Notes and this Indenture will be to the New Telenet Service Agreement and the New Transaction Documents, as applicable) and the Telenet Service Agreement will terminate automatically in accordance with its terms; and
(5)    if not already granted, the Belgian Issuer will grant, or procure the grant of, security in favor of Holders of the Notes of substantially the same type, scope and priority as the Initial Note Collateral (with the exception of the Initial Telenet Fee Letters Collateral) existing immediately prior to the Finco Loans Borrower Exchange.
(b)    Notice of the Finco Loans Borrower Exchange (if any) will be provided in writing by the Initial Telenet Borrower to the Issuer and the Trustee, with a copy to the Telenet Facility Agent, no less than 8 Business Days prior to the date of the Finco Loans Borrower Exchange.

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(c)    Upon the consummation of the Finco Loans Borrower Exchange, the Initial Telenet Borrower will have no further obligations to the Initial Issuer or the Belgian Issuer under or with respect to the 2017 Finco Accession Agreements the New Finco Accession Agreements, this Indenture, the Notes, the Senior Credit Facility, the Transaction Documents or the New Transaction Documents, except in its capacity as “obligor” under the Senior Credit Facility and all references to the Initial Telenet Borrower will be to the Belgian Borrower, except in its capacity as “obligor” under the Senior Credit Facility.
(d)    The forms of the New Finco Accession Agreements are attached as Schedule 11 of each of Annex B and Annex C to the Offering Memorandum. Following the Finco Loans Borrower Exchange, if any, all references to the 2017 Finco Loans, the 2017 Finco Accession Agreements and the Telenet Service Agreement in the Notes and this Indenture will be to the New Finco Loans, the New Finco Accession Agreements and the New Telenet Service Agreement, respectively.
(e)    The Belgian Issuer Accession and the Finco Loans Borrower Exchange may be completed at the option of the Initial Telenet Borrower without any further consent from the Initial Issuer or the Belgian Issuer, as applicable, or the Holders of the Notes, and the Initial Issuer or the Belgian Issuer, as applicable, and Holders of the Notes shall upon receipt of the Belgian Issuer Accession Notice and the notice of the Finco Loans Borrower Exchange, as the case may be, be deemed to have consented to any transfer of rights and obligations pursuant to the Belgian Issuer Accession and the Finco Loans Borrower Exchange. For the avoidance of doubt, the Initial Telenet Borrower may elect to complete the Belgian Issuer Accession without completing the Finco Loans Borrower Exchange.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	To the Senior Credit Facility, the 2017 Finco Accession Agreements or the New Finco Accession Agreements
(a)    In the event that the Issuer, as a Telenet Lender, is eligible or required to vote (or otherwise consent) (including with respect to any enforcement decision) with respect to any matter arising from time to time under the Senior Credit Facility or under the 2017 Finco Accession Agreements or the New Finco Accession Agreements, as applicable, in which all Telenet Lenders are eligible or required to vote (or otherwise consent) (a “Senior Credit Facility Decision”), the Issuer will solicit votes (or other consents) from the Holders of Notes (each, a “Noteholder Consent”) with respect to such Senior Credit Facility Decision in accordance with Section 4.12. Upon the expiration of the applicable consent period, the Issuer will inform the Telenet Facility Agent promptly in writing (and in no event more than one Business Day following such expiration) of the results of the Noteholder Consent.
(b)    Pursuant to the terms of each 2017 Finco Accession Agreement or each New Finco Accession Agreement, as applicable, the Telenet Facility Agent shall be authorized to apply the Noteholder Consent to the Senior Credit Facility Decision, at the direction of the Issuer, pursuant to the formula set forth in this Section 9.01(b):

(OLC + BC + ABC + OBC) OL	= Threshold Amount
Where:
OLC = aggregate Commitments consenting (other than any Commitments of the Issuer and any other DN Issuer) to such Senior Credit Facility Decision;

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BC = aggregate principal amount of Notes consenting; provided where at least a majority in aggregate principal amount of Notes that respond to such solicitation provide consent, BC will be deemed to equal the aggregate principal amount of the Notes outstanding (for purposes of the calculation of BC, the principal amount of the Dollar Notes will be converted into euro at the “Agent’s Spot Rate of Exchange” (as defined in the Senior Credit Facility) as of the Issue Date); provided further that with respect to any Senior Credit Facility Decision on any Senior Credit Facility Amendments BC will be deemed to equal the aggregate principal amount of the Notes outstanding (for purposes of the calculation of BC, the principal amount of the Dollar Notes will be converted into euro at the “Agent’s Spot Rate of Exchange” (as defined in the Senior Credit Facility) as of the Issue Date);
ABC = aggregate principal amount of the Issuer’s Other Notes; provided where at least a majority in the aggregate principal amount of each series of the Issuer’s Other Notes that respond to such solicitation provide consent, ABC will be deemed equal to the aggregate principal amount of the relevant Issuer’s Other Notes outstanding; provided further that where two or more series of the Issuer’s Other Notes vote on a single class under an indenture, they will constitute a single series for purposes of this definition;
OBC = aggregate principal amount of DNI Notes issued by all DN Issuers (other than any DNI Notes issued by the Issuer) consenting; provided, with respect to each DN Issuer (other than the Issuer), where at least a majority in aggregate principal of any series (provided that where two or more series or tranches of DNI Notes vote as a single class under an indenture, they will constitute a single series for purposes of this definition) of DNI Notes issued by such DN Issuer that respond to such solicitation provide consent, OBC with respect to such series of DN Notes of such DN Issuer will be deemed to equal the aggregate principal amount of such series of DN Notes outstanding and issued by such DN Issuer; and
OL = the aggregate Commitments under the Senior Credit Facility.
For purposes of this Section 9.01, “Commitments” means the aggregate undrawn Commitments (as defined in the Senior Credit Facility) and participations in outstanding Loans (as defined in the Senior Credit Facility) under the Senior Credit Facility, provided that, solely for the purposes of determining whether any amendment or waiver of any term of the Senior Credit Facility has been approved by the Majority Lenders (as defined in the Senior Credit Facility), the amount of the Loans and undrawn Commitments shall be reduced by the amount of the Loans and undrawn Commitments of any Telenet Lender that has not, on or before the day ten Business Days after the date such request has been notified to the relevant Telenet Lenders by the Telenet Facility Agent, notified the Telenet Facility Agent of its decision or requested further information to enable it to make such decision, or notified the Telenet Facility Agent that it is actively reviewing such request with a view to making such decision.
In connection with any vote or consent, the Issuer will, on or prior to the tenth Business Day after the date such request has been notified to the relevant Telenet Lenders by the Telenet Facility Agent, instruct the Telenet Facility Agent to vote or consent in accordance with the voting mechanic described above, request further information from the Telenet Facility Agent or notify the Telenet Facility Agent that it is actively reviewing such request with a view to making such decision.
To the extent the Threshold Amount (expressed as a percentage) is greater than or equal to the required percentage of Telenet Lender consents with respect to any Senior Credit Facility Decision, the entire amount of each 2017 Finco Loan or each New Finco Loan, as applicable, will be voted in favor of the matter that is the subject of such Senior Credit Facility Decision. To the extent the Threshold Amount is less than the required percentage of Telenet

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Lender consents with respect to any Senior Credit Facility Decision, the entire amount of each 2017 Finco Loan or each New Finco Loan, as applicable, will be voted against the matter that is the subject of such Senior Credit Facility Decision.
Except as provided in this Section 9.01(b), any provision or term of the 2017 Finco Accession Agreements or the New Finco Accession Agreements, as applicable, and the Senior Credit Facility applicable only to the 2017 Finco Loans or the New Finco Loans, as applicable, or to a several right of the Issuer, as a Telenet Lender, may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default in respect of, or compliance with, any such provision or term may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that any provision or term of a 2017 Finco Accession Agreement or New Finco Accession Agreement, as applicable, and the Senior Credit Facility applicable only to Finco Loan AJ or Finco Loan AK (or New Finco Loan AJ-B or New Finco Loan AK-B, as applicable) may be amended or supplemented with the consent of Holders of at least a majority in the aggregate principal amount of the Dollar Notes or the Euro Notes (and not the consent of at least a majority in the aggregate principal amount of all Notes outstanding), as the case may be.
Unless consented to by the Holders of at least 90% of the aggregate principal amount of then outstanding Dollar Notes (in respect of the Finco Accession Agreement AJ or the New Finco Accession Agreement AJ-B, as applicable) or the Euro Notes (in respect of the Finco Accession Agreement AK or the New Finco Accession Agreement AK-B, as applicable) (in each case, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the relevant series of Notes), an amendment, supplement or waiver of the 2017 Finco Accession Agreements or the New Finco Accession Agreements, as applicable, may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the stated rate of or extend the stated time for payment of interest under the relevant 2017 Finco Loan or the relevant New Finco Loan, as applicable;

(2)	reduce any amounts payable in respect of any prepayment of the relevant 2017 Finco Loan or the relevant New Finco Loan, as applicable;

(3)	reduce the principal of or extend the Stated Maturity of the relevant 2017 Finco Loan or the relevant New Finco Loan, as applicable;

(4)
make the relevant 2017 Finco Loan or the relevant New Finco Loan, as applicable, payable in currency other than that stated in the relevant 2017 Finco Accession Agreement or the relevant New Finco Accession Agreement, as applicable (except to the extent that the currency stated in such 2017 Finco Accession Agreement or such New Finco Accession Agreement, as applicable, has been succeeded or replaced pursuant to applicable law); or

(5)	modify the payment terms of the relevant 2017 Finco Accession Agreement or the relevant New Finco Accession Agreement, as applicable.

Section 9.02	To this Indenture and the Notes Without Consent of Holders of Notes
(a)    Notwithstanding Section 9.03 of this Indenture, without the consent of any Holder of a Note, the Issuer, the Trustee and/or the Security Trustee may amend or supplement this Indenture, the Notes, any Notes Security Document, the Collateral Sharing Agreement, any

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Additional Collateral Sharing Agreement, any 2017 Telenet Fee Letter and the Telenet Service Agreement or the New Telenet Service Agreement, as applicable:
(1)    to cure any ambiguity, omission, manifest error, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986 (as amended));
(3)    to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights of any such Holder in any material respect under this Indenture, the Notes, any Notes Security Document, the Collateral Sharing Agreement, any Additional Collateral Sharing Agreement or any Transaction Document;
(4)    to conform the text of this Indenture, the Notes, the Collateral Sharing Agreement or any Notes Security Document to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Collateral Sharing Agreement or any Notes Security Document;
(5)    to provide for the issuance of Additional Notes permitted to be incurred in accordance with the terms of this Indenture;
(6)    to the extent necessary to allow the Issuer to participate on the same terms as other Telenet Lenders in an offer to purchase or otherwise acquire Telenet Loans by any member of the Telenet Bank Group made in compliance with the requirements set out under Section 3.12;
(7)    give effect to Permitted Issuer Liens ;
(8)    to release any Lien on the Note Collateral in accordance with the terms of this Indenture, the Notes Security Documents and the Collateral Sharing Agreement;
(9)    to evidence and provide for the acceptance and appointment under the Indenture, the Notes Security Documents, the Collateral Sharing Agreement and/or any Additional Collateral Sharing Agreement of a successor Trustee or Security Trustee, as applicable, pursuant to the requirements thereunder;
(10)    make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(11)    provide for a reduction in the minimum denomination of any series of Notes; provided that such reduction would not result in a breach of applicable securities laws or in a requirement to produce a prospectus or otherwise register the Notes with any regulatory authority in connection with any investment therein or resale thereof;
(12)    comply with the rules of any applicable securities depository; or
(13)    to effect the Belgian Issuer Accession and/or the Finco Loan Borrower Exchange in a manner that does not adversely affect the legal rights under this Indenture or the Notes of any such Holder in any material respect.

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(b)    In formulating its opinion on such matters, the Trustee will be entitled to require and rely conclusively on such evidence as is reasonably appropriate in light of the nature of such amendment or supplement, including an Opinion of Counsel and an Officer’s Certificate in connection with any request of the Issuer to amend this Indenture, the Notes, the Collateral Sharing Agreement or any Notes Security Document without the consent of any Holder of Notes. In addition, the Issuer shall deliver to the Trustee, and the Trustee shall be entitled to rely conclusively on, an Officer’s Certificate and/or an Opinion of Counsel, in each case, reasonably satisfactory to the Trustee stating that all conditions precedent to such amendment or supplement have been satisfied.
(c)    The consent of the Holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer will notify the Luxembourg Stock Exchange of any such amendment, supplement and waiver.
(d)    Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.
(e)    Articles 84 to 94-8 of the Luxembourg Act dated 10 August 1915 on Commercial Companies, as amended, will not apply to the Notes.

Section 9.03	To this Indenture and the Notes With Consent of Holders of Notes
Except as provided below in this Section 9.03, the Indenture, the Notes, any Notes Security Document, the Collateral Sharing Agreement, any Additional Collateral Sharing Agreement, any 2017 Telenet Fee Letter and the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes, any Notes Security Document, the Collateral Sharing Agreement, any Additional Collateral Sharing Agreement, any 2017
Telenet Fee Letter and the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Notes or Euro Notes, as applicable (and not the consent of at least a majority of all Notes then outstanding), shall be required.
Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing

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with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture directly adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It is not necessary for the consent of the Holders of Notes under this Section 9.03 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
Following the Belgian Issuer Accession, no amendment, supplement or waiver of this Indenture, the Notes, any Notes Security Document, the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement which in the opinion of the Belgian Issuer relates to any of the matters listed in Article 568 of the Belgian Company Code (or identical provisions of the Belgian Company Code applying to legal forms other than the naamloze vennootschap/société anonyme or the commanditaire vennootschap op aandelen/ société en commandite par actions) shall be effective unless approved at a meeting of Holders of Notes complying in all respects with the requirements of Belgian law or, where the corresponding requirements of this Indenture include lower quorum and/or voting thresholds, with the requirements of this Indenture. The matters listed in Article 568 of the Belgian Company Code include the acceptance, modification or release of security; the postponement, reduction or other modification of interest payments; the postponement, suspension or other modification of principal payments; the exchange of Notes for shares; the adoption of precautionary measures of common interest; and the appointment of a common representative of the Holders of Notes. For the avoidance of doubt, any amendment, supplement or waiver of this Indenture, the Notes, any Notes Security Document, the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement which does not relate to any of the matters listed in Article 568 of the Belgian Company shall remain covered by the preceding paragraphs. Such a meeting of Holders of Notes may be convened by the Belgian Issuer or the statutory auditor of the Belgian Issuer or the Trustee and shall be convened by the Belgian Issuer if requested in writing by Holders of Notes holding not less than 20% in aggregate principal amount of the then outstanding Notes. Convening notices will be published in the Belgian Official Gazette (Belgisch Staatsblad / Moniteur Belge) and in daily newspapers in accordance with the rules set out in the Belgian Companies Code and, in addition, will be delivered by the Belgian Issuer to the Paying and Domiciliary Agent (who shall deliver such notices to the Holders of the Notes) and/or X/N Clearing System for communication by it to the Participants, with a copy to the Trustee. The quorum for any meeting convened to consider a resolution will be one or more persons holding or representing at least 50% in aggregate principal amount of the then outstanding Notes, or at any adjourned meeting one or more persons being or representing Holders of Notes whatever the principal amount of the Notes so held or represented. All resolutions require the approval of Holders of Notes holding or representing at least 75% in aggregate principal amount of the Notes which are taking part in the vote. Under Article 574 of the Belgian Company Code, if a resolution is approved by Holders of Notes holding or representing less than one-third of the principal amount of the Notes for the time being outstanding (whether their Holders are present or represented at the meeting or not), such resolution is not enforceable unless approved by the Belgian Court of Appeal in the district where the Belgian Issuer’s registered office is located. The Trustee may not have standing to make such a request to the Belgian Court of Appeal on behalf of the Holders of Notes. The Trustee may, without the consent of the Holders of Notes, prescribe such other or further regulations regarding the holding of meetings of Holders of Notes and attendance and voting there at as are necessary to comply with Belgian law. Any resolution duly passed shall be binding on all Holders of Notes (whether or not they were present at the meeting at which such resolution was passed and whether or not they vote in favor). The above quorum and special majority requirements do not apply to resolutions aiming at the

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adoption of precautionary measures of common interest or the appointment of a common representative of the Holders of Notes.
After an amendment, supplement or waiver under this Section 9.03 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.
The Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes, any Notes Security Document, Telenet Fee Letter and the Telenet Service Agreement or the New Telenet Service Agreement, as applicable. However, unless consented to by the Holders of at least 90% of the aggregate principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) (provided, however that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, the consent of the Holders of at least 90% of the aggregate principal amount of the then outstanding Dollar Notes or Euro Notes, as applicable (and not the consent of at least 90% of the aggregate principal amount of all Notes then outstanding), shall be required), an amendment, supplement or waiver of this Indenture, the Notes, any Notes Security Document, the Collateral Sharing Agreement, any Additional Collateral Sharing Agreement, any 2017 Telenet Fee Letter and the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of the Notes whose Holders must consent to an amendment, waiver or other determination;

(2)	reduce the stated rate of or extend the stated time for payment of interest or Additional Amounts on any Note ;

(3)	reduce the principal of or extend the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(4)	make any Note payable in a currency other than that stated in the Note (except to the extent that the currency stated in the Notes has been succeeded or replaced pursuant to applicable law);

(5)	impair the right of any Holder of Notes to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(6)	make any change to this Section 9.03.
In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, no amendment or supplement may modify any Notes Security Document or the provisions in this Indenture dealing with the Notes Security Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders of the Notes or otherwise release all or substantially all of the Note Collateral other than pursuant to the terms of the Notes Security Documents, the Collateral Sharing Agreement, any Additional Collateral Sharing Agreement or as otherwise permitted by this Indenture.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or Telenet Group BVBA, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or Telenet Group BVBA will be considered as though not outstanding.

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Section 9.04	Revocation and Effect of Consents
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05	Notation on or Exchange of Notes
The Trustee or the Paying and Domiciliary Agent, as applicable, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Authenticating Agent shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.
The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental Indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental Indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by or not in breach of this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer (and any guarantor) enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture.
ARTICLE 10
SECURITY

Section 10.01	Notes Security Documents
(a)    The due and punctual payment of the principal of and premium, interest and Additional Amounts, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Amounts (to the extent permitted by law), if any, on the Notes, and performance of all other monetary obligations of the Issuer to the Holders of Notes or the Trustee under this Indenture, the Notes, according to the terms hereunder or thereunder, are secured as provided in the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement. Each Holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of this Indenture, the Notes and the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement, as the same may be amended from time to time. Each Holder, by accepting a Note, authorizes and directs the Security Trustee to, on such Holder’s behalf, (i) make all undertakings, representations, offers and agreements of the Security Trustee set forth, to the extent applicable, in the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement and (ii) take all

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actions called for to be taken by, or exercise all rights vested in, the Security Trustee in the Notes Security Documents. Each Holder, by accepting a Note, authorizes and requests the Security Trustee to (i) execute the Notes Security Documents, (ii) make all undertakings, representations, offers and agreements of the Security Trustee in the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement and (iii) take all actions called for to be taken by the Security Trustee in the Notes Security Documents. The Issuer will deliver to the Trustee copies of all documents to be delivered to the Security Trustee pursuant to the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement. The Issuer will take, upon request of the Trustee or the Security Trustee, any and all actions reasonably required to cause the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement to create and maintain, as security for the Obligations of the Issuer hereunder, a valid and enforceable perfected Lien in and on the relevant Note Collateral in favor of the Security Trustee.

Section 10.02	Release of Note Collateral
The Liens on the Note Collateral will be automatically and unconditionally released:

(1)	upon the full and final payment and performance of all obligations of the Issuer under this Indenture and the Notes;

(2)
to release and/or re-take a lien on the Note Collateral to the extent otherwise permitted by the terms of the Indenture (including, without limitation, as may be permitted by the covenants described under Section 4.08);

(3)
with the consent of Holders of at least seventy-five percent (75%) in aggregate principal amount of the Notes (including without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

(4)
following an Event of Default under this Indenture or a default under other Financial Indebtedness secured by the Note Collateral, pursuant to an enforcement in accordance with the Collateral Sharing Agreement;

(5)	upon satisfaction and discharge of the Notes as provided below under Article 11; and

(6)
with respect to Liens on the Initial Note Collateral, in connection with or to consummate the Belgian Issuer Accession and/or the Finco Loans Borrower Exchange; provided that upon release of Liens on the Initial Note Collateral, Liens on the New Note Collateral are substantially concurrently granted to the Security Trustee on behalf of itself, the Trustee and the Holders of the Notes.

In addition, the security interests created by the Notes Security Documents shall be released in accordance with the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement.
In addition, the Trustee and/or the Security Trustee shall, at the request of the Issuer upon having provided the Trustee an Officer’s Certificate certifying compliance with this Section 10.02, release the relevant Note Collateral pursuant to an appropriate instrument evidencing such release upon satisfaction and discharge of the Notes as provided in Article 11.

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Section 10.03	Authorization of Actions to Be Taken by the Security Trustee
Subject to the provisions of Section 7.01 and 7.02, the Security Trustee may, at the direction and for the benefit of the Trustee or the requisite Holders, take all actions it deems necessary or appropriate in order to:

(1)	enforce any of the terms of the Notes Security Documents, in accordance with the terms of the Collateral Sharing Agreement; and

(2)	collect and receive any and all amounts payable in respect of the obligations of the Issuer hereunder.
The Security Trustee, at the direction and for the benefit of the Trustee or the requisite Holders, will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement or this Indenture, and such suits and proceedings as the Security Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).
Notwithstanding any other provision of this Indenture, neither the Trustee nor the Security Trustee has any responsibility for the validity, perfection, priority or enforceability of any Lien, Note Collateral, Notes Security Document or other security interest and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

Section 10.04	Authorization of Receipt of Funds by the Security Trustee Under the Notes Security Documents
The Security Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Notes Security Documents, in accordance with the terms of the Collateral Sharing Agreement and this Indenture, and to make further distributions of such funds to the Trustee, for further distribution to the Holders of Notes according to the provisions of this Indenture and the Notes Security Documents. All such payments to the Security Trustee, or upon its order, shall be valid and, to the extent of the same so paid, effective to satisfy and discharge the liability for moneys payable under the Notes, this Indenture and the Notes Security Documents.

Section 10.05	Waiver of subrogation
The Issuer and each pledgor under the Notes Security Documents agrees that it shall not exercise any right of subrogation in relation to the Holders in respect of any obligations secured pursuant to the Notes Security Documents until payment in full of all obligations secured thereby.

Section 10.06	Termination of Security Interest
Upon the payment in full of all obligations of the Issuer under this Indenture and the Notes, the Trustee will, at the request of the Issuer, deliver a certificate to the Security Trustee stating that such obligations have been paid in full and instruct the Security Trustee to release the Liens pursuant to this Indenture and the Notes Security Documents.

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Section 10.07	Security Trustee
(a)    By its acceptance of the Notes or an interest therein, each Holder of Notes irrevocably appoints the Security Trustee to act as its agent in connection with this Indenture, the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement and for such purposes irrevocably authorizes the Security Trustee to take such action and to exercise and carry out all the discretions, authorities, rights, powers and duties as are specifically delegated to the Security Trustee under this Indenture, the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement, together with such powers and discretions as are incidental thereto.
(b)    The Security Trustee agrees that it will hold the security interests in Collateral created under any Notes Security Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, among others, itself, the Trustee and the Holders, without limiting the Security Trustee’s rights including under Section 10.04, to act in preservation of the security interest in the Collateral. The Security Trustee will take action or refrain from taking action in connection therewith only as directed by the Trustee.

Section 10.08	Liability
Neither the Security Trustee nor any of its directors, employees or agents shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Indenture, the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement unless caused by its or their negligence or bad faith. Neither the Security Trustee nor any of its officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any property securing the Notes. The Security Trustee shall not be responsible for any statements, representations or warranties in this Indenture, the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement or for any information supplied or provided or hereafter to be supplied or provided to the Holders of Notes, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement in respect of any matter relating to this Indenture, the Notes Security Documents, the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of such documents or any of the other documents referred to herein or therein, for the creation, perfection, propriety, sufficiency or protection of any security interest under any Notes Security Document, or for any defect or deficiency as to any such matters, or for the recoverability of any of the obligations of the Issuer under this Indenture, the Notes, the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement or any of the other sums to become due and payable pursuant hereto, including, for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Notes Security Documents or any delay in doing so.

Section 10.09	Indemnity
(a)    The Issuer will pay to the Security Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Issuer will reimburse the Security Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Security Trustee’s agents and counsel. The Security Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.
(b)    The Issuer will indemnify the Security Trustee, including its directors, officers, employees and agents, against any and all losses, liabilities, charges or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this

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Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 10.09) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, charge or expense may be attributable to its negligence or bad faith. The Security Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Security Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder. The Issuer will defend the claim and the Security Trustee will cooperate in the defense. The Security Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Issuer under this Section 10.09 and any claim arising hereunder shall survive the resignation or removal of any Security Trustee, the satisfaction and discharge of the Issuer’s obligations under this Indenture and any rejection or termination under any Bankruptcy Law.
(d)    To secure the Issuer’s payment obligations in this Section 10.09, the Security Trustee will have a Lien prior to the Notes on all money or property held or collected by the Security Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)    When the Security Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable Bankruptcy Law.

Section 10.10	Defaults
The Security Trustee shall not be obliged to take any steps to ascertain whether any Default or Event of Default has happened or exists and, until the Security Trustee shall have received express notice to the contrary from the Trustee, the Security Trustee shall be entitled to assume that no Default or Event of Default has happened or exists.

Section 10.11	Communications
The Security Trustee may conclusively rely upon and will be protected in acting or refraining from acting upon, whether in its original, facsimile or other electronic form, any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Security Trustee need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).

Section 10.12	Professional Advisers
The Security Trustee shall be entitled to obtain and rely on the advice of any professional advisers selected by it given in connection with this Indenture, the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement or any of the matters contemplated hereby or thereby.

Section 10.13	Own Participation
With respect to its own participations in Notes, the Security Trustee shall have the same rights and powers under and in respect of this Indenture, the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement as though it was not also acting as agent for the Holders of the Notes. The Security Trustee may, without liability to account, accept deposits from, lend money to and generally engage in any kind of

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banking or trust business with or for the Issuer and any Affiliate of the Issuer as if it were not the agent and trustee for the Holders of the Notes.

Section 10.14	[Reserved]

Section 10.15	[Reserved]

Section 10.16	Enforcement Costs
On the enforcement (whether successful or not) of all or any of the Notes Security Documents, the Security Trustee shall be entitled to deduct from the proceeds of each enforcement its costs, charges and expenses incurred in connection with such enforcement together with an amount equal to all sums due to the Security Trustee from the Issuer.

Section 10.17	Further Action
Upon the terms and subject to the conditions of this Indenture, the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement, the Issuer shall use its best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the security interests in the Note Collateral as contemplated by the Notes Security Documents, including, without limitation, (i) cooperating in the preparation of any required filings under the Notes Security Documents, (ii) making all required filings, notifications, releases and applications and to obtain licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Issuer as are necessary for the grants of security interests contemplated by this Indenture and the Notes Security Documents and to fulfil the conditions of the Notes Security Documents including, without limitation, delivery of title deeds and all other documents of title relating to the Note Collateral secured by the Notes Security Documents in the manner as provided for therein, (iii) taking any and all action to perfect the security interests in the Note Collateral as contemplated by this Indenture and the Notes Security Documents, (iv) cooperating in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by any Person, in connection with the granting of security interests in the Note Collateral, (v) keeping the Security Trustee informed in all material respects of any material communication received by the Issuer from, or given by them to, any governmental authority or any other Person regarding any matters contemplated by the Notes Security Documents or with respect to the Note Collateral, and (vi) permitting the Trustee or the Security Trustee to review any material communication given by the Issuer to any such governmental authority or any other Person.
Notwithstanding any other provision of this Indenture, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement, the Trustee and the Security Trustee shall have no responsibility for the validity, perfection, priority or enforceability of any Lien, Note Collateral, Notes Security Documents or other security interest.

Section 10.18	Luxembourg Provisions
The Issuer hereby expressly accepts and confirms, for the purposes of articles 1278 and 1281 of the Luxembourg civil code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of this Indenture, the security interests to which the Issuer is a party shall be preserved for the benefit of any new Trustee.
ARTICLE 11
SATISFACTION AND DISCHARGE

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Section 11.01	Satisfaction and Discharge
(a)    This Indenture, the Notes Security Documents, the Collateral Sharing Agreement, any Additional Collateral Sharing Agreement, the 2017 Telenet Fee Letters and the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, will be discharged and will cease to be of further effect as to all Notes issued thereunder, or as to the Dollar Notes or Euro Notes, as applicable, when:
(1)    either:

(A)
all Notes (or all Euro Notes or Dollar Notes, as applicable) that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee or relevant Paying and Domiciliary Agent or Paying Agent or Registrar for cancellation; or

(B)
(i) all Notes (or all Euro Notes or Dollar Notes, as applicable) that have not been delivered to the Trustee or relevant Paying and Domiciliary Agent or Paying Agent or Registrar for cancellation (A) have become due and payable by reason of the mailing or delivery of a notice of redemption or otherwise or (B) will become due and payable within one year and (ii) the Issuer or a third party acting on behalf of the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders with respect to the Dollar Notes, cash, Cash Equivalents, U.S. Government Obligations or a combination thereof, in each case, denominated in U.S. dollars and with respect to the Euro Notes, cash, Cash Equivalents, European Government Obligations or a combination thereof, in each case, denominated in euro, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Financial Indebtedness on the Notes not delivered to the Trustee or relevant Paying and Domiciliary Agent or Paying Agent or Registrar for cancellation for principal, premium and Additional Amounts (if any) and accrued interest to the date of maturity or redemption;

(2)    the Issuer or a third party acting on behalf of the Issuer has paid or caused to be paid all other amounts payable by it under this Indenture with respect to the Notes ; and
(3)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes (or all Dollar Notes or all Euro Notes, as applicable) at maturity or on the Redemption Date, as the case may be.
(b)    In addition, if:
(1)    part of the Dollar Notes (the “Dollar Called Notes”) and/or the Euro Notes (the “Euro Called Notes”, and together with the Dollar Called Notes, the “Called Notes”) have become irrevocably due and payable by reason of the mailing or delivery of an unconditional notice of redemption or otherwise;
(2)    the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, with respect to

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the Dollar Called Notes, cash, Cash Equivalents, U.S. Government Obligations or a combination thereof, in each case, denominated in U.S. dollars, and with respect to the Euro Called Notes, cash, Cash Equivalents, European Government Obligations or a combination thereof, in each case, denominated in euro, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Financial Indebtedness on such Called Notes for principal, premium and Additional Amounts (if any) and accrued interest to the date of redemption; and
(3)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Called Notes on the Redemption Date, then such Called Notes will not constitute Financial Indebtedness under this Indenture.
(c)    In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge has been satisfied.
(d)    Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(1)(B), the provisions of Section 11.02 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Sections 4.15, 5.02, 6.13, 7.07 or 10.09, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02	Application of Trust Money
All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through the Paying and Domiciliary Agent or any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying and Domiciliary Agent or Paying Agent is unable to apply euro or non-callable European Government Obligations or U.S. dollar or U.S. Government Obligations or, in each case, a combination thereof in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the euro or euro-denominated non-callable European Government Obligations or the U.S. Dollar or U.S. Government Obligations or, in each case, a combination thereof, held by the Trustee, the Paying and Domiciliary Agent or Paying Agent.
ARTICLE 12
MISCELLANEOUS

Section 12.01	Notices
Any notice or communication by the Issuer, the Trustee, the Paying and Domiciliary Agent, the Security Trustee or the Registrar to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

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If to the Issuer:
Telenet Finance Luxembourg Notes S. à r.l.
2, rue Peternelchen
L-2370 Howald
Grand-Duchy of Luxembourg
Facsimile No.: +352 268 47099
Attention: the Managers

with a copy to:
Telenet Group BVBA
Liersesteenweg 4
2800 Mechelen
Belgium
Facsimile No.: +32 15 333716
Attention: Rob Goyens

With a copy to:
Ropes & Gray
5 New Street Square
London EC4A 3BF
United Kingdom
Attention: Robert Haak

If to the Trustee or Security Trustee:
The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom
Facsimile No.: +44 (0)20 7964 2536
Email: trustee.admin@bnymellon.com
Attention: Corporate Trust Administration
If to the Transfer Agent or Registrar:
The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building – Polaris
2-4 rue Eugene Ruppert
L-2453 Luxembourg
Luxembourg
Facsimile No.: +33 (52) 34 20 90 60 35
Attention: New Issues

If to the Paying and Domiciliary Agent:
ING Belgium SA/NV
Avenue Marnix 24
B-100 Brussels
Belgium
E-mail: LFM.NEWISSUES@ING.BE
Attention: Legal FM

The Issuer, the Trustee, the Security Trustee, the Transfer Agent, the Paying and Domiciliary Agent or the Registrar, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

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All notices and communications addressed to the Issuer, the Trustee, the Security Trustee or the Registrar at the addresses set forth in this Section 12.01 (or such other address as may be designated hereunder) (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
For Global Notes that are deposited with the X/N Clearing System, notices may be given by delivery of the relevant notices to direct Participants for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Global MTF Market, and so long as the rules of the Luxembourg Stock exchange shall so require, all notices to Holders will also be published in the Luxemburger Wort or in another daily newspaper in Luxembourg approved by the Trustee or on the website of the Luxembourg Stock Exchange. In addition, copies of the following documents may be obtained, free of charge, during usual business hours at the offices of the Paying and Domiciliary Agent or the Issuer: (a) this Indenture (including the form of Notes), the Notes Security Documents, the Senior Credit Facility, the 2017 Finco Accession Agreements, the Telenet Fee Letters or the Telenet Service Agreement or the New Telenet Service Agreement, as applicable, and (b) any documents furnished to the Trustee pursuant to Section 4.03.
Any notice or communication to a Holder of Definitive Registered Notes will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.02	Communication by Holders of Notes with Other Holders of Notes
Holders may communicate pursuant to TIA § 312(b) as if this Indenture were required to be qualified under the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c) as if this Indenture were required to be qualified under the TIA.

Section 12.03	Certificate and Opinion as to Conditions Precedent
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)
an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)
an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

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Section 12.04	Statements Required in Certificate or Opinion
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.05	Rules by Trustee and Agents
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06	No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes, this Indenture and the Notes Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07	Judgment Currency
 Any payment on account of an amount that is payable in U.S. dollars (with respect to the Dollar Notes) and in euro (with respect to the Euro Notes) (the “Required Currency”), which is made to or for the account of any Holder of the Notes or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), will constitute a discharge of the Issuer’s obligation under this Indenture and the Notes only to the extent of the amount of the Required Currency which such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder of the Notes or the Trustee, as the case may be, the Issuer will indemnify and hold harmless the Holder of the Notes or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

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Section 12.08	Governing Law
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES (OTHER THAN THE PROVISIONS RELATING TO THE MEETING OF HOLDERS OF NOTES FOLLOWING THE BELGIAN ISSUER ACCESSION) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE APPLICATION OF THE PROVISIONS OF ARTICLES 84 TO 94-8 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS EXPRESSLY EXCLUDED.

Section 12.09	Submission to Jurisdiction; Appointment of Agent for Service
To the fullest extent permitted by applicable law, the Issuer irrevocably submits to the non‑exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of, or related to, or in connection with (1) this Indenture and the Notes and (2) arising under any U.S. federal or state securities laws and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding, and by its holding of a Note, each Holder irrevocably and fully waives any right to trial by jury, and the Issuer hereby irrevocably designates and appoints Telenet Financing USD LLC (the “Authorized Agent”) (whose registered office as of the date hereof is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808), as its authorized agent upon whom process may be served in any such suit or proceeding. The Issuer represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Issuer further agrees that service of process upon its Authorized Agent and written notice of said service to the Issuer mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.
The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre‑judgment attachment, post‑judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.
The provisions of this Section 12.09 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 12.10	No Adverse Interpretation of Other Agreements
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

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Section 12.11	Successors
All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.12	Severability
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13	Counterpart Originals
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.14	Table of Contents, Headings, etc.
The Table of Contents, Cross‑Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15	Prescription
Claims against the Issuer for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Section 12.16	USA PATRIOT Act
The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide The Bank of New York Mellon Group such information as it may request, from time to time, in order for The Bank of New York Mellon Group to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

[Signatures on following page]

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Dated as of December 13, 2017

TELENET FINANCE LUXEMBOURG NOTES S.À R.L., AS ISSUER
By: Name: Authorized Signatory Title: Manager

(Signature page to Indenture)

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THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee and Security Trustee
By: Name: Authorized Signatory Title: Vice President

(Signature page to Indenture)

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THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Transfer Agent and Registrar By: Name: Authorized Signatory Title: Vice President

(Signature page to Indenture)

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ING BELGIUM SA/NV,
as Paying and Domiciliary Agent

By:
Name: Authorized Signatory
Title: Head of Operational Services Investment

By:
Name: Authorized Signatory
Title: Head of Product and Operations Investment and Securities

(Signature page to Indenture)

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EXHIBIT A

FORM OF GLOBAL NOTE
[Face of Global Note]

[A/S] – [•]
COMMON CODE: _____________
ISIN: _____________
[€][$]_______________

[5.500% Senior Secured Notes due 2028]
[3.500% Senior Secured Notes due 2028]
TELENET FINANCE LUXEMBOURG NOTES S.À R.L.
Registered office at 2, rue Peternelchen
L-2370 Howald
Grand-Duchy of Luxembourg
RCS B219682

Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg (the “Issuer”) and wholly owned by Telenet International Finance S.à r.l., a private limited liability company, société à responsabilité limitée, for value received, promises to pay to [ ˜ ] or registered assigns upon surrender hereof, the principal sum as set forth on Schedule A attached hereto on March 1, 2028 (with such adjustments as are listed in such schedule).
Capitalized terms used herein shall have the same meanings assigned to them in the Indenture referred to below unless otherwise indicated.
Interest Payment Dates: January 15 and July 15, commencing [ ˜ ].
Regular Record Dates: One Business Day immediately preceding the related Interest Payment Date.
Upon the consummation of the Belgian Issuer Accession, the Belgian Issuer, the Initial Issuer and the Trustee will execute and deliver an accession agreement (a “Note Accession Agreement”) in form and substance substantially similar to Schedule B hereto pursuant to which (i) the Belgian Issuer will accede to this Note and assume all obligations of the Initial Issuer as Issuer under this Note and (ii) the Initial Issuer will be released from its obligations under this Note.
Additional provisions of this Note are set forth on the other side of this Note.

(Signature pages to follow)

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IN WITNESS WHEREOF, Telenet Finance Luxembourg Notes S.à r.l. has caused this Note to be signed manually by its duly authorized officer.
Dated:
[TELENET FINANCE LUXEMBOURG NOTES S.À R.L.
AS ISSUER

By:
    Name:
    Title:]

[[BELGIAN ISSUER]
AS ISSUER

By:
    Name:
    Title:]

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Certificate of Authentication

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
    Authorized Signatory

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[5.500% SENIOR SECURED NOTES DUE 2028]
[3.500% SENIOR SECURED NOTES DUE 2028]
THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; (II) THE PAYING AND DOMICILIARY AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE; AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF, AND RULES 2a51-1, 2a51-2 AND 2a51-3 UNDER, THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) (OR A TRANSFEREE THEREOF THAT IS IDENTIFIED IN RULES 3C-5 AND 3C-6 UNDER THE 1940 ACT) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER WAS, OR ANY AFFILIATES OF THE ISSUER WERE, THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF, AND RULES 2a51-1, 2a51-2 AND 2a51-3 UNDER, THE 1940 ACT) (OR A TRANSFEREE THEREOF THAT IS IDENTIFIED IN RULES 3C-5 AND 3C-6 UNDER THE 1940 ACT) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS ALSO A QUALIFIED PURCHASER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO

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EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. ADDITIONALLY, THE HOLDER OF THIS NOTE MAY NOT TRANSFER THIS NOTE TO ANY PERSON OR ENTITY THAT IS NOT LISTED IN ARTICLE 4 OF THE BELGIAN ROYAL DECREE OF MAY 26, 1994.
BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTE REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (II) AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (THE “CODE”), APPLIES, (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA)) BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF (I), (II) AND (III), A “BENEFIT PLAN INVESTOR”), OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR ANY SUCH GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) (I) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS), AND (II) IF IT IS A PLAN WHICH IS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT OF THE ISSUER AND ITS AFFILIATES, WHICH PLAN FIDUCIARY (1) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTES, (2) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER (IN THE CASE OF A HOLDER OR TRANSFEREE WHICH IS AN IRA), (3) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTES, (4) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH PLAN IN THE NOTES, AND (5) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL; PROVIDED, HOWEVER, THAT PLANS WILL NOT BE DEEMED TO MAKE THE REPRESENTATIONS IN THIS CLAUSE 1(B)(II) TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED; AND (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975 OF THE CODE OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE ACQUIRER OR TRANSFEREE IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE NOTE, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN

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CONNECTION WITH THE NOTE, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE ACQUIRER OR TRANSFEREE IN CONNECTION WITH THE NOTE AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE NOTE.
THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE GOVERNING THE NOTES, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS A U.S. PERSON AND IS NOT BOTH (A) A QUALIFIED PURCHASER AND (B) A QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.]

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Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg (the “Issuer”) and wholly owned by Telenet International Finance S.à r.l., a private limited liability company, société à responsabilité limitée, promises to pay interest on the principal amount of this Note at [5.500%][3.500%] per annum from the date of issuance until maturity and shall pay the Additional Amounts payable pursuant to Section 4.15 of the Indenture referred to below. The Issuer will pay interest and Additional Amounts semi-annually in arrears on January 15 and July 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [•]. The Issuer shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue principal and premium, if any, at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of (i) in the case of Dollar Notes, a 360-day year comprised of twelve 30-day months and (ii) in the case of Euro Notes, a 365-day or 366-day year (as applicable) and payable for the actual number of days elapsed.
(2)    METHOD OF PAYMENT. The Issuer will pay cash interest on the Notes (except defaulted interest) and Additional Amounts to the Persons who are registered Holders of Notes at the close of business one Business Day immediately preceding the Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Amounts, if any, and interest at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, payment of interest and Additional Amounts, if any, with respect to Definitive Registered Notes may be made by check mailed to the Holders at their addresses set forth in the Register of Holders; and provided further that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts, if any, on, all Global Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying and Domiciliary Agent. Such payment shall be in [euros][U.S. dollars]. If applicable, Holders must surrender Notes to the Paying and Domiciliary Agent to collect principal and/or premium payments.
(3)    PAYING AND DOMICILIARY AGENT, PAYING AGENT AND REGISTRAR. Initially, ING Bank SA/NV will act as Paying and Domiciliary Agent. The Bank of New York Mellon SA/NV, Luxembourg Branch will act as Registrar. The Issuer may appoint or change any Paying and Domiciliary Agent, Paying

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Agent or Registrar without notice to any Holder. The Issuer may act as Registrar or Paying Agent.
(4)    INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 13, 2017 (the “Indenture”), among, inter alios, the Issuer and the Trustee named therein. The terms of the Notes include those stated in the Indenture and the Notes are subject to all such terms of the Indenture. Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
(5)    NOTE ACCESSION AGREEMENT. The Trustee will sign any Note Accession Agreement authorized pursuant to this Note. In executing a Note Accession Agreement, the Trustee will be entitled to receive and will be fully protected in relying upon, in addition to the documents required by Section 12.03 of the Indenture, an Officer’s Certificate and Opinion of Counsel stating that the execution of such Note Accession Agreement is authorized or permitted by or not in breach of this Note and that such Note Accession Agreement is the legal, valid and binding obligation of each of the Initial Issuer and the Belgian Issuer enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Note and the Indenture. Upon the effectiveness of the Note Accession Agreement, the Initial Issuer shall be fully released from all of its obligations under the Notes and the Indenture.
(6)    COLLATERAL SHARING AGREEMENT AND NOTES SECURITY DOCUMENTS. Each Holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, the Notes, the Collateral Sharing Agreement, any Additional Collateral Sharing Agreement and the Notes Security Documents, as the same may be amended from time to time. Each Holder, by accepting a Note, authorizes and directs the Security Trustee to, on such Holder’s behalf, (i) make all undertakings, representations, offers and agreements of the Security Trustee set forth, to the extent applicable, in the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement and (ii) take all actions called for to be taken by, or exercise all rights vested in, the Security Trustee in the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement. Each Holder, by accepting a Note, authorizes and requests the Security Trustee to (i) execute the Collateral Sharing Agreement and the Notes Security Documents, (ii) make all undertakings, representations, offers and agreements of the Security Trustee in the Collateral Sharing Agreement and the Notes Security Documents and (iii) take all actions called for to be taken by the Security Trustee in the Collateral Sharing Agreement and the Notes Security Documents.
(7)    PAYING AND DOMICILIARY AGENCY AGREEMENT. Each Holder, by accepting a Note, authorizes and directs the Trustee to enter into the Paying and Domiciliary Agency Agreement.
(8)    ADDITIONAL AMOUNTS. The Issuer will pay to the Holders of the Notes any Additional Amounts as may become payable under Section 4.15 of the Indenture.

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(9)     REDEMPTION AND REPURCHASE; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

(a)	This Note is subject to redemption, and may be the subject of an Asset Sale Offer, as further described in the Indenture. There is no sinking fund applicable to this Note.

(b)
If the Issuer deposits with the Trustee cash, Cash Equivalents or European Government Obligations or U.S. Government Obligations, as applicable, or a combination thereof, in each case, denominated in euros or U.S. dollars, as applicable, in amounts sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of their obligations under certain provisions of the Indenture.

(10)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of, in the case of the Euro Notes, €100,000 and in integral multiples of €100,000 in excess thereof and, in the case of the Dollar Notes, $200,000 principal amount and integral multiples of $200,000 in excess thereof. The transfer of Notes will be registered and Notes may be exchanged as provided in the Indenture. The Paying and Domiciliary Agent, Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and opinions, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture and the Paying and Domiciliary Agency Agreement, there are certain periods during which the Trustee, the Paying and Domiciliary Agent or the Registrar will not be required to authenticate, register the transfer of or exchange any Note or certain portions of a Note.
(11)    PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes.
(12)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without notice to or consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.
(13)    DEFAULTS AND REMEDIES. Except as set forth in Section 6.02 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due or payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies with respect to the Note Collateral, in accordance with the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement.

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(14)    TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, or its Affiliates, and may otherwise deal with the Issuer, or its Affiliates, as if it were not the Trustee.
(15)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes, the Indenture and the Notes Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(16)    AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or another Authenticating Agent.
(17)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE (OTHER THAN THE PROVISIONS RELATING TO THE MEETING OF HOLDERS OF NOTES FOLLOWING THE BELGIAN ISSUER ACCESSION) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE APPLICATION OF THE PROVISIONS OF ARTICLES 84 TO 94-8 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS EXPRESSLY EXCLUDED.
(18)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(19)    COMMON CODE AND ISIN. The Issuer has caused Common Codes or ISIN numbers to be printed on the Notes and the Trustee shall use such Common Code or ISIN numbers in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.
(20)    COPY OF INDENTURE AND OTHER AGREEMENTS. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Transaction Documents, as applicable. Requests may be made to Telenet Finance Luxembourg Notes S.à r.l., at 2, rue Peternelchen, L-2370 Howald, Grand-Duchy of Luxembourg.

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
________________________________________________________________________ (Insert assignee’s legal name)
_________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (Print or type assignee’s name, address and zip code)
and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:    _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, check the appropriate box below:
Ø Section 4.09
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
[€][$]_______________

Date:    _______________
Your Signature:
(Sign exactly as your name appears
on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EU-DOCS\19827003.7

SCHEDULE A
EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The initial principal amount of this Global Note is [€][$] _______________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Paying and Domiciliary Agent

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SCHEDULE B
FORM OF NOTE ACCESSION AGREEMENT TO GLOBAL NOTE

This ACCESSION AGREEMENT (this “Agreement”), dated as of ___________, is made by Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 2, rue Peternelchen, L-2370 Howald, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B219682 (the “Initial Issuer”), ___________ (the “Belgian Issuer”) and The Bank of New York Mellon, London Branch, as the Trustee (“Trustee”), under the Note referred to below.
WHEREAS, the Initial Issuer has heretofore executed and delivered one or more global notes (each a “Global Note”), dated as of             , pursuant to the terms of the Indenture dated as of December 13, 2017 among the Initial Issuer and the Trustee, among others (the “Indenture”), providing for the issuance of [€][$]             in aggregate principal amount of [5.500% Senior Secured Notes due 2028][3.500% Senior Secured Notes due 2028].
WHEREAS, each Global Note provides that under certain circumstances the Belgian Issuer shall execute and deliver to the Trustee this Agreement pursuant to which the Belgian Issuer shall accede to such Global Note, as Belgian Issuer, and assume all of the obligations of Initial Issuer under each such Global Note and the Indenture.
WHEREAS, each Global Note provides that upon the execution and delivery of this Agreement, the Initial Issuer shall be released from its obligations under such Global Note and the Indenture.
WHEREAS, pursuant to Clause (v) of each Global Note, the Trustee is authorized to execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Initial Issuer, the Belgian Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Indenture.

2.    AGREEMENT TO ACCEDE. The Belgian Issuer hereby agrees to accede, as Issuer, to the Global Notes on the terms and conditions set forth in this Agreement and the Global Notes. In particular connection with such succession, the Belgian Issuer agrees (a) to be bound by all of the covenants, stipulations, promises and agreements set forth in the Global Notes and (b) to perform in accordance with its terms all of the obligations which by the terms of the Global Notes are required to be performed by the Initial Issuer.

3.    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

4.    COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

5.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

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6.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Initial Issuer or the Belgian Issuer.

7.    RATIFICATION OF GLOBAL NOTES AND THE INDENTURE; ACCESSION AGREEMENT PART OF GLOBAL NOTE AND THE INDENTURE. Except as expressly amended hereby, each Global Note and the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Global Notes and the Indenture for all purposes.

8.    SUCCESSORS. All covenants and agreements in this Agreement by the parties hereto shall bind their successors.

(Signature page to follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and attested, as of the date first above written.
TELENET FINANCE LUXEMBOURG NOTES S.À R.L.,
as the Initial Issuer

By:
Name:
Title:

__________________________
as the Belgian Issuer
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee
By:

Name:

Title:

EU-DOCS\19827003.7

EXHIBIT B

FORM OF DEFINITIVE REGISTERED NOTE

[Face of Definitive Registered Note]

[5.500]% Senior Secured Notes due 2028]
[3.500% Senior Secured Notes due 2028]
[€][$]_______________
TELENET FINANCE LUXEMBOURG NOTES S.À R.L.
Registered office at 2, rue Peternelchen
L-2370 Howald
Grand-Duchy of Luxembourg
RCS B219682

Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg and wholly owned by Telenet International Finance S.à r.l., a private limited liability company, société à responsabilité limitée, for value received, promises to pay to ________________________ or registered assigns, upon surrender hereof, the principal sum of ______________________________ [euros][US dollars] ([€][$] _______________ ) on March 1, 2028.
Capitalized terms used herein shall have the same meanings assigned to them in the Indenture referred to below unless otherwise indicated.
Interest Payment Dates: January 15 and July 15, commencing [ ˜ ].
Regular Record Dates: January 1 and July 1 immediately preceding the related interest payment date.
Upon the consummation of the Belgian Issuer Accession, the Belgian Issuer, the Initial Issuer and the Trustee will execute and deliver an accession agreement (a “Note Accession Agreement”) in form and substance substantially similar to Schedule B hereto pursuant to which (i) the Belgian Issuer will accede to this Note and assume all obligations of the Initial Issuer as Issuer under this Note and (ii) the Initial Issuer will be released from its obligations under this Note.
Additional provisions of this Note are set forth on the other side of this Note.

(Signature pages to follow)

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IN WITNESS WHEREOF, Telenet Finance Luxembourg Notes S.à r.l. has caused this Note to be signed manually by its duly authorized officer.
Dated:
[TELENET FINANCE LUXEMBOURG NOTES S.À R.L.
AS ISSUER

By:
    Name:
    Title:]

[[BELGIAN ISSUER]
AS ISSUER

By:
    Name:
    Title:]

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Certificate of Authentication

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
    Authorized Signatory

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[5.500% SENIOR SECURED NOTES DUE 2028]
[3.500% SENIOR SECURED NOTES DUE 2028]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF, AND RULES 2a51-1, 2a51-2 AND 2a51-3 UNDER, THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) (OR A TRANSFEREE THEREOF THAT IS IDENTIFIED IN RULES 3C-5 AND 3C-6 UNDER THE 1940 ACT) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER WAS, OR ANY AFFILIATES OF THE ISSUER WERE, THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF, AND RULES 2a51-1, 2a51-2 AND 2a51-3 UNDER, THE 1940 ACT) (OR A TRANSFEREE THEREOF THAT IS IDENTIFIED IN RULES 3C-5 AND 3C-6 UNDER THE 1940 ACT) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS ALSO A QUALIFIED PURCHASER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. ADDITIONALLY, THE HOLDER OF THIS NOTE MAY NOT TRANSFER THIS NOTE TO ANY PERSON OR ENTITY THAT IS NOT LISTED IN ARTICLE 4 OF THE BELGIAN ROYAL DECREE OF MAY 26, 1994.
BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTE REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY

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INTEREST HEREIN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (II) AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (THE “CODE”), APPLIES, (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA)) BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF (I), (II) AND (III), A “BENEFIT PLAN INVESTOR”), OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR ANY SUCH GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) (I) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS), AND (II) IF IT IS A PLAN WHICH IS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT OF THE ISSUER AND ITS AFFILIATES, WHICH PLAN FIDUCIARY (1) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTES, (2) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER (IN THE CASE OF A HOLDER OR TRANSFEREE WHICH IS AN IRA), (3) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTES, (4) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH PLAN IN THE NOTES, AND (5) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL; PROVIDED, HOWEVER, THAT PLANS WILL NOT BE DEEMED TO MAKE THE REPRESENTATIONS IN THIS CLAUSE 1(B)(II) TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED; AND (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975 OF THE CODE OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE ACQUIRER OR TRANSFEREE IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE NOTE, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE NOTE, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE ACQUIRER OR TRANSFEREE IN CONNECTION WITH THE NOTE AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE NOTE.
THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE GOVERNING THE NOTES, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS A U.S. PERSON AND IS NOT BOTH (A) A QUALIFIED PURCHASER AND (B) A QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

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[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(i)    INTEREST. Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg (the “Issuer”) and wholly owned by Telenet International Finance S.à r.l., a private limited liability company, société à responsabilité limitée, promises to pay interest on the principal amount of this [Dollar Note at 5.500%][Euro Note at 3.500%] per annum from the date of issuance until maturity and shall pay the Additional Amounts payable pursuant to Section 4.15 of the Indenture referred to below. The Issuer will pay interest and Additional Amounts semi-annually in arrears on January 15 and July 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [•]. The Issuer shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue principal and premium, if any, at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of (i) in the case of Dollar Notes, a 360-day year comprised of twelve 30-day months and (ii) in the case of Euro Notes, a 365-day or 366-day year (as applicable) and payable for the actual number of days elapsed.
(ii)    METHOD OF PAYMENT. The Issuer will pay cash interest on the Notes (except defaulted interest) and Additional Amounts to the Persons who are registered Holders of Notes at the close of business on January 1 and July 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Amounts, if any, and interest at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, payment of interest and Additional Amounts, if any, with respect to Definitive Registered Notes may be made by check mailed to the Holders at their addresses set forth in the Register of Holders; and provided further that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts on, all Global Notes and all Definitive Registered Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in [euros][U.S. dollars]. Holders must surrender Notes to a Paying Agent to collect principal and/or premium payments.
(iii)    PAYING AND DOMICILIARY AGENT, PAYING AGENT AND REGISTRAR. Initially, ING Bank SA/NV will act as Paying and Domiciliary Agent. The Bank of New York Mellon SA/NV, Luxembourg Branch will act as Registrar. The Issuer may change any Paying

EU-DOCS\19827003.7

and Domiciliary Agent, Paying Agent or Registrar without notice to any Holder. The Issuer may act as Registrar or Paying Agent.
(iv)    INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 13, 2017 (the “Indenture”), among, inter alios, the Issuer and the Trustee named therein. The terms of the Notes include those stated in the Indenture and the Notes are subject to all such terms of the Indenture. Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
(v)    NOTE ACCESSION AGREEMENT. The Trustee will sign any Note Accession Agreement authorized pursuant to this Note. In executing a Note Accession Agreement, the Trustee will be entitled to receive and will be fully protected in relying upon, in addition to the documents required by Section 12.03 of the Indenture, an Officer’s Certificate and Opinion of Counsel stating that the execution of such Note Accession Agreement is authorized or permitted by or not in breach of this Note and that such Note Accession Agreement is the legal, valid and binding obligation of each of the Initial Issuer and the Belgian Issuer enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Note and the Indenture. Upon the effectiveness of the Note Accession Agreement, the Initial Issuer shall be fully released from all of its obligations under the Notes and the Indenture.
(vi)    COLLATERAL SHARING AGREEMENT AND NOTES SECURITY DOCUMENTS. Each Holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, the Notes, the Collateral Sharing Agreement, any Additional Collateral Sharing Agreement and the Notes Security Documents, as the same may be amended from time to time. Each Holder, by accepting a Note, authorizes and directs the Security Trustee to, on such Holder’s behalf, (i) make all undertakings, representations, offers and agreements of the Security Trustee set forth, to the extent applicable, in the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement and (ii) take all actions called for to be taken by, or exercise all rights vested in, the Security Trustee in the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement. Each Holder, by accepting a Note, authorizes and requests the Security Trustee to (i) execute the Collateral Sharing Agreement and the Notes Security Documents, (ii) make all undertakings, representations, offers and agreements of the Security Trustee in the Collateral Sharing Agreement and the Notes Security Documents and (iii) take all actions called for to be taken by the Security Trustee in the Collateral Sharing Agreement and the Notes Security Documents.
(vii)    PAYING AND DOMICILIARY AGENCY AGREEMENT. Each Holder, by accepting a Note, authorizes and directs the Trustee to enter into the Paying and Domiciliary Agency Agreement.
(viii)    ADDITIONAL AMOUNTS. The Issuer will pay to the Holders of the Notes any Additional Amounts as may become payable under Section 4.15 of the Indenture.
(ix)    REDEMPTION AND REPURCHASE; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

(a)	This Note is subject to redemption, and may be the subject of an Asset Sale Offer, as further described in the Indenture. There is no sinking fund applicable to this Note.

(b)	If the Issuer deposits with the Trustee cash, Cash Equivalents or European Government Obligations or U.S. Government Obligations, as applicable, or a

EU-DOCS\19827003.7

combination thereof, in each case, denominated in euros or U.S. dollars, as applicable, in amounts sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of their obligations under certain provisions of the Indenture.
(x)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of (i) in the case of Euro Notes, €100,000 and in integral multiples of €100,000 in excess thereof and (ii) in the case of Dollar Notes, $200,000 and in integral multiples of $200,000 in excess thereof. The transfer of Notes will be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and opinions, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to authenticate, register the transfer of or exchange any Note or certain portions of a Note.
(xi)    PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes.
(xii)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without notice to or consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.
(xiii)    DEFAULTS AND REMEDIES. Except as set forth in Section 6.02 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due or payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies with respect to the Note Collateral, in accordance with the Notes Security Documents, the Collateral Sharing Agreement and any Additional Collateral Sharing Agreement.
(xiv)     TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, or its Affiliates, and may otherwise deal with the Issuer, or its Affiliates, as if it were not the Trustee.
(xv)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes, the Indenture and the Notes Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(xvi)    AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or another Authenticating Agent.
(xvii)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE (OTHER

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THAN THE PROVISIONS RELATING TO THE MEETING OF HOLDERS OF NOTES FOLLOWING THE BELGIAN ISSUER ACCESSION) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE APPLICATION OF THE PROVISIONS OF ARTICLES 84 TO 94-8 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS EXPRESSLY EXCLUDED.
(xviii)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(xix)    COMMON CODE AND ISIN. The Issuer has caused Common Codes or ISIN numbers to be printed on the Notes and the Trustee shall use such Common Code or ISIN numbers in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.
(xx)    COPY OF INDENTURE AND OTHER AGREEMENTS. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Notes Security Documents, the Senior Credit Facility, the Finco Accession Agreement and the Telenet Service Agreement or the New Telenet Service Agreement, as applicable. Requests may be made to Telenet Finance Luxembourg Notes S.à r.l., at 2, rue Peternelchen, L-2370 Howald, Grand-Duchy of Luxembourg.

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
_________________________________________________________________________
(Insert assignee’s legal name)
_________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (Print or type assignee’s name, address and zip code)
and irrevocably appoint _________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:    _______________
Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, check the appropriate box below:
Ø Section4.09
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
[€][$]______________

Date:    _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EU-DOCS\19827003.7

SCHEDULE B
FORM OF NOTE ACCESSION AGREEMENT TO DEFINITIVE REGISTERED NOTE

This ACCESSION AGREEMENT (this “Agreement”), dated as of ___________, is made by Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 2, rue Peternelchen, L-2370 Howald, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B219682 (the “Initial Issuer”), ___________ (the “Belgian Issuer”) and The Bank of New York Mellon, London Branch, as the Trustee (“Trustee”), under the Note referred to below.
WHEREAS, the Initial Issuer has heretofore executed and delivered one or more definitive registered notes (each a “Definitive Registered Note”), pursuant to the terms of the Indenture dated as of December 13, 2017 among the Initial Issuer and the Trustee, among others (the “Indenture”), providing for the issuance of [€][$]             in aggregate principal amount of 3.500% Senior Secured Notes due 2028][$             in aggregate principal amount of 5.500% Senior Secured Notes due 2028].
WHEREAS, each Definitive Registered Note provides that under certain circumstances the Belgian Issuer shall execute and deliver to the Trustee this Agreement pursuant to which the Belgian Issuer shall accede to such Definitive Registered Note, as Belgian Issuer, and assume all of the obligations of Initial Issuer under each such Definitive Registered Note and the Indenture.
WHEREAS, each Definitive Registered Note provides that upon the execution and delivery of this Agreement, the Initial Issuer shall be released from its obligations under such Definitive Registered Note and the Indenture.
WHEREAS, pursuant to Clause (v) of each Definitive Registered Note, the Trustee is authorized to execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Initial Issuer, the Belgian Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Indenture.

2.    AGREEMENT TO ACCEDE. The Belgian Issuer hereby agrees to accede, as Issuer, to the Definitive Registered Notes on the terms and conditions set forth in this Agreement and the Definitive Registered Notes. In particular connection with such succession, the Belgian Issuer agrees (a) to be bound by all of the covenants, stipulations, promises and agreements set forth in the Definitive Registered Notes and (b) to perform in accordance with its terms all of the obligations which by the terms of the Definitive Registered Notes are required to be performed by the Initial Issuer.

3.    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

EU-DOCS\19827003.7

4.    COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

5.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Initial Issuer or the Belgian Issuer.

7.    RATIFICATION OF DEFINITIVE REGISTERED NOTES AND THE INDENTURE; ACCESSION AGREEMENT PART OF DEFINITIVE REGISTERED NOTE AND THE INDENTURE. Except as expressly amended hereby, each Definitive Registered Note and the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Definitive Registered Notes and the Indenture for all purposes.

8.    SUCCESSORS. All covenants and agreements in this Agreement by the parties hereto shall bind their successors.

(Signature page to follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and attested, as of the date first above written.

TELENET FINANCE LUXEMBOURG NOTES S.À R.L.,
as the Initial Issuer

By:
Name:
Title:

__________________________
as the Belgian Issuer
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee
By:

Name:

Title:

EU-DOCS\19827003.7

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Telenet Finance Luxembourg Notes S.à r.l.
2, rue Peternelchen
L-2370 Howald
Grand-Duchy of Luxembourg
RCS B219682

The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom
Attention: Corporate Trust Administration

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building – Polaris
2-4 rue Eugene Ruppert
L-2453 Luxembourg
Luxembourg
Attention: New Issues

ING Belgium SA/NV
Avenue Marnix 24
B-100 Brussels
Belgium
Attention: Legal FM

Re: $1,000,000,000 5.500% Senior Secured Notes due 2028 / €600,000,000 3.500% Senior Secured Notes due 2028
Reference is hereby made to the Indenture, dated as of December 13, 2017 (the “Indenture”), among, inter alios, Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg, as issuer, and The Bank of New York Mellon, London Branch, as Trustee and Security Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [€][$]___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ONLY ONE]
1. Check if Transfer Is Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to

EU-DOCS\19827003.7

which such Person exercises sole investment discretion, and such Person and each such account is a (i) a "Qualified Purchaser" (as defined in Section 2(a)(51) of, and Rules 2a51-1, 2a51-2 and 2a51-3 under the 1940 Act (or a transferee thereof) that is identified in Rules 3c-5 and 3c-6 under the 1940 Act; and (ii) “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the 144A Definitive Registered Note and in the Indenture and the U.S. Securities Act.
2. Check if Transfer Is Pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 and Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) for purposes of (1) a transaction executed pursuant to Rule 903, the transaction was executed in, or through a physical trading floor of an established foreign securities exchange that is located outside of the United States, or (2) a transaction executed pursuant to Rule 904, the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S under the U.S. Securities Act; and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book‑Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee and the Issuer and the Trustee are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

    [Insert Name of Transferor]

By:
Name:
Title:
Dated: _______________________

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ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE]
(a)      a Book‑Entry Interest held through X Account No._______, Euroclear Account No.__________ or Clearstream Banking Account No.____________, in the:
(i)     144A Global Note ( Common Code/ ISIN _________), or
(ii)     Regulation S Global Note (Common Code / ISIN _________), or
(b)     a 144A Definitive Registered Note; or
(c)     a Regulation S Definitive Registered Note.

2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)     a Book‑Entry Interest through X Account No._______, Euroclear Account No._____________ or Clearstream Banking Account No. __________ in the:
(i)     144A Global Note (Common Code / ISIN _________), or
(ii)     Regulation S Global Note (Common Code / ISIN _________), or
(b)     a 144A Definitive Registered Note; or
(c)     a Regulation S Definitive Registered Note,
in accordance with the terms of the Indenture.

Note: Only holders of Book-Entry Interests held in a Euroclear Account or Clearstream Banking Account shall be entitled to transfer their Book-Entry Interests to Definitive Registered Notes in accordance with the terms of the Indenture.

EU-DOCS\19827003.7

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE
Telenet Finance Luxembourg Notes S.à r.l.
2, rue Peternelchen
L-2370 Howald
Grand-Duchy of Luxembourg
RCS B219682
The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom
Attention: Corporate Trust Administration

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building – Polaris
2-4 rue Eugene Ruppert
L-2453 Luxembourg
Luxembourg
Attention: New Issues

ING Belgium SA/NV
Avenue Marnix 24
B-100 Brussels
Belgium
Attention: Legal FM

Re: $1,000,000,000 5.500% Senior Secured Notes due 2028 / €600,000,000 3.500% Senior Secured Notes due 2028
Reference is hereby made to the Indenture, dated as of December 13, 2017 (the “Indenture”), among, inter alios, Telenet Finance Luxembourg Notes S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg, as issuer (the “Issuer”), and The Bank of New York Mellon, London Branch, as Trustee and Security Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [€]/[$] ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
(a) Check if Exchange is Book-Entry Interest in a Global Note to Definitive Registered Note. In connection with the Exchange of the Owner’s Book‑Entry Interest held in Euroclear and/or Clearstream (as Participants in the X/N Clearing System) in the Global Note for a Definitive Registered Note with an equal principal amount, the Owner hereby certifies that the Definitive Registered Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

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(b) Check if Exchange is from Definitive Registered Note to Book-Entry Interest in a Global Note. In connection with the Exchange of the Owner’s Definitive Registered Note for a Book-Entry Interest in the [CHECK ONE],
144A Global Note
Regulation S Global Note
with an equal principal amount, the Owner hereby certifies (i) the Book-Entry Interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the U.S. Securities Act, and in compliance with any applicable securities laws of any applicable jurisdiction. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Note and in the Indenture and the U.S. Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee and the Issuer and the Trustee are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

    [Insert Name of Owner]

By:
Name:
Title:
Dated: ______________________

EU-DOCS\19827003.7

ANNEX A TO CERTIFICATE OF EXCHANGE
1.    The Owner owns and proposes to exchange the following:
[CHECK ONE]
(a)     a Book‑Entry Interest held through X Account No.____________, Euroclear Account No.__________ or Clearstream Banking Account No.____________, in the:
(i)     144A Global Note (Common Code / ISIN _________), or
(ii)     Regulation S Global Note (Common Code / ISIN _________), or
(b)     a 144A Definitive Registered Note.
(c)     a Regulation S Definitive Registered Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)     a Book‑Entry Interest through X Account No.____________, Euroclear Account No._____________ or Clearstream Banking Account No.__________ in the:
(i)     144A Global Note (Common Code / ISIN _________), or
(ii)     Regulation S Global Note (Common Code / ISIN _________), or
(b)     a 144A Definitive Registered Note; or
(c)     a Regulation S Definitive Registered Note,
in accordance with the terms of the Indenture.

Note: Only holders of Book-Entry Interests held in a Euroclear Account or Clearstream Banking Account shall be entitled to transfer their Book-Entry Interests to Definitive Registered Notes in accordance with the terms of the Indenture.

EU-DOCS\19827003.7

Exhibit E
FORM OF ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Agreement”), dated as of ___________, is made by Telenet Finance Luxembourg Notes S.à r.l. (the “Initial Issuer”), ___________ (the “Belgian Issuer”) and The Bank of New York Mellon, London Branch, as the Trustee (“Trustee”), under the Indenture referred to below.
WHEREAS, the Initial Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 13, 2017, providing for the issuance of $1,000,000,000 in aggregate principal amount of 5.500% Senior Secured Notes due 2028 (the “Dollar Notes”) and €600,000,000 in aggregate principal amount of 3.500% Senior Secured Notes due 2028 (the “Euro Notes“ and together with the Dollar Notes, the “Notes”).

WHEREAS, the Indenture provides that under certain circumstances the Belgian Issuer shall execute and deliver to the Trustee this Agreement pursuant to which the Belgian Issuer shall accede to the Indenture, as issuer, and assume all of the obligations of the Initial Issuer under the Indenture and the Notes.

WHEREAS, the Indenture provides that upon the execution and delivery of this Agreement, the Initial Issuer shall be released from its obligations under the Indenture and the Notes.

WHEREAS, pursuant to Section 8.01(a) of the Indenture, the Trustee is authorized to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Fold-Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Indenture.

2.    AGREEMENT TO ACCEDE. The Belgian Issuer hereby agrees to accede to the Indenture, as issuer, on the terms and conditions set forth in this Agreement and the Indenture. In particular connection with such succession, the Belgian Issuer agrees (a) to be bound by all of the covenants, stipulations, promises and agreements set forth in the Indenture and (b) to perform in accordance with its terms all of the obligations which by the terms of the Indenture are required to be performed by the Initial Issuer.

3.    NOTICES. The notice provisions for the “Issuer” in Section 12.01 of the Indenture are hereby amended to the following to reflect the Belgian Issuer’s details:

Telenet Finance Luxembourg Notes S. à r. l.
2, rue Peternelchen
L-2370 Howald
Luxembourg
Fax: +352 268 47099
Attention: the Managers

E-1

EU-DOCS\19827003.7

4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

5.    COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Initial Issuer and the Belgian Issuer.

8.    RATIFICATION OF GLOBAL NOTES AND THE INDENTURE; ACCESSION AGREEMENT PART OF GLOBAL NOTE AND THE INDENTURE. Except as expressly amended hereby, each Global Note and the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Global Notes and the Indenture for all purposes.

9.    SUCCESSORS. All covenants and agreements in this Agreement by the parties hereto shall bind their successors.

(Signature page to follow)

E-2

EU-DOCS\19827003.7

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and attested, as of the date first above written.

TELENET FINANCE LUXEMBOURG NOTES S.À R.L.,
as the Initial Issuer

By:
Name:
Title:

__________________________
as the Belgian Issuer
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
Name:
Title:

E-3

EU-DOCS\19827003.7